Filed pursuant to Rule 424(b)(5)

Registration Number 333-217421

PROSPECTUS SUPPLEMENT TO SEC BASE PROSPECTUS DATED July 5, 2017

Japan Bank for International Cooperation

(Incorporated under the Japan Bank for International Cooperation Act)

U.S.$2,500,000,000 0.625% Guaranteed Bonds Due 2025

Unconditionally and Irrevocably Guaranteed

as to Payment of Principal and Interest by

Japan

We will pay interest on the $2,500,000,000 0.625% guaranteed bonds due 2025 (the “bonds”) semi-annually in arrears in equal payments on January 15 and July 15 of each year, commencing January 15, 2021. The bonds will mature on July 15, 2025. We may redeem all, but not less than all, of the bonds in the event of certain tax law changes. The redemption terms are described in this prospectus supplement dated July 8, 2020 (this “Supplement”) under “Description of the Bonds and Guarantee—Redemption”. The bonds will be issued only in registered form in denominations of $200,000 and integral multiples of $2,000 in excess thereof. See “Description of the Bonds and Guarantee”.

As provided under the heading “Luxembourg Stock Exchange Approved Prospectus” on page S-5 of this Supplement, subject to approval by the Luxembourg Stock Exchange, certain parts (but not all) of this Supplement and the accompanying prospectus dated July 5, 2017 starting after page S-68 (the “SEC Base Prospectus”), as well as the documents incorporated by reference into this Supplement or the SEC Base Prospectus, constitute a prospectus for the purposes of the Luxembourg act dated July 16, 2019 (the “Luxembourg Act”). The parts of this Supplement and the SEC Base Prospectus and those documents incorporated by reference into this Supplement that together constitute a “prospectus” for the purposes of the Luxembourg Act are referred to herein as the “LSE Approved Prospectus” and are identified under the heading “Luxembourg Stock Exchange Approved Prospectus” on page S-5 of this Supplement.

Application has been made to admit the bonds to the official list of the Luxembourg Stock Exchange and application has been made to admit the bonds to trading on the Luxembourg Stock Exchange’s Euro MTF Market (the “Euro MTF Market”). The Euro MTF Market is not a regulated market for the purposes of the Markets in Financial Instruments Directive 2014/65/EU (as amended or superseded, “MiFID II”). References in this prospectus to the bonds being “listed” (and all related references) shall mean that the bonds have been admitted to the official list of the Luxembourg Stock Exchange and admitted to trading on the Euro MTF Market.

Neither the United States Securities and Exchange Commission (the “Commission”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Supplement or the SEC Base Prospectus. Any representation to the contrary is a criminal offense.

Prospective investors should consider carefully the factors described under the section headed “Risk Factors ” in this Supplement.

	Per Bond	Total
Price to Public(1)	99.882%	$2,497,050,000
Underwriting Discount	0.125%	$3,125,000
Proceeds, before expenses, to JBIC(1)(2)	99.757%	$2,493,925,000

(1)	Plus accrued interest, if any, from July 15, 2020, if settlement occurs after that date.
(2)	See “Underwriting”.

The underwriters are offering the bonds subject to various conditions. The underwriters expect to deliver the bonds through the book-entry facilities of The Depository Trust Company (“DTC”), Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”), against payment on or about July 15, 2020.

Goldman Sachs International	Barclays	Morgan Stanley	Nomura

Prospectus Supplement dated July 8, 2020.

Supplement

SEC Base Prospectus

The bonds have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) and the bonds are subject to the Act on Special Measures Concerning Taxation of Japan (Act No. 26 of 1957, as amended). The bonds may not be offered or sold in Japan or to, or for the benefit of, residents of Japan or Japanese corporations, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act of Japan and any other applicable laws, regulations and ministerial guidelines of Japan (see “Underwriting” below). The bonds are not, as part of the distribution under the underwriting agreement at any time, to be offered or sold to, or for the benefit of, any person other than a beneficial owner that is, (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with JBIC (that is, in general terms, a person who directly or indirectly controls or is directly or indirectly controlled by, or is under direct or indirect common control with, JBIC) as described in Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation of Japan (a “Specially-Related Party of JBIC”) or (ii) a Japanese financial institution, designated in Article 6, Paragraph (9) of the Act on Special Measures Concerning Taxation of Japan. BY SUBSCRIBING FOR THE BONDS, AN INVESTOR WILL BE DEEMED TO HAVE REPRESENTED IT IS A PERSON WHO FALLS INTO THE CATEGORY OF (i) OR (ii) ABOVE.

In addition, interest payments on the bonds will generally be subject to Japanese withholding tax unless it is established that bonds are held by or for the account of a beneficial owner that is (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a Specially-Related Party of JBIC, (ii) a designated Japanese financial institution described in Article 6, Paragraph (9) of the Act on Special Measures Concerning Taxation of Japan which complies with the requirement for tax exemption under that paragraph, or (iii) a Japanese public corporation, financial institution or financial instruments business operator, etc. described in Article 3-3, Paragraph (6) of the Act on Special Measures Concerning Taxation of Japan which complies with the requirement for tax exemption under that paragraph.

You should rely only on the information contained or incorporated by reference in this Supplement and the SEC Base Prospectus and, for the purposes of the LSE Approved Prospectus, the documents incorporated by reference therein. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in the LSE Approved Prospectus or otherwise in this Supplement or the SEC Base Prospectus is accurate as of any date other than the date on the front page of this Supplement or, with respect to information incorporated by reference, as of the date of such information.

In this Supplement, “we”, “our”, “us” and “JBIC” refer to Japan Bank for International Cooperation.

The spot buying rate for U.S. dollars quoted on the Tokyo foreign exchange market on July 8, 2020, as reported by the Bank of Japan (the “BOJ”) at 5:00 p.m., Tokyo time, was ¥107.48 = $1.00, and the noon buying rate on July 2, 2020 for cable transfers in New York City payable in yen, as reported by the Federal Reserve Bank of New York, was $1.00 = ¥107.55.

References in this Supplement to Japanese fiscal years (“JFYs”) are to 12-month periods commencing in each case on April 1 of the year indicated and ending on March 31 of the following year. References to years not specified as being JFYs are to calendar years. References to “¥”or “yen” are to Japanese yen and references to “$” are to U.S. dollars.

The distribution of this Supplement and the SEC Base Prospectus and the offering of the bonds in certain jurisdictions may be restricted by law. The bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”) or in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended or superseded, the “PRIIPs Regulation”) for offering or selling the bonds or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the bonds or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPs Regulation. This Supplement and the SEC Base Prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting”.

This Supplement and the SEC Base Prospectus have been prepared on the basis that all offers of bonds in any Member State of the EEA or in the United Kingdom will be made pursuant to an exemption under the Prospectus Regulation from the requirement to produce and publish a prospectus for offers of the bonds. Accordingly, any person making or intending to make any offer in a Member State or in the United Kingdom of the bonds which are the subject of the placement referred to in this Supplement and the SEC Base Prospectus may only do so in circumstances in which no obligation arises for JBIC or the underwriters to produce and publish a prospectus pursuant to Article 3 of the Prospectus Regulation, or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in relation to such offer. Neither JBIC, Japan nor the underwriters have authorized, nor do they authorize, the making of any offer of the bonds in circumstances in which an obligation arises for JBIC or the underwriters to publish a prospectus or supplement a prospectus for such offer. JBIC and Japan have not authorized and do not authorize the making of any offer of the bonds through any financial intermediary, other than offers made by the underwriters resulting in sales constituting the final placement of the bonds contemplated in this Supplement and the SEC Base Prospectus.

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the bonds has led to the conclusion that: (i) the target market for the bonds is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the bonds to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the bonds (a “distributor”), should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the bonds (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

In the United Kingdom, this Supplement and the SEC Base Prospectus are only being distributed to and are only directed at persons who (i) have professional experience in matters relating to investments who fall within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended or superseded, the “Order”); (ii) are persons who fall within Article 49(2)(a)-(d) of the Order; or (iii) are persons to whom an invitation or inducement to engage in an investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (as amended, “FSMA”)) in connection with the issue or sale of any bonds may otherwise be lawfully communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). In the United Kingdom this Supplement and the SEC Base Prospectus and any of their contents are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this Supplement and the SEC Base Prospectus relate is available only to relevant persons and will be engaged in only with relevant persons.

In connection with the issue of the bonds, Nomura International plc (the “Stabilizing Manager”) (or any persons acting on behalf of the Stabilizing Manager) may over-allot the bonds or effect transactions with a view to supporting the market price of the bonds at a level higher than that which might otherwise prevail. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the bonds is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the bonds and 60 days after the date of the allotment of the bonds. Any stabilization action or over-allotment must be conducted by the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) in accordance with all applicable laws and rules.

Luxembourg Stock Exchange Approved Prospectus

Subject to approval by the Luxembourg Stock Exchange, this Supplement and the SEC Base Prospectus starting after page S-68 including the following documents incorporated by reference:

•	the Annual Report on Form 18-K of Japan for the year ended March 31, 2019 (the “Japan 18-K 2019”);

•	JBIC’s Annual Report on Form 18-K for the year ended March 31, 2019 (the “JBIC 18-K 2019”) which is otherwise incorporated into this Supplement and the SEC Base Prospectus;

•	Amendment No. 1 to the JBIC 18-K 2019 which is otherwise incorporated into this Supplement and the SEC Base Prospectus;

•	Amendment No. 2 to the JBIC 18-K 2019 which is otherwise incorporated into this Supplement and the SEC Base Prospectus; and

•	Amendment No. 3 to the JBIC 18-K 2019 which is otherwise incorporated into this Supplement and the SEC Base Prospectus.

but excluding the following:

•	the section “Where You Can Find More Information” in the SEC Base Prospectus,

together comprise the LSE Approved Prospectus and for the purpose of giving information with regard to us, Japan and our bonds which, according to the particular nature of us, Japan and our bonds, is necessary to enable investors to make an informed assessment of our and Japan’s assets and liabilities, financial position, profit and losses and prospects, and of the rights attaching to our bonds and the guarantee. This LSE Approved Prospectus may only be used for this foregoing purpose.

Responsibility for Statements

We accept responsibility for the information contained in the LSE Approved Prospectus. To the best of our knowledge (having taken all reasonable care to ensure that such is the case) the information contained in the LSE Approved Prospectus is in accordance with the facts and contains no omission likely to affect its import.

Japan accepts responsibility for the information contained in the LSE Approved Prospectus relating to Japan and the guarantee. To the best of Japan’s knowledge (having taken all reasonable care to ensure that such is the case) the information contained in the LSE Approved Prospectus relating to Japan and the guarantee is in accordance with the facts and contains no omission likely to affect its import.

FOREIGN EXCHANGE CONSIDERATIONS

For an investor that is not resident in the United States or does not conduct business or activities in the United States, an investment in the bonds, which are denominated in, and all payments in respect of which are to be made in, U.S. dollars entails significant risks not associated with a similar investment in a security denominated in the investor’s home currency (i.e., the currency of the country in which the investor is resident or the currency in which the investor conducts its business or activities). These include the possibility of:

•	significant changes in rates of exchange between the home currency and the U.S. dollar; and

•	the imposition or modification of foreign exchange controls with respect to the U.S. dollar.

We have no control over a number of factors affecting this type of bond, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results. In recent years, rates of exchange for certain currencies, including the U.S. dollar, have been volatile and this volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative of fluctuations in the rate that may occur during the term of the bonds. Depreciations of the U.S. dollar against the investor’s home currency could result in a decrease in the investor’s effective yield of the bonds below the coupon rate, and in certain circumstances, could result in a loss to such purchaser on a home currency basis.

The description of foreign currency risks does not describe all the risks of an investment in securities denominated in a currency other than your home currency. Prospective investors should consult their own financial and legal advisors as to the risks involved in an investment in such bonds.

FORWARD-LOOKING STATEMENTS

This Supplement and the SEC Base Prospectus (including the documents incorporated by reference herein and therein) include forward-looking statements. Forward-looking statements are statements that are not historical facts, including statements about beliefs and expectations, and generally can be identified by the use of forward-looking terminology such as “may”, “will”, “expect”, “intend”, “plan”, “estimate”, “anticipate”, “believe”, “continue”, “could”, “should”, “would” or similar terminology. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any of such statements in light of new information or future events. Forward-looking statements involve inherent risks and uncertainties, including but not limited to those discussed under “Risk Factors” and elsewhere in this Supplement and the SEC Base Prospectus (including the documents incorporated by reference herein and therein), and actual results may differ materially from those expressed or implied in any forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements.

INCORPORATION BY REFERENCE

The Japan 18-K 2019, JBIC 18-K 2019, Amendment No. 1 to the JBIC 18-K 2019, Amendment No. 2 to the JBIC 18-K 2019 and Amendment No. 3 to the JBIC 18-K 2019 (containing information on certain developments in relation to JBIC) are hereby incorporated by reference and form part of this Supplement.

Any statement contained in a document which is incorporated by reference in the LSE Approved Prospectus or otherwise in this Supplement or the SEC Base Prospectus shall be deemed to be modified or superseded for the purpose of the LSE Approved Prospectus or this Supplement to the extent that a statement contained herein or another document incorporated by reference herein modifies or supersedes such earlier statement (whether expressly, by implication or otherwise). Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the LSE Approved Prospectus or this Supplement. Copies of the documents incorporated by reference in the LSE Approved Prospectus or otherwise in this Supplement or the SEC Base Prospectus are available free of charge at the office of the fiscal agent in London, and will also be available at the website of the Luxembourg Stock Exchange (www.bourse.lu).

The following audited financial statements of JBIC for the fiscal year ended March 31, 2019, prepared in accordance with accounting principles generally accepted in Japan (“Japanese GAAP”), appear on the pages of the JBIC 18-K 2019 as set forth below:

(a) Consolidated statements of operations	Set forth on page 3 of Exhibit 2 of the JBIC 18-K 2019
(b) Consolidated balance sheets	Set forth on page 2 of Exhibit 2 of the JBIC 18-K 2019
(c) Consolidated statements of cash flows	Set forth on page 7 of Exhibit 2 of the JBIC 18-K 2019

For the purposes of the LSE Approved Prospectus, the information incorporated by reference from the Japan 18-K 2019 includes the following items in relation to Japan (the page numbers below are those of Exhibit 1 to such Annual Report):

Items	Japan 18-K 2019 - Exhibit 1 (Description of Japan)
Geographical location and legal form	“General—Area and Population”, “General—Government” and “General—Political Parties” on pages 4-5

Description of the economy	“The Economy” on pages 8-19

Description of the political system and government	“General—Government”, “General—Political Parties” and “General—Leadership” on pages 4-5

Tax and budgetary systems	“Government Finance” on pages 30-36

Gross public debt and debt record	“Debt Record”, “Japan’s Public Debt”, “Internal Debt” and “External Debt” on pages 36-42

Foreign trade and balance of payments	“Foreign Trade and Balance of Payments—Foreign Trade” and “Foreign Trade and Balance of Payments—Balance of Payments” on pages 20-23

Foreign exchange reserves	“Foreign Trade and Balance of Payments—Balance of Payments—Official Reserve Assets” on page 23

Financial position and resources	“Government Finance” on pages 30-36

Income and expenditure figures	“Government Finance” on pages 30-36

Auditing Procedures	“Government Finance—Revenues, Expenditures and Budgets” on pages 30-34

INTRODUCTION

The following is an abstract of certain information contained elsewhere in this Supplement or the SEC Base Prospectus or incorporated by reference herein. More detailed information is contained elsewhere in this Supplement or the SEC Base Prospectus or incorporated by reference herein. You should read carefully this entire Supplement, the SEC Base Prospectus and the other documents we refer to for a complete understanding of this offering.

Issuer	Japan Bank for International Cooperation.

Issue Date	The issue date is July 15, 2020.

Securities Offered	$2,500,000,000 principal amount of 0.625% Guaranteed Bonds Due 2025.

Guarantee	Payments of principal of and interest on the bonds are unconditionally and irrevocably guaranteed by Japan.

Maturity Date	July 15, 2025

Interest Payment Dates	Semi-annually on January 15 and July 15 of each year, commencing January 15, 2021.

Interest Rate	0.625% per annum, accruing from July 15, 2020. We will pay interest on the bonds semi-annually in arrears in equal payments. Whenever it is necessary to compute any amount of interest in respect of the bonds, that interest will be calculated on the basis of a 360-day year of twelve 30-day months.

Ranking	The bonds will be our direct, unsecured debt securities obligations and rank pari passu and be payable without any preference among themselves and at least equally with all of our other unsecured debt securities obligations from time to time outstanding, which rank senior to our unsecured general obligations not represented by debt securities, provided, however, that certain obligations in respect of national and local taxes and certain preferential rights granted by, among others, the Japanese Civil Code to certain specified types of creditors, such as preferential rights of employees to wages, will have preference.

Additional Amounts	If certain taxes, as described under “Description of the Bonds and Guarantee”, are payable on the bonds, we will, subject to certain exceptions, pay such additional amounts on the bonds as will result, after deduction or withholding of such taxes, in the payment of the amounts that would have been payable on the bonds if no such deduction or withholding had been required. For further detail on the payment of these additional amounts, see “Description of the Bonds and Guarantee—Additional Amounts”.

Redemption	We may redeem all, but not less than all, of the bonds in the event of certain changes relating to Japanese taxation at 100% of the principal amount thereof plus accrued interest thereon and any additional amounts we are required to pay, as described under “Description of the Bonds and Guarantee—Redemption”.

Markets	We are offering the bonds for sale only in those jurisdictions other than Japan (subject to certain exceptions) where it is legal to make such offers. See “Underwriting” for a description of applicable selling restrictions.

Listing	We have applied to the Luxembourg Stock Exchange for the bonds to be listed on its official list and for the bonds to be admitted to trading on its Euro MTF Market.

Form and Settlement	All bonds will be in registered form, without interest coupons attached. Bonds held outside the United States, referred to as the international bonds, will be represented by beneficial interests in the international global bond, which will be registered in the name of the nominee of the common depositary for, and in respect of interests held through, Euroclear and Clearstream. Bonds held within the United States, referred to as the DTC bonds, will be represented by beneficial interests in one or more DTC global bonds, which will be registered in the name of Cede & Co., as the nominee of DTC. Except as described in this Supplement, beneficial interests in the global bonds will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC, Euroclear and Clearstream, and owners of beneficial interests in the global bonds will not be entitled to have bonds registered in their names, will not receive or be entitled to receive bonds in definitive form and will not be considered holders of bonds under the fiscal agency agreement relating to the bonds. The bonds will be sold only in denominations of $200,000 and integral multiples of $2,000 in excess thereof. For further information on book-entry procedures, see “Description of the Bonds and Guarantee—Form, Denominations and Registration”.

Investors electing to hold their bonds through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. The securities custody accounts of investors will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their bonds through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Bonds will be credited to the securities custody accounts of Euroclear holders and of Clearstream holders against payment in same-day funds on the settlement date. For information on secondary market trading, see “Global Clearance and Settlement—Secondary Market Trading”.

Fiscal Agent, Registrar, Principal Paying Agent and Transfer Agent	MUFG Bank, Ltd., London Branch, also acting through MUFG Union Bank, N.A.

The security numbers for the bonds are:

For the DTC global bond:

CUSIP No.:	471048 CJ5
ISIN:	US471048CJ53
Common Code:	220059391

For the international global bond:

ISIN:	XS2200153356
Common Code:	220015335

Legal Entity Identifier	549300TJ3QFYVCTSCJ29

RISK FACTORS

We believe that the following factors may affect our ability to fulfil our obligations under our bonds. All of these factors are contingencies which may or may not occur and we are not in a position to express a view on the likelihood of any such contingency occurring.

Factors which we believe may be material for the purpose of assessing the market risks associated with our bonds are also described below.

We believe that the factors described below represent the principal risks inherent in investing in our bonds. Prospective investors should carefully consider these factors in conjunction with the detailed information set out elsewhere in this Supplement and the SEC Base Prospectus (including any documents or information incorporated by reference herein) or, for the purposes of the LSE Approved Prospectus, the detailed information set out elsewhere in the LSE Approved Prospectus (including any documents incorporated therein), and reach their own views prior to making any investment decision.

Risks Relating to the Economic Impact of COVID-19 and the Japanese Economy in General

Prospective investors in our bonds should be aware of the challenges faced by the Japanese economy. The Japanese economy continues to face challenges due to uncertainty about the economic prospects of the world economy. In particular, recent global economic conditions have significantly weakened due to extensive disruptions in economic activity and volatility in financial markets caused by the outbreak and global spread of respiratory disease caused by a new strain of coronavirus, referred to as COVID-19, from December 2019 and the measures implemented in many countries to help contain the spread of the disease. In Japan, the central and local governments have imposed a number of such measures, including travel restrictions, school closures social distancing measures requesting residents to refrain from leaving their homes for non-essential activities and requesting certain businesses to close or restrict their operations. On April 7, 2020, the Prime Minister of Japan declared a state of emergency through May 6, 2020 covering Tokyo, Chiba, Kanagawa, Saitama, Osaka, Hyogo and Fukuoka prefectures, and further extended the state of emergency to cover all prefectures in Japan on April 16, 2020. Although the Prime Minister subsequently lifted the state of emergency for all prefectures during May 2020, the central and local governments continue to impose a number of measures, including travel restrictions, health and safety guidelines for businesses deemed particularly susceptible to infections and social distancing measures. In addition, the Prime Minister may declare a state of emergency again at any time based on certain factors, such as an increase in infection rates, which could lead to a renewed tightening of such measures. See “Recent Developments—Japan—General—Recent Public Health Developments” below. As a result of the COVID-19 outbreak and the measures implemented contain its spread, Japan and many other major economies reported economic contractions in the first quarter of 2020, and it is likely that the economic slowdown in Japan and many other major economies continued or worsened in the second quarter of 2020. The magnitude and duration of the economic impact of COVID-19 remains highly uncertain, and it is possible that the pandemic could result in a prolonged economic slowdown in Japan and globally, which could differ significantly in terms of severity and duration depending on the country. In addition, the Japanese economy is also exposed to challenges due to prolonged deflation as well as uncertainty relating to geopolitical conditions, including tensions with North Korea, continued instability in the Middle East and the impact of the United Kingdom leaving the European Union, as well as international trade relations and other factors.

Although the Japanese government and the BOJ are pursuing expansionary monetary, fiscal and economic measures in an effort to mitigate the impact of the COVID-19 outbreak, including emergency economic measures aimed at supporting businesses and individuals impacted by the outbreak and monetary easing measures implemented by the BOJ, such as the continuation of the BOJ’s negative interest rate policy and framework for quantitative and qualitative monetary easing first introduced in 2016, the effect of such measures remains unclear. In addition, increased spending for economic stimulus measures could negatively impact Japan’s fiscal condition due to higher levels of public debt. Partially in response to the planned increase in public spending in

Japan, on June 9, 2020, S&P Global Ratings lowered its outlook on Japan’s sovereign credit rating from positive to stable. Further challenges for the Japanese economy include volatile exchange rates and, over the long term, demographic challenges, such as an aging workforce and population decrease, and high levels of public debt and associated debt servicing payments. Further slowdowns in overseas economies and sharp fluctuations in the financial and capital markets also pose downside risks to the Japanese economy.

Risks Relating to Us

The Japan Bank for International Cooperation Act, as amended (the “JBIC Act”), requires the Japanese government, at all times, to hold the total number of outstanding shares of JBIC. JBIC’s operations, including appointment of directors, business plans and issuance of new debt securities, are subject to the supervision of the Japanese government. JBIC’s business operations are conducted in accordance with the Japanese government’s economic and other policies, including the provision of financial support in areas in which it is difficult for private financial institutions to provide on a commercial basis. Accordingly, JBIC’s business operations, results of operations and financial condition have been, and will continue to be, influenced by the Japanese government’s economic and other policies.

In particular, JBIC is subject to governmental regulation pursuant to the JBIC Act in addition to the Companies Act of Japan (Act No. 86 of 2005, as amended). In the future, if these laws are amended in a material way, the operations and other aspects of JBIC may be materially affected.

In addition, our business, financial condition and results of operations may be negatively affected by the spread of COVID-19 and the resulting impact on our borrowers and general economic conditions and financial markets.

Risks Relating to the Market Risk of Bonds Generally

Exchange rate risk

Prospective investors in our bonds should be aware that an investment in our bonds may involve exchange rate risks. Our bonds may be denominated in a currency other than the currency of the investor’s home jurisdiction and/or in a currency other than the currency in which an investor wishes to receive funds. Exchange rates between currencies are determined by factors of supply and demand in the international currency markets which are influenced by macro economic factors, speculation and central bank and government intervention (including the imposition of currency controls and restrictions). Fluctuations in exchange rates may affect the value of our bonds. See “Foreign Exchange Considerations”.

The secondary market generally

Our bonds may have no established trading market when issued, and one may never develop. If a market does develop, it may not be sufficiently liquid. Therefore, investors may not be able to sell their bonds easily or at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. Illiquidity may have a severely adverse effect on the market value of our bonds.

Risks Relating to our Bonds

Limited liquidity

The fact that our bonds may be listed does not necessarily assure liquidity. No assurance can be given that there will be a market for our bonds. If our bonds are not traded on any stock exchange, pricing information for such bonds may be more difficult to obtain, and the liquidity and market prices of such bonds may be adversely affected. The liquidity of our bonds may also be affected by restrictions on offers and sales of our bonds in some jurisdictions. The underwriters may from time to time make a market in our bonds but are under no obligation to do so and, if a market does develop, it may not continue until the maturity of all our bonds.

Bonds subject to optional redemption by us

Redemption of our bonds in circumstances of changes in applicable laws or treaties may limit their market value. During any period when we may elect to redeem our bonds, the market value of our bonds generally will not rise substantially above the price at which they can be redeemed.

RECENT DEVELOPMENTS

JBIC

The following information updates the information relating to JBIC in the JBIC 18-K 2019. The following section has been updated to reflect current information and has not been revised in its entirety.

JBIC Operations

Pursuant to a cabinet order that went into effect on January 29, 2020, the scope of JBIC’s operations relating to Export loans and Overseas Investment loans was expanded as follows:

•

Export Loans. The scope of eligible sectors for JBIC’s Export loans for the exports of Japanese products to developed countries was expanded to include hydrogen, electricity storage, airports, ports, manufacture of chemicals that use organic substances derived from plants, the development of the Internet and other advanced information and telecommunications networks.

•

Overseas Investment Loans. The scope of eligible sectors for JBIC’s Overseas Investment loans for projects in developed countries was expanded to include hydrogen, electricity storage, airports, ports and manufacture of chemicals that use organic substances derived from plants.

On January 30, 2020, JBIC established its Growth Investment Facility, which was announced as part of the “Comprehensive Economic Measures to Create a Future with Security and Growth” approved by the cabinet on December 5, 2019. The Growth Investment Facility expands JBIC’s Global Facility to Promote Quality Infrastructure Investment for Environmental Preservation and Sustainable Growth, or “QI-ESG”, which was launched in July 2018, to provide Japanese companies with support relating to overseas mergers and acquisitions as well as support for overseas expansion relating to restructuring of global value chains and the development of high-quality infrastructure. On April 30, 2020, as part of the emergency economic measures in response to the COVID-19 outbreak announced by the Prime Minister of Japan on April 20, 2020, JBIC expanded the operations of its Growth Investment Facility to permit financing to Japanese companies for eligible projects and investments in cases where the ability to obtain financing was affected by COVID-19 or where the project or investment is related to the prevention of COVID-19 or strengthening the response to infectious diseases in general including COVID-19. Eligible projects and investments under these newly expanded operations include overseas mergers and acquisitions, natural resources finance, restructuring of global value chains and projects and investments that contribute to the reduction of greenhouse gas emissions or protection of the environment.

Japan

The following information and tables update the information and tables relating to Japan in the Japan 18-K 2019. The following section has been updated to reflect current information and has not been revised in its entirety. In the following section, information pertaining to previous years is provided solely for your convenience.

GENERAL

Recent Public Health Developments

In December 2019, the emergence of COVID-19 was reported in Wuhan, Hubei Province, China and has subsequently spread throughout the world, including in Japan. On January 30, 2020, the World Health Organization declared COVID-19 a public health emergency of international concern and, on March 11, 2020, the World Health Organization declared COVID-19 a global pandemic. The COVID-19 outbreak is currently having an adverse impact on the global economy, the severity and duration of which is difficult to predict.

In order to slow the spread of COVID-19, the Japanese central and local governments have implemented a number of measures, including travel restrictions, school closures and social distancing measures. On April 7, 2020, the Prime Minister of Japan declared a state of emergency through May 6, 2020 covering Tokyo, Chiba, Kanagawa, Saitama, Osaka, Hyogo and Fukuoka prefectures, and further extended the state of emergency to cover all prefectures in Japan on April 16, 2020. On May 14, 2020, the state of emergency was lifted in all prefectures except for Hokkaido, Saitama, Chiba, Tokyo, Kanagawa, Kyoto, Osaka and Hyogo prefectures and, on May 21, 2020, the state of emergency was lifted in Kyoto, Osaka and Hyogo prefectures. On May 25, 2020, the state of emergency was lifted for all prefectures in Japan. During the state of emergency, individuals in the relevant prefectures were strongly advised to refrain from leaving their homes for non-essential activities and certain businesses in the relevant prefectures were advised to close or restrict their operations, although there were no penalties stipulated for failure to follow these advisory statements. Following the lifting of the state of emergency, the central and local governments continue to impose a number of measures, including travel restrictions, health and safety guidelines for businesses deemed particularly susceptible to infections and social distancing measures. The significant disruption in economic activity as a result of the COVID-19 outbreak and the measures taken in response to the outbreak have had a significant negative impact on overall economic conditions in Japan. According to the Monthly Economic Report published by the Cabinet Office of Japan for June 2020 published on June 19, 2020, although there are signs that the declining trend in economic conditions in Japan is starting to ease such as an increase in private consumption following the lifting of the state of emergency, economic conditions in Japan continue to be weak as a result of the COVID-19 outbreak, including decreases in exports, industrial production and corporate profits and weak business investment and employment conditions. The duration and extent of the economic impact of COVID-19 remain highly uncertain.

The Japanese government and the BOJ have announced a number of measures in response to the COVID-19 outbreak and its potential economic impact. For example, on March 16, 2020 and April 27, 2020, the BOJ announced additional monetary easing measures, including ensuring an ample supply of funds through purchases of Japanese government bonds and other measures, facilitating corporate financing including the introduction of new loan operations and active purchases of exchange-traded funds (“ETFs”) and Japan real estate investment trusts (“J-REITs”). See “Financial System—The Bank of Japan and Monetary Policy” below. In addition, on April 7, 2020, the Prime Minister of Japan announced proposed emergency economic measures, which were further revised on April 20, 2020, including (i) measures to prevent the spread of infection and secure resources and infrastructure for medical treatment, (ii) measures to protect employment and support businesses including ensuring the availability of interest-free, unsecured loans, deferral of national taxes and social security premiums for affected businesses and cash payments to all residents in Japan and small and medium-sized businesses affected by COVID-19, (iii) demand stimulus measures to be implemented after the outbreak is contained targeting affected industries such as tourism, transportation, food services and entertainment as well as regional economic development, (iv) measures to develop a resilient economic structure including support for development of business supply chains, support for agricultural exports and domestic supply and promotion of digital technologies in education and business and (v) securing contingency funds to address COVID-19. In connection with these measures, the Japanese government approved a supplementary budget on April 30, 2020, which includes an additional ¥25.7 trillion in budgeted spending that is planned to be financed through the issuance of additional government bonds. On June 12, 2020, the Japanese government approved a second supplementary budget that provides for an additional ¥31.9 trillion in budgeted spending for measures to mitigate the impact of the COVID-19 outbreak, including (i) enhancement of employment-related subsidies, (ii) enhancement of financial support for businesses, (iii) subsidies to assist small and medium-sized enterprises with rent payments, (iv) measures to support medical treatment providers, (v) certain other measures to support affected individuals and businesses and (iv) securing additional contingency funds to address COVID-19. The second supplementary budget is planned to be financed through the issuance of additional government bonds.

Area and Population

Japan has a total population of approximately 126 million (estimated as of June 1, 2020). It has one of the highest population densities in the world and approximately 24.0% of its people (estimated as of October 1,

2019) are concentrated in three metropolitan areas (Tokyo, Osaka and Nagoya). Japan’s rate of population decrease during the years 2015-2019 showed a decline rate of 0.7%. Japan’s population decreased 0.22% during the 12 months ended October 1, 2019.

Government

The legislative power in Japan is vested in the Diet, which currently consists of a House of Representatives having 465 members and a House of Councillors having 245 members. Members of both houses are elected by direct universal suffrage, except that some members of each house are elected by proportional representation. The power of the House of Representatives is superior to that of the House of Councillors in respect of approving certain matters including the national budget and electing the Prime Minister.

Political Parties

The following tables set forth the membership by political party of the House of Representatives as of June 17, 2020 and the House of Councillors as of July 2, 2020.

House of Representatives
Liberal Democratic Party	284
The Constitutional Democratic Party of Japan, Democratic Party For the People, The Reviewing Group on Social Security Policy, and the Independent	119
Komeito	29
Japanese Communist Party	12
Nippon Ishin (Japan Innovation Party)	11
The Party of Hope	2
Independents	8
Vacancies	0

Total	465

Source: House of Representatives.

House of Councillors
Liberal Democratic Party and Voice of The People	113
The Constitutional Democratic Party of Japan and Democratic Party For the People and The Shin-Ryokufukai and Social Democratic Party	60
Komeito	28
Nippon Ishin (Japan Innovation Party)	16
Japanese Communist Party	13
Okinawa Whirlwind	2
Reiwa Shinsengumi	2
Hekisuikai	2
Your Party	2
Independents	7
Vacancies	0

Total	245

Source: House of Councillors.

THE ECONOMY

General

The real GDP marked was relatively flat during JFY 2019 compared to JFY 2018, while the nominal GDP posted positive growth of 0.8% during JFY 2019 compared to JFY 2018. The Japanese Diet has passed comprehensive social security and tax reform, including an increase in the consumption tax rate from 5% to 8% in 2014, and from 8% to 10% in 2015. Accordingly, the consumption tax rate was increased to 8% in April 2014. The increase in the consumption tax rate from 8% to 10% was introduced in October 2019. Due in part to this increase in consumption tax, real GDP decreased during the fourth quarter of 2019 by 1.9% compared to the prior quarter. In recent months, economic activity in Japan has been significantly disrupted by the outbreak of COVID-19 and the measures implemented to slow the spread of the disease. Due primarily to the impact of the COVID-19 outbreak, real GDP decreased during the first quarter of 2020 by 0.6% compared to the prior quarter, which was the second consecutive quarter-on-quarter contraction of real GDP. In response to this outbreak, the Japanese government and the BOJ have announced a number of fiscal, monetary and economic measures aimed at mitigating the resulting economic impact. While the COVID-19 outbreak is expected to continue to have a significant negative impact on the Japanese economy, the duration and extent of the economic impact of COVID-19 remain highly uncertain. See “General—Recent Public Health Developments” above.

Summary of Key Economic Indicators

The following table sets forth information regarding certain of Japan’s key economic indicators for the periods indicated:

	JFY 2014	JFY 2015	JFY 2016	JFY 2017	JFY 2018	JFY 2019
	(yen amounts in billions, except percentages)
Percentage Changes of GDP from Previous Year
At Nominal Prices	2.2%	2.8%	0.8%	2.0%	0.1%	0.8%
At Real Prices(a)	-0.4	1.3	0.9	1.9	0.3	0.0
Total Revenues of Consolidated General and Special Accounts(b)	¥247,464	¥247,917	¥259,413	¥244,729	¥243,868	¥257,240
Total Expenditures of Consolidated General and Special Accounts(b)	226,756	228,749	241,061	229,389	226,661	249,442
Surplus of Consolidated Revenues over Consolidated Expenditures(b)	20,708	19,167	18,353	15,340	17,206	7,798
Public Debt	851,097	880,335	908,093	934,321	954,863	965,926

(a)	Real prices are based on calendar year 2011.

(b)	The data for JFY 2019 are provisional results as of December 31, 2019.

Source: Economic and Social Research Institute; Cabinet Office; and Ministry of Finance.

	2015	2016	2017	2018	2019
	(yen or dollar amounts in billions, except percentages and index)
Unemployment Rate	3.4%	3.1%	2.8%	2.4%	2.4%
Consumer Price Index(a)	100.0	99.9	100.4	101.3	101.8
Annual Change	0.8%	-0.1%	0.5%	1.0%	0.5%
Corporate Goods Price Index(b)	100.0	96.5	98.7	101.3	101.5
Annual Change	-2.3%	-3.5%	2.3%	2.6%	0.2%
Current Account regarding Balance of Payments	¥16,519	¥21,391	¥22,778	¥19,374	¥20,115
Official Reserve Assets	$1,233	$1,217	$1,264	$1,271	$1,324

(a)	Calendar year 2015=100.

(b)	Calendar year 2015=100. Indices are calculated using the monthly averages.

Source: Ministry of Internal Affairs and Communications “Labor Force Survey”; Consumer Price Index, Statistics Bureau, Ministry of Internal Affairs and Communications; Domestic Corporate Goods Price Index, Bank of Japan; and Ministry of Finance.

Gross Domestic Product and National Income

The following table sets forth information pertaining to Japan’s gross domestic product for JFY 2015 through JFY 2019. As a general matter, with respect to the private sector, companies were shipping their existing inventories pursuant to conservative production plans until the beginning of calendar year 2014. However, after the increase in the consumption tax rate in April 2014, recovery in demand has been delayed, causing increases in inventory and inhibiting production. As a result, there were fluctuations in “Additions to Business Inventories—Private Sectors” during the relevant period.

Gross Domestic Product(a)

	JFY 2015	JFY 2016	JFY 2017	JFY 2018	JFY 2019	Percentage of JFY 2019 GDP
	(yen amounts in billions, except percentages)
Total Consumption
Private sectors	¥300,285	¥298,888	¥303,260	¥304,785	¥304,473	55.1%
Public sectors	105,949	106,416	107,420	108,507	111,647	20.2

	406,233	405,305	410,680	413,292	416,119	75.3
Total Gross Capital Formation
Private sectors
Producers’ Durable Equipment	82,718	81,812	85,917	88,041	88,033	15.9
Residential Construction	16,066	17,037	17,091	16,514	16,845	3.0
Public sectors	26,848	26,954	27,566	28,222	29,608	5.4

	125,632	125,803	130,574	132,776	134,485	24.3
Additions to Business Inventories
Private sectors	1,282	440	1,323	1,435	910	0.2
Public sectors	31	-77	73	46	14	0.0

	1,313	363	1,396	1,482	924	0.2
Net Exports of Goods and Services	-393	5,380	4,898	574	1,030	0.2

Nominal Gross Domestic Expenditures	¥532,786	¥536,851	¥547,548	¥548,123	¥552,559	100.0%

Real Gross Domestic Expenditures(b)	¥517,223	¥521,963	¥532,034	¥533,408	¥533,587

Surplus of the Nation on Current Account
Exports of Goods and Services and Other Receipts from Abroad	30,471	29,504	31,767	34,438	34,735
Less: Imports of Goods and Services and Other Payments Abroad	10,035	11,300	12,301	13,898	14,800

	20,436	18,204	19,467	20,540	19,935

Gross National Income	¥553,222	¥555,055	¥567,015	¥568,663	¥572,494
Percentage Changes of GDP from Previous Year
At Nominal Prices	2.8%	0.8%	2.0%	0.1%	0.8%
At Real Prices(b)	1.3	0.9	1.9	0.3	0.0
Deflator(c)	1.5	-0.2	0.1	-0.2	0.8

(a)	GDP financial data are subject to change.

(b)	Real prices are based on calendar year 2011.

(c)	Deflator is a price index used to convert nominal prices into real prices. Deflator is derived by dividing nominal GDP by real GDP.

Source: Economic and Social Research Institute; Cabinet Office; and Ministry of Finance.

The following table sets forth information pertaining to Japan’s gross domestic product, as seasonally adjusted, for each of the eight quarters ended March 31, 2020.

	Quarterly Gross Domestic Product(a)
	2018			2019				2020
	Second Quarter	Third Quarter	Fourth Quarter	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	First Quarter
	(yen amounts in billions)
Nominal Gross Domestic Expenditures(b)	¥548,975	¥545,488	¥546,263	¥552,480	¥555,888	¥558,136	¥549,530	¥546,850

Real Gross Domestic Expenditures(b)(c)	¥534,641	¥530,141	¥533,133	¥536,553	¥539,412	¥539,433	¥529,418	¥526,426

Percentage Changes of GDP from the Previous Quarter
At Nominal Prices(d)	0.3%	-0.6%	0.1%	1.1%	0.6%	0.4%	-1.5%	-0.5%
At Real Prices(c)(d)	0.4	-0.8	0.6	0.6	0.5	0.0	-1.9	-0.6
Deflator(e)	-0.2	0.2	-0.4	0.5	0.1	0.4	0.3	0.1

(a)	Quarterly GDP financial data are subject to change.

(b)	Numbers are based on seasonally-adjusted GDP figures.

(c)	Real prices are based on calendar year 2011.

(d)	Percentage changes are based on seasonally-adjusted GDP figures.

(e)	Deflator is a price index used to convert nominal prices into real prices. Deflator is derived by dividing nominal GDP by real GDP.

Source: Economic and Social Research Institute; Cabinet Office; and Ministry of Finance.

Per Capita Gross Domestic Product

The following table indicates per capita gross domestic product for JFY 2014 through JFY 2018.

	Per Capita GDP
JFY	Amount (in thousands of yen)	Year-on-year change (%)
2014	¥4,074	2.3
2015	4,193	2.9
2016	4,230	0.9
2017	4,322	2.2
2018	4,337	0.4

National Income

The following table sets forth national income for calendar year 2014 through calendar year 2018.

	National Income
	2014	2015	2016	2017	2018
	(yen amounts in billions)

Domestic Factor Income	¥357,468	¥369,686	¥373,706	¥381,153	¥381,515
Net Income from Abroad	18,494	20,410	18,021	19,459	19,950

National Income at Factor Cost	¥375,962	¥390,096	¥391,727	¥400,612	¥401,466

Percentage Changes of Income at Factor Cost from Previous Year	1.3%	3.8%	0.4%	2.3%	0.2%

Source: Economic and Social Research Institute, Cabinet Office.

Industry

The following table sets forth the proportion of gross domestic product contributed by major industrial sectors of the economy for calendar year 2014 through calendar year 2018.

GDP by Industrial Sectors (at nominal prices)

	2014	2015	2016	2017	2018
Industry
Agriculture, forestry and fishing	1.1%	1.1%	1.2%	1.2%	1.2%
Mining	0.1	0.1	0.1	0.1	0.1
Manufacturing	19.7	20.8	20.7	20.8	20.7
Electricity, gas and water supply and waste management service	2.4	2.6	2.6	2.6	2.6
Construction	5.5	5.5	5.6	5.7	5.7
Wholesale and retail trade	14.2	14.0	13.8	13.9	13.7
Transport and postal services	5.2	5.1	5.0	5.1	5.2
Accommodation and food service activities	2.5	2.3	2.6	2.6	2.5
Information and communications	5.1	5.0	5.0	4.9	4.9
Finance and insurance	4.4	4.4	4.2	4.1	4.2
Real estate	11.7	11.4	11.4	11.3	11.3
Professional, scientific and technical activities	7.2	7.2	7.4	7.4	7.5
Public administration	5.1	5.0	5.0	4.9	5.0
Education	3.7	3.6	3.6	3.6	3.6
Human health and social work activities	6.8	6.8	7.1	7.0	7.2
Other service activities	4.5	4.4	4.3	4.3	4.2

Total	99.2%	99.4%	99.6%	99.4%	99.6%

Source: Economic and Social Research Institute, Cabinet Office, Annual Report on National Accounts.

Energy

The following table sets forth the total amounts of primary energy supplied and the percentages supplied by different sources for JFY 2014 through JFY 2018.

	Total Primary Energy Supplied (peta-joules)	Sources of Primary Energy Supplied(a)
JFY		Oil	Coal	Nuclear	Natural Gas	Other
2014(b)	20,266	41.2%	25.2%	0.0%	24.5%	9.2%
2015(b)	20,019	40.6	25.7	0.4	23.3	9.9
2016(b)	19,862	39.7	25.4	0.8	23.8	10.3
2017(b)	20,099	39.0	25.1	1.4	23.4	11.2
2018(b)	19,728	37.6	25.1	2.8	22.9	11.6

(a)

Figures represent the proportion of each source as a share of the domestic primary energy supplied. Domestic primary energy supplied is total primary energy supplied less exports and inventory adjustments.

(b)

Standard heating value by energy source, which is used to create total primary energy supplied statistics, is revised every five years. Figures for 2014 through 2018 represent the revised standard heating value by energy source.

Source: Agency for Natural Resources and Energy, Ministry of Economy, Trade and Industry, Report on Energy Supply and Demand.

The table below sets forth information regarding crude oil imports for JFY 2015 through JFY 2019.

	JFY 2015	JFY 2016	JFY 2017	JFY 2018	JFY 2019
Volume of imports (thousand kilo-liters per day)	545	521	501	475	471
Cost of imports (c.i.f. in billions of yen)	¥7,368	¥6,181	¥7,283	¥8,721	¥7,980
Average price (c.i.f. in yen kilo-liters)	¥37,026	¥32,523	¥39,828	¥50,274	¥46,389

Source: Customs and Tariff Bureau, Ministry of Finance.

The following table sets forth information relating to total electric power generating capacity and electric power generation for JFY 2014 through JFY 2018.

	JFY 2014		JFY 2015	JFY 2016	JFY 2017	JFY 2018
	(megawatts)
Electric power generating capacity(a):
Fossil Fuel	193,356		190,805	194,669	193,462	193,026
Hydro-electric	49,597		50,035	50,117	50,014	50,037
Nuclear	44,264		42,048	41,482	39,132	38,042
Other	7,343		8,949	13,092	16,600	18,988

Total	294,560		291,836	299,362	299,209	300,093

	(gigawatt-hours)
Electric power generation:
Fossil Fuel	955,352		908,779	877,016	861,435	823,589
Nuclear	—	(b)	9,437	17,300	31,278	62,109
Hydro-electric	86,942		91,383	84,570	90,128	87,398
Other	11,423		14,580	19,024	24,500	27,311

Total	1,053,717		1,024,179	997,911	1,007,341	1,000,409

(a)	At the end of fiscal year—March 31

(b)	No nuclear plants in Japan were in operation during JFY 2014, therefore the amount was zero.

Source: Handbook of Electric Power Industry, Agency for Natural Resources and Energy, Ministry of Economy, Trade and Industry.

Price Indices

The table below sets forth information concerning changes in Japan’s Corporate Goods and consumer price indices for the periods indicated.

	Corporate Goods Price Index(a)		Consumer Price Index(b)
	Index(c)	Annual % Change	Index	Annual % Change
2015	100.0	-2.3	100.0	0.8
2016	96.5	-3.5	99.9	-0.1
2017	98.7	2.3	100.4	0.5
2018	101.3	2.6	101.3	1.0
2019	101.5	0.2	101.8	0.5

(a)	All commodities. Calendar year 2015=100. Source: Domestic Corporate Goods Price Index, Bank of Japan.

(b)	General index. Calendar year 2015=100. Source: Consumer Price Index, Statistics Bureau, Ministry of Internal Affairs and Communications.

(c)	Indices are calculated using the monthly averages.

Labor

The number of employees was on an upward trend from 2004 to 2007, decreased from 2008 to 2012, recovered in 2013 and increased from 2014 to 2019. In 2018, the average employment was estimated at 66.6 million, of which 23.5% were employed in mining, manufacturing and construction, 3.4% were employed in agriculture, forestry and fisheries, and 73.1% were employed in services and other sectors. In 2019, the average employment was estimated at 67.2 million, of which 23.3% were employed in mining, manufacturing and construction, 3.3% were employed in agriculture, forestry and fisheries, and 73.4% were employed in services and other sectors. The unemployment rate (seasonally adjusted) in Japan gradually increased from 2008 to the middle of 2009, but has gradually decreased since the end of 2009. It ranged between 2.3% and 2.6% during 2018 and between 2.2% and 2.5% during 2019. (Note: Due to the impact of the Great East Japan Earthquake, it has become difficult to conduct a labor search in the following prefectures: Iwate, Miyagi and Fukushima. For this reason, the nationwide unemployment rate for the period between March 2011 and August 2011 does not account for these three prefectures.) The seasonally adjusted unemployment rate was 2.2% in December in 2019 and 2.4% in January, 2.4% in February, 2.5% in March, 2.6% in April and 2.9% in May in 2020, the most recent six months for which statistics are available. As a result of the COVID-19 outbreak and the resulting widescale disruption of business activities, employment conditions in Japan are expected to continue to be negatively impacted. However, the duration and extent of the impact on employment in Japan remain highly uncertain. See “General—Recent Public Health Developments” above.

The following table indicates unemployment statistics for Japan for each of the last five years:

Calendar Year	Unemployment Rate (%)
2015	3.4
2016	3.1
2017	2.8
2018	2.4
2019	2.4

Source: Ministry of Internal Affairs and Communications “Labor Force Survey”.

The table below sets forth information regarding wage index (total cash earnings (nominal)) and industrial production index (manufacturing and mining) for the periods indicated.

	Wage Index(a)		Industrial Production Index(b)
	Index(c)	Annual % Change	Index	Annual % Change
2015	100.0	0.1	100.0	-1.2
2016	100.7	0.6	100.0	0.0
2017	101.1	0.4	103.1	3.1
2018	102.5	1.4	104.2	1.1
2019	102.2	-0.3	101.1	-3.0

(a)	Calendar year 2015=100. Source: Monthly Labor Survey, Ministry of Health, Labor and Welfare.

(b)	Calendar year 2015=100. Source: Ministry of Economy, Trade and Industry.

(c)	Indices are calculated using the monthly averages.

The following table shows selected employment information by industry.

	2015	2016	2017	2018	2019
	(all figures in percentages, except as indicated)
Employed persons (in thousands of persons)	64,010	64,650	65,300	66,640	67,240
Employment by Industry:
Agriculture, forestry and fisheries	3.58%	3.45%	3.38%	3.42%	3.30%
Mining, manufacturing and construction	24.12	23.87	23.78	23.50	23.26
Services and other sectors	72.30	72.68	72.83	73.08	73.44

Total	100.0%	100.0%	100.0%	100.0%	100.0%

Source: Ministry of Internal Affairs and Communications “Labor Force Survey”.

The following table shows employment rate by age and gender.

	2015	2016	2017	2018	2019
	(all figures in percentages)
Total	57.6%	58.1%	58.8%	60.0%	60.6%
Employment rate by age:
15 – 64 years old	73.3	74.3	75.3	76.8	77.7
15 – 24 years old	40.7	42.4	42.5	45.9	47.5
25 – 34 years old	81.2	82.5	83.6	84.8	85.3
35 – 44 years old	82.4	82.7	83.6	85.0	85.6
45 – 54 years old	83.8	84.6	85.1	85.7	86.4
55 – 64 years old	70.0	71.4	73.4	75.2	76.3
55 – 59 years old	78.7	79.9	81.0	81.7	82.3
60 – 64 years old	62.2	63.6	66.2	68.8	70.3
65 and over	21.7	22.3	23.0	24.3	24.9
65 – 69 years old	41.5	42.8	44.3	46.6	48.4
70 – 74 years old	24.9	25.0	27.2	30.2	32.2
75 and over	8.3	8.7	9.0	9.8	10.3
25 – 44 years old	81.9	82.6	83.6	84.9	85.5
Employment rate by gender:
Male	67.8	68.1	68.4	69.3	69.7
Female	48.0	48.9	49.8	51.3	52.2

Source: Ministry of Internal Affairs and Communications “Labor Force Survey”.

The following table shows employment data by type of employment.

	2015	2016	2017	2018	2019
	(in thousands of persons)
Employee (except for executive of company or corporation)	53,140	54,000	54,690	56,050	56,690
Regular employee	33,270	33,760	34,320	34,850	35,030
Non-regular employee	19,870	20,230	20,360	21,200	21,650

Source: Ministry of Internal Affairs and Communications “Labor Force Survey”.

Aging Workforce and Population Decrease

The following table indicates the age distribution of Japan’s population:

Population and Percentage distribution by Age (5-Year Age Group)

	Both sex
Age groups	2015*	2016	2017	2018	2019
	Population (in thousands of persons)
Total	127,095	126,933	126,706	126,443	126,167
0 – 4 years old	5,006	4,963	4,909	4,838	4,758
5 – 9	5,319	5,303	5,251	5,184	5,101
10 – 14	5,620	5,514	5,432	5,392	5,351
15 – 19	6,054	6,040	5,995	5,907	5,820
20 – 24	6,091	6,150	6,228	6,330	6,388
25 – 29	6,532	6,393	6,291	6,223	6,240
30 – 34	7,396	7,257	7,112	6,936	6,752
35 – 39	8,417	8,117	7,884	7,694	7,551
40 – 44	9,847	9,713	9,443	9,093	8,718
45 – 49	8,766	9,282	9,457	9,666	9,802
50 – 54	8,024	7,904	8,156	8,360	8,567
55 – 59	7,601	7,546	7,592	7,651	7,711
60 – 64	8,552	8,160	7,804	7,591	7,523
65 – 69	9,759	10,275	9,921	9,368	8,709
70 – 74	7,787	7,408	7,749	8,234	8,686
75 – 79	6,354	6,526	6,738	6,932	7,241
80 – 84	5,026	5,181	5,293	5,347	5,328
85 – 89	3,156	3,275	3,396	3,514	3,612
90 – 94	1,363	1,479	1,582	1,674	1,761
95 – 99	362	383	405	439	479
100 and over	62	66	67	69	69
Regrouped
0 – 14 years old	15,945	15,780	15,592	15,415	15,210
15 – 64	77,282	76,562	75,962	75,451	75,072
65 and over	33,868	34,591	35,152	35,578	35,885
65 – 74 years old	17,546	17,683	17,670	17,603	17,395
75 and over	16,322	16,908	17,482	17,975	18,490

	Both sex
	2015*	2016	2017	2018	2019
	Population (in thousands of persons)
Age groups
Total	100.00	100.00	100.00	100.00	100.00
0 – 4 years old	3.94	3.91	3.87	3.83	3.77
5 – 9	4.19	4.18	4.14	4.10	4.04
10 – 14	4.42	4.34	4.29	4.26	4.24
15 – 19	4.76	4.76	4.73	4.67	4.61
20 – 24	4.79	4.85	4.92	5.01	5.06
25 – 29	5.14	5.04	4.97	4.92	4.95
30 – 34	5.82	5.72	5.61	5.49	5.35
35 – 39	6.62	6.39	6.22	6.08	5.68
40 – 44	7.75	7.65	7.45	7.19	6.91
45 – 49	6.90	7.31	7.46	7.64	7.77
50 – 54	6.31	6.23	6.44	6.61	6.79
55 – 59	5.98	5.94	5.99	6.05	6.11
60 – 64	6.73	6.43	6.16	6.00	5.96
65 – 69	7.68	8.09	7.83	7.41	6.90
70 – 74	6.13	5.84	6.12	6.51	6.88
75 – 79	5.00	5.14	5.32	5.48	5.74
80 – 84	3.95	4.08	4.18	4.23	4.22
85 – 89	2.48	2.58	2.68	2.78	2.86
90 – 94	1.07	1.17	1.25	1.32	1.40
95 – 99	0.28	0.30	0.32	0.35	0.38
100 and over	0.05	0.05	0.05	0.05	0.05
Regrouped
0 – 14 years old	12.55	12.43	12.31	12.19	12.06
15 – 64	60.81	60.32	59.95	59.67	59.50
65 and over	26.65	27.25	27.74	28.14	28.44
65 – 74 years old	13.81	13.93	13.95	13.92	13.79
75 and over	12.84	13.32	13.80	14.22	14.66

(Note) *	Statistics Bureau, Ministry of Internal Affairs and Communications, “Population Census”. (Unknown age population is included after being prorated to each age population.)

FOREIGN TRADE AND BALANCE OF PAYMENTS

Foreign Trade

Japan is one of the leading trading nations of the world, ranking fifth to China, United States, Germany and Netherlands in merchandise exports and ranking fourth to the United States, China and Germany in merchandise imports among the IMF member countries in 2019.

The trade deficit slightly increased from ¥2,565 billion in 2011 to ¥2,792 billion in 2015 despite an increase in exports for three consecutive years, meaning that Japan had a trade deficit for five consecutive years. The primary reasons for the trade deficit include increased imports of oil and natural gas as alternatives to nuclear energy. Imports of fossil fuels increased as the demand increased for power generation at thermal power stations after the nuclear accident at the Fukushima Daiichi Nuclear Plant caused suspension of operations at other nuclear plants, resulting in reduced energy supply. Due to increased imports of fossil fuels, Japan’s trade balance in 2011 turned to a deficit for the first time in 31 years. In 2012, the trade deficit expanded and it hit a record high in 2014. In 2015, it decreased substantially again and back to the level of 2011. In 2016, the drop in total amount of imports was larger than the drop in total amount of exports, and as a result, Japan had a trade surplus of ¥3,994 billion, reversing a trend of five consecutive years of trade deficits since 2011. In 2017, although the increase in total amount of imports was larger than the increase in total amount of exports, Japan still had a trade surplus of ¥2,907 billion as an overall result. In 2018, Japan had a trade deficit of ¥1,225 billion due to increased imports of oil and natural gas. In 2019, Japan had a trade deficit of ¥1,668 billion due to a decrease in exports including automobile parts and steel, which was partially offset by a decrease in imports including crude oil and petroleum products. As a result of the global COVID-19 outbreak and the resulting disruptions of economic activity, exports from Japan have been and are expected to continue to be negatively impacted. However, the impact of the global COVID-19 outbreak on exports, imports and the overall trade deficit is highly uncertain. See “General—Recent Public Health Developments” above.

Foreign Trade of Japan

	Value Index(a)		Quantum Index(a)		Unit Value Index(a)		Terms of Trade(b)
	Exports	Imports	Exports	Imports	Exports	Imports	Index
2015	100.0	100.0	100.0	100.0	100.0	100.0	100.0
2016	92.6	84.2	100.5	98.8	92.2	85.3	108.1
2017	103.5	96.1	105.9	102.9	97.8	93.4	104.7
2018	107.8	105.5	107.7	105.8	100.1	99.7	100.4
2019	101.7	100.2	103.0	104.6	98.8	95.9	103.0

(a)	Calendar year 2015=100.

(b)	Unit value index of exports divided by unit value index of imports, multiplied by 100.

Source: Japan Tariff Association, Ministry of Finance.

Composition of Japan’s Exports and Imports

	2015		2016		2017		2018		2019
	(yen amounts in billions)
JAPAN’S EXPORTS
Textile Products	¥985	1.3%	¥863	1.2%	¥886	1.1%	¥901	1.1%	¥886	1.2%
Metals and Metal Products	6,315	8.4	5,219	7.5	5,907	7.5	6,257	7.7	5,659	7.4
Machinery and Equipment:
Ships	1,334	1.8	1,325	1.9	1,322	1.7	1,368	1.7	1,493	1.9
Motor Vehicles	12,046	15.9	11,333	16.2	11,825	15.1	12,307	15.1	11,971	15.6
TV and Radio Receivers	142	0.2	120	0.2	107	0.1	117	0.1	116	0.2
Motorcycles	294	0.4	261	0.4	320	0.4	337	0.4	267	0.3
Scientific and Optical Instruments	2,376	3.1	2,046	2.9	2,416	3.1	2,314	2.8	2,130	2.8
Other(a)	32,155	42.5	30,336	43.3	34,143	43.6	35,501	43.6	32,700	42.5

Total Machinery and Equipment	48,347	63.9	45,421	64.9	50,133	64.0	51,944	63.8	48,678	63.3
Chemicals	7,759	10.3	7,123	10.2	8,192	10.5	8,922	10.9	8,739	11.4
Foods and Beverages	599	0.8	607	0.9	645	0.8	741	0.9	754	1.0
Other Exports(b)	11,609	15.4	10,802	15.4	12,524	16.0	12,714	15.6	12,211	15.9

Grand Total	¥75,614	100.0%	¥70,036	100.0%	¥78,286	100.0%	¥81,479	100.0%	¥76,928	100.0%

JAPAN’S IMPORTS
Foods and Beverages	7,002	8.9%	6,363	9.6%	7,018	9.3%	7,247	8.8%	7,192	9.2%
Raw Materials	4,853	6.2	4,012	6.1	4,725	6.3	4,992	6.0	4,861	6.2
Chemicals	7,748	9.9	7,111	10.8	7,567	10.0	8,550	10.3	8,163	10.4
Mineral Fuels:
Petroleum	8,185	10.4	5,532	8.4	7,155	9.5	8,906	10.8	7,969	10.1
Coal	1,974	2.5	1,665	2.5	2,570	3.4	2,812	3.4	2,528	3.2
Other(c)	8,059	10.3	4,855	7.4	6,115	8.1	7,576	9.2	6,453	8.2

Total Mineral Fuel	18,218	23.2	12,052	18.2	15,840	21.0	19,294	23.3	16,951	21.6
Machinery and Equipment	24,274	31.0	22,131	33.5	24,490	32.5	25,952	31.4	25,319	32.2
Other Imports(d)	16,310	20.8	14,373	21.8	15,740	20.9	16,669	20.2	16,090	20.5

Grand Total	¥78,406	100.0%	¥66,042	100.0%	¥75,379	100.0%	¥82,703	100.0%	¥78,576	100.0%

(a)	This category includes general machinery, electronic components including semiconductors and electronic equipment including electronic circuit.

(b)	This category includes raw materials, mineral fuels and vehicle parts.

(c)	This category includes liquid natural gas and petroleum products.

(d)	This category includes clothing and accessories thereof, non-ferrous metal and scientific and optical instruments.

Source: The Summary Report on Trade of Japan, Japan Tariff Association, Ministry of Finance.

Geographic Distribution of Japan’s Exports and Imports

	2015		2016		2017		2018		2019
	(yen amounts in billions)
JAPAN’S EXPORTS
Asia	40,329	53.3%	37,107	53.0%	42,920	54.8%	44,736	54.9%	41,327	53.7%
China	13,223	17.5	12,361	17.7	14,890	19.0	15,898	19.5	14,682	19.1
(Asia NIES)	16,438	21.7	15,094	21.6	17,048	21.8	16,888	20.7	15,597	20.3
(ASEAN)	11,495	15.2	10,378	14.8	11,872	15.2	12,634	15.5	11,578	15.1
Oceania	2,099	2.8	2,010	2.9	2,301	2.9	2,402	2.9	2,053	2.7
Australia	1,555	2.1	1,532	2.2	1,796	2.3	1,886	2.3	1,580	2.1
North America	16,161	21.4	15,029	21.5	16,189	20.7	16,500	20.3	16,222	21.1
U.S.A.	15,225	20.1	14,143	20.2	15,113	19.3	15,470	19.0	15,255	19.8
Canada	936	1.2	886	1.3	1,076	1.4	1,029	1.3	968	1.3
Central and South America	3,375	4.5	3,002	4.3	3,154	4.0	3,399	4.2	3,221	4.2
Western Europe	8,102	10.7	8,179	11.7	9,053	11.6	9,389	11.5	9,010	11.7
EU	7,985	10.6	7,982	11.4	8,657	11.1	9,209	11.3	8,955	11.6
Central and Eastern Europe, Russia etc.	1,346	1.8	1,286	1.8	1,475	1.9	1,719	2.1	1,757	2.3
Russia	618	0.8	555	0.8	674	0.9	805	1.0	783	1.0
Middle East	3,167	4.2	2,585	3.7	2,350	3.0	2,434	3.0	2,356	3.1
Africa	1,036	1.4	839	1.2	843	1.1	900	1.1	984	1.3

Total	¥75,614	100.0%	¥70,036	100.0%	¥78,286	100.0%	¥81,479	100.0%	¥76,932	100.0%

JAPAN’S IMPORTS
Asia	38,358	48.9%	33,199	50.3%	37,026	49.1%	39,218	47.4%	37,413	47.6%
China	19,429	24.8	17,019	25.8	18,459	24.5	19,194	23.2	18,454	23.5
(Asia NIES)	7,245	9.2	6,241	9.4	7,162	9.5	7,859	9.5	7,231	9.2
(ASEAN)	11,843	15.1	10,047	15.2	11,545	15.3	12,399	15.0	11,757	15.0
Oceania	4,887	6.2	3,843	5.8	4,969	6.6	5,659	6.8	5,587	7.1
Australia	4,210	5.4	3,321	5.0	4,365	5.8	5,053	6.1	4,958	6.3
North America	9,178	11.7	8,331	12.6	9,325	12.4	10,318	12.5	9,935	12.6
U.S.A.	8,060	10.3	7,322	11.1	8,090	10.7	9,015	10.9	8,640	11.0
Canada	1,109	1.4	1,003	1.5	1,226	1.6	1,295	1.6	1,286	1.6
Central and South America	3,075	3.9	2,726	4.1	3,156	4.2	3,226	3.9	3,168	4.0
Western Europe	9,347	11.9	8,777	13.3	9,421	12.5	10,370	12.5	10,394	13.2
EU	8,625	11.0	8,152	12.3	8,757	11.6	9,718	11.8	9,722	12.4
Central and Eastern Europe, Russia etc.	2,593	3.3	1,868	2.8	2,308	3.1	2,546	3.1	2,333	3.0
Russia	1,905	2.4	1,227	1.9	1,550	2.1	1,723	2.1	1,561	2.0
Middle East	9,571	12.2	6,501	9.8	8,243	10.9	10,375	12.5	8,852	11.3
Africa	1,395	1.8	798	1.2	931	1.2	991	1.2	918	1.2

Grand Total	¥78,406	100.0%	¥66,042	100.0%	¥75,379	100.0%	¥82,703	100.0%	¥78,600	100.0%

Source: Press Release dated March 13, 2020, Ministry of Finance.

Balance of Payments

In 2014, trade deficit hit a record high and Current Account surplus continued to decrease to ¥3,922 billion. In 2015, trade deficit significantly improved, and Current Account surplus increased to ¥16,519 billion. In 2016, trade deficit turned into trade surplus, and Current Account surplus increased to ¥21,391 billion. In 2017, Current Account surplus continued and increased to ¥22,778 billion with trade surplus. In 2018, Current Account surplus decreased to ¥19,374 billion. In 2019, Current Account surplus increased to ¥20,115 billion.

In October 2013, Ministry of Finance and the BOJ announced that they would revise the balance of payments statistics, to be based on IMF Balance of Payments Manual, 6th Edition, starting with transactions in January 2014. The information below reflects the updated statistics.

Balance of Payments of Japan

	2015	2016	2017	2018	2019
	(in billions of yen)
Current Account	¥16,519	¥21,391	¥22,778	¥19,374	¥20,115
Balance on Goods and Services	-2,817	4,389	4,221	105	506
Trade Balance	-886	5,518	4,911	1,127	381
Exports (f.o.b.)	75,274	69,093	77,254	81,226	76,031
Imports (f.o.b.)	76,160	63,575	72,342	80,100	75,650
Services	-1,931	-1,129	-691	-1,021	125
Primary Income(a)	21,303	19,148	20,684	21,272	20,985
Secondary Income(b)	-1,967	-2,146	-2,127	-2,003	-1,376
Capital Account	-271	-743	-280	-211	-413
Financial Account(c)	21,876	28,606	18,811	20,006	24,306
Assets	33,669	11,142	-10,738	-3,488	-10,665
Liabilities	11,793	-17,464	-29,549	-23,493	-34,971
Net Errors and Omissions	5,628	7,958	-3,687	842	4,604

(a)

Primary Income mainly shows balance of payments of interests and dividends from external financial credits and debts and includes such items as receipt and payment of dividends and interests between parent companies and their subsidiaries, receipt and payment of stock dividends and bond interests, and receipt and payment of interests related to loans, borrowings, and deposits.

(b)

Secondary Income shows balance of payments of provision of assets unaccompanied by consideration between residents and non-residents and includes such items as receipt and payment of financial support, donations, and gifts by the government or by the people.

(c)	Positive figures (+) show increases in net assets, negative figures (-) show decreases in net assets in “Financial Account”.

Source: Balance of Payments, Ministry of Finance.

Official Reserve Assets

As of December 31,	Gold(a)	Foreign Currency Reserves	IMF Reserve Position	SDRs (Special Drawing Rights)	Other Reserve Assets	Total
	(in millions of dollars)
2015	26,134	1,179,004	9,531	18,048	497	1,233,214
2016	28,516	1,157,790	12,019	18,087	491	1,216,903
2017	31,897	1,202,071	10,582	19,195	538	1,264,283
2018	31,531	1,208,958	11,464	18,484	538	1,270,975
2019	37,469	1,255,322	11,202	19,176	581	1,323,750

(a)	The valuation of gold reflects marked-to-market values.

Source: International Reserves/Foreign Currency Liquidity, Ministry of Finance.

Foreign Exchange Rates

The following table sets forth the high, low and average daily interbank rate for the U.S. dollar against the yen in the Tokyo foreign exchange market for the years indicated.

	2015	2016	2017	2018	2019
Average (Central Rate)	¥121.09	¥108.77	¥112.13	¥110.40	¥108.99
High	125.66	121.49	118.18	114.55	112.24
Low	115.85	99.00	107.59	104.64	104.46

Source: Status of Transactions on Tokyo Foreign Exchange Market, Bank of Japan.

Foreign Direct Investment

The following table sets forth information regarding annual foreign direct investment in Japan and annual foreign direct investment abroad for the periods indicated.

Foreign direct investment in Japan (by industry)(a)

	2015	2016	2017	2018	2019
	(in billions of yen)
Manufacturing (total)(b)	¥303.1	¥1,366.0	¥1,125.8	¥1,462.4	¥1,015.7
Food	21.8	46.1	29.5	23.8	61.0
Textile	12.2	2.1	2.0	-3.8	3.3
Lumber and pulp	2.2	1.9	0.5	0.4	1.7
Chemicals and pharmaceuticals	141.8	51.0	-9.5	166.0	335.9
Petroleum	-0.5	-145.9	22.6	23.5	-87.7
Rubber and leather	0.0	0.0	0.1	-0.8	—
Glass and ceramics	18.3	-1.1	10.9	2.3	-9.4
Iron, non-ferrous, and metals	-8.7	-7.3	-2.8	4.9	10.9
General machinery	54.2	128.5	198.9	-17.0	-67.2
Electric machinery	32.4	812.5	504.1	817.3	387.7
Transportation equipment	-125.7	403.2	386.5	305.8	381.3
Precision machinery	-2.4	-11.4	-33.8	-7.5	-12.4
Non-manufacturing (total)(c)	57.0	740.1	105.5	-373.9	570.7
Farming and forestry	0.9	-0.4	0.9	3.9	0.8
Fishery and marine products	0.4	—	—	1.7	0.9
Mining	1.8	1.7	18.5	3.3	4.2
Construction	7.6	10.8	5.3	-22.7	26.7
Transportation	71.0	161.1	79.4	2.3	17.0
Communications	122.9	112.8	-26.2	-295.4	-144.7
Wholesale and retail	-476.8	-262.7	-585.0	-709.9	-488.6
Finance and insurance	183.5	378.6	192.2	486.0	887.5
Real estate	-16.3	40.0	52.3	92.3	34.9
Services	32.9	165.9	267.8	-10.0	128.9

Total	¥360.2	¥2,106.1	¥1,231.3	¥1,088.5	¥1,586.4

(a)

Starting with transactions recognized in January 2014, Bank of Japan began using the Sixth Edition of “Balance of Payments and International Investment Position Manual” (BPM6) released by International Monetary Fund in 2008 to calculate the data provided in this table. With respect to transactions recognized before January 2014, Bank of Japan used the Fifth Edition of “Balance of Payments Manual” (BPM5) released by International Monetary Fund in 1993 to calculate the relevant data.

(b)	The total amounts for Manufacturing include other types of manufacturing not separately listed in the table and therefore are different from the sum of listed subcategories of manufacturing.

(c)	The total amounts for Non-manufacturing include other industries not separately listed in the table and therefore are different from the sum of listed subcategories of Non-manufacturing industries.

Source: Outward / Inward Direct Investment, Ministry of Finance.

Foreign direct investment in Japan (by region)(a)

	2015	2016	2017	2018	2019
	(in billions of yen)
North America	¥380.9	¥487.0	¥467.8	¥525.2	¥1,085.4
Asia	531.0	774.8	339.8	-10.6	341.6
Europe	-638.6	692.1	17.2	-38.6	-233.6
Other regions	86.8	152.2	406.4	612.6	392.9

Total	¥360.2	¥2,106.1	¥1,231.3	¥1,088.5	¥1,586.4

(a)

Starting with transactions recognized in January 2014, Bank of Japan began using the Sixth Edition of “Balance of Payments and International Investment Position Manual” (BPM6) released by International Monetary Fund in 2008 to calculate the data provided in this table. With respect to transactions recognized before January 2014, Bank of Japan used the Fifth Edition of “Balance of Payments Manual” (BPM5) released by International Monetary Fund in 1993 to calculate the relevant data.

Source: Outward / Inward Direct Investment, Ministry of Finance.

Foreign direct investment abroad (by industry)(a)

	2015	2016	2017	2018	2019
	(in billions of yen)
Manufacturing (total)(b)	¥6,175.8	¥5,925.5	¥6,324.7	¥6,057.5	¥11,658.8
Food	431.4	398.9	1,121.6	37.1	595.6
Textile	48.8	169.4	91.7	194.8	84.9
Lumber and pulp	122.8	126.9	22.7	118.2	156.9
Chemicals and pharmaceuticals	1,068.7	854.3	1,184.1	1,579.9	4,549.6
Petroleum	-11.9	6.6	17.8	54.5	42.6
Rubber and leather	238.3	395.5	132.7	174.7	318.8
Glass and ceramics	189.8	126.6	187.4	195.0	239.5
Iron, non-ferrous, and metals	300.6	432.7	383.2	405.7	535.0
General machinery	963.7	672.3	980.3	685.1	754.2
Electric machinery	1,028.3	1,089.8	687.3	898.7	1,552.9
Transportation equipment	1,560.6	1,379.2	1,011.0	1,405.0	2,279.5
Precision machinery	105.9	132.9	343.6	131.4	317.0
Non-manufacturing (total)(c)	10,316.3	11,039.3	12,147.2	9,750.8	13,048.1
Farming and forestry	23.1	-14.2	-13.0	2.1	6.4
Fishery and marine products	11.0	21.0	5.5	5.3	5.8
Mining	582.4	684.7	88.9	862.6	1,035.3
Construction	46.9	187.0	185.7	272.1	169.3
Transportation	980.1	233.3	119.9	231.8	267.2
Communications	1,428.9	1,926.7	2,555.3	4,301.2	400.5
Wholesale and retail	1,645.7	2,038.1	3,122.1	1,550.2	5,940.3
Finance and insurance	4,189.2	937.9	3,743.1	2,753.6	3,624.6
Real estate	449.7	563.8	716.6	508.3	1,188.9
Services	656.6	4,091.7	1,011.4	-1,427.1	-112.4

Total	¥16,492.1	¥16,964.8	¥18,471.9	¥15,808.3	¥24,706.8

(a)

Starting with transactions recognized in January 2014, Bank of Japan began using the Sixth Edition of “Balance of Payments and International Investment Position Manual” (BPM6) released by International Monetary Fund in 2008 to calculate the data provided in this table. With respect to transactions recognized before January 2014, Bank of Japan used the Fifth Edition of “Balance of Payments Manual” (BPM5) released by International Monetary Fund in 1993 to calculate the relevant data.

(b)	The total amounts for Manufacturing include other types of manufacturing not separately listed in the table and therefore are different from the sum of listed subcategories of manufacturing.

(c)	The total amounts for Non-manufacturing include other industries not separately listed in the table and therefore are different from the sum of listed subcategories of Non-manufacturing industries.

Source: Outward / Inward Direct Investment, Ministry of Finance.

Foreign direct investment abroad (by region)(a)

	2015	2016	2017	2018	2019
	(in billions of yen)
North America	¥6,076.6	¥5,680.1	¥5,432.1	¥2,528.9	¥5,147.1
Asia	4,098.0	1,507.7	4,297.4	5,253.4	5,982.1
Europe	4,021.2	6,002.4	6,336.1	5,115.9	11,075.5
Other regions	2,296.3	3,774.6	2,406.4	2,910.1	2,502.2

Total	¥16,492.1	¥16,964.8	¥18,471.9	¥15,808.3	¥24,706.8

(a)

Starting with transactions recognized in January 2014, Bank of Japan began using the Sixth Edition of “Balance of Payments and International Investment Position Manual” (BPM6) released by International Monetary Fund in 2008 to calculate the data provided in this table. With respect to transactions recognized before January 2014, Bank of Japan used the Fifth Edition of “Balance of Payments Manual” (BPM5) released by International Monetary Fund in 1993 to calculate the data provided in this table.

Source: Outward / Inward Direct Investment, Ministry of Finance.

FINANCIAL SYSTEM

The Bank of Japan and Monetary Policy

The Bank of Japan (“BOJ”), with 55% of its capital owned by the government, is the central bank and sole issuing bank, as well as the depository and fiscal agent for the government. As of the end of March, 2020, the BOJ had total assets of ¥604,485 billion.

On March 16, 2020, in response to the adverse impact of the global spread of COVID-19 on the Japanese economy, the BOJ announced its plan to further strengthen its monetary easing policy, including (1) ensuring ample supply of yen funding through active purchases of Japanese government bonds (“JGBs”) and the following measures as well as providing U.S. dollar liquidity, (2) the introduction of special operations to support companies under which the BOJ will extend zero-interest rate loans collateralized by corporate debt to eligible counterparties as well as increasing the upper limit for its purchases of commercial paper and corporate bonds by 2 trillion yen, resulting in an upper limit for its balance of outstanding commercial paper and corporate bonds of 3.2 trillion yen and 4.2 trillion yen, respectively and (3) an increase in the upper limit for its purchases of ETFs and J-REITs to 12 trillion yen and 180 billion yen, respectively. On April 27, 2020, the BOJ announced further enhancement of its monetary easing measures, including (1) increasing the respective upper limits for its additional purchases of commercial paper and corporate bonds from 1 trillion yen to 7.5 trillion yen, resulting in an upper limit for its combined balance of outstanding commercial paper and corporate bonds of about 20 trillion yen, (2) strengthening its special operations to support companies introduced in March 2020 by expanding eligible collateral to include private debt including household debt, increasing eligible counterparties and applying a positive interest rate of 0.1% to outstanding balances for current accounts held at the BOJ that correspond to the outstanding loans provided under the special operations and (3) conducting further active purchases of JGBs and treasury discount bills with a view towards maintaining stability in the bond market and stabilizing the entire yield curve at a low level. In the same announcement, the BOJ also stated that it would maintain a short-term policy interest rate of negative 0.1% and continue to target a yield of around 0% for the 10-year JGB through purchases of JGBs without setting an upper limit for such purchases. The BOJ also confirmed that it would (1) continue to aim for the price stability target of 2% and maintain its “quantitative and qualitative monetary easing with yield curve control” program as long as necessary to maintain that target in a stable manner and (2) continue expanding the monetary base until the year-on-year rate of increase in the observed CPI (excluding fresh food) exceeds 2% and stays above the target in a stable manner. The BOJ further stated that it would closely monitor the impact of COVID-19 and consider additional easing measures as necessary, and that it expected short-and long-term policy interest rates to remain at their present or lower levels. On May 22, 2020, the BOJ introduced a new fund-provisioning measures to support financing mainly for small and medium-sized enterprises in order to supplement its existing measures to support companies in response to the COVID-19 outbreak, including its purchases of commercial paper and corporate bonds and its special operations to support companies discussed above. Under this new fund-provisioning measure, the BOJ will extend zero-interest rate loans to eligible counterparties against pooled collateral consisting of eligible loans, which include interest-free and unsecured loans based on the Japanese government’s emergency economic measures and loans guaranteed by credit guarantee corporations in response to COVID-19 as well as certain equivalent loans. In the BOJ’s most recent statement on monetary policy announced on June 16, 2020, the BOJ affirmed its plans to continue the expansionary monetary policies and other measures described above.

The following table sets forth the principal economic indicators relating to monetary policy from 2015 through 2019.

	Current Account Balances(a)	Monetary Base		Money Stock		Loans and Bills Discounts Domestically Licensed Banks
		Total(a)	Annual % Change	Total(a)	Annual % Change	Total(a)	Annual % Change
	(yen amount in billions, except percentages)
2015	¥217,631	¥313,121	34.2	¥906,406	3.6	¥448,354	3.4
2016	290,611	391,421	25.2	936,870	3.4	460,360	2.7
2017	352,883	458,104	17.2	973,993	4.0	475,148	3.2
2018	382,178	491,499	7.3	1,002,453	2.9	488,331	2.8
2019	396,404	509,008	3.6	1,026,992	2.4	500,504	2.5

(a)	Average amounts outstanding.

Source: Bank of Japan Statistics, Bank of Japan.

Private Financial Institutions

According to the Financial Services Agency, as of February 28, 2020, the private banking system included four city banks, 14 trust banks, and 15 other banks, as well as 103 local banks as of February 10, 2020 (including the Saitama Resona Bank). In addition, 55 foreign banks had branches in Japan as of February 28, 2020.

There are also credit associations, credit cooperative associations, labor credit associations and the national federations of each of such associations, which are engaged mainly in making small business loans. Agricultural cooperatives, prefectural credit federations of such cooperatives and The Norinchukin Bank operate in the field of agricultural credit.

GOVERNMENT FINANCE

Revenues, Expenditures and Budgets

On April 7, 2020, the Prime Minister of Japan announced proposed emergency economic measures in response to the COVID-19 outbreak, which were further revised on April 20, 2020, including (i) measures to prevent the spread of infection and secure resources and infrastructure for medical treatment, (ii) measures to protect employment and support businesses including ensuring the availability of interest-free, unsecured loans, deferral of national taxes and social security premiums for affected businesses and cash payments to all residents in Japan and small and medium-sized businesses affected by COVID-19, (iii) demand stimulus measures to be implemented after the outbreak is contained targeting affected industries such as tourism, transportation, food services and entertainment as well as regional economic development, (iv) measures to develop a resilient economic structure including support for development of business supply chains, support for agricultural exports and domestic supply and promotion of digital technologies in education and business and (v) securing contingency funds to address COVID-19. In connection with these measures, the Japanese government approved a supplementary budget on April 30, 2020, which includes an additional ¥25.7 trillion in budgeted spending that is planned to be financed through the issuance of additional government bonds. On June 12, 2020, the Japanese government approved a second supplementary budget that provides for an additional ¥31.9 trillion in budgeted spending for measures to mitigate the impact of the COVID-19 outbreak, including (i) enhancement of employment-related subsidies, (ii) enhancement of financial support for businesses, (iii) subsidies to assist small and medium-sized enterprises with rent payments, (iv) measures to support medical treatment providers, (v) certain other measures to support affected individuals and businesses and (iv) securing additional contingency funds to address COVID-19. The second supplementary budget is planned to be financed through the issuance of additional government bonds.

The fiscal and financial operations of the government and its agencies are budgeted and recorded in the following three sets of accounts:

•	General Account. The general account is used primarily to record operations in basic areas of governmental activity.

•

Special Accounts.    The accounts of the central government consist of the general account and special accounts. Special accounts can be set up to carry out specific projects, to manage specific funds, and for other purposes. Special accounts can be set up when the government (i) implements a specific program such as insurance and public works, (ii) possesses and manages special funds such as Fiscal Loan Program Funds and Foreign Exchange Funds, and (iii) uses a certain revenue to secure a special expenditure and thus needs to deal with such revenue and expenditure on a separate basis from the general revenue and expenditure such as Local Allocation and Local Transfer Tax and Government Bonds Consolidation Funds. As of October 9, 2019, the government had 13 special accounts.

•	Government-Affiliated Agencies. The government-affiliated agencies are government-owned corporations which consist of three financial corporations.

The following tables set forth information with respect to the General Account, the Special Accounts and the Government Affiliated Agencies for JFY 2014 through JFY 2019, and the budget for JFY 2019 and JFY 2020.

Summary of Consolidated General and Special Accounts(a)

	JFY 2014	JFY 2015	JFY 2016	JFY 2017	JFY 2018	JFY 2019 (Provisional results as of December 31, 2019)	JFY 2020 Initial Budget(b)
	(yen amount in billions)
REVENUES
Total Revenues, General Account	¥104,679	¥102,175	¥102,774	¥103,644	¥105,697	¥110,257	¥102,658
Total Revenues, Special Accounts	406,736	402,884	410,161	386,487	381,177	396,327	394,459
Less: Inter-Account Transactions(c)	263,951	257,143	253,522	245,402	243,007	249,344	252,709

Total Consolidated Revenues	¥247,464	¥247,917	¥259,413	¥244,729	¥243,868	¥257,240	¥244,409

EXPENDITURES
Total Expenditures, General Account	¥98,813	¥98,230	¥97,541	¥98,116	¥98,975	¥109,044	¥102,658
Total Expenditures, Special Accounts	390,202	386,214	395,361	374,150	368,936	387,949	391,759
Less: Inter-Account Transactions(c)	262,259	255,695	251,842	242,877	241,249	247,552	250,116

Total Consolidated Expenditures	¥226,756	¥228,749	¥241,061	¥229,389	¥226,661	¥249,442	¥244,301

Surplus of Consolidated Revenues over Consolidated Expenditures	¥20,708	¥19,167	¥18,353	¥15,340	¥17,206	¥7,798	¥108

(a)	Because of the manner in which the government accounts are kept, it is not practicable to show a consolidation of the Government Affiliated Agencies with the General and Special Accounts.

(b)

Information for consolidated General and Special Accounts is not available for the revised budget for JFY 2020. For information in respect of the General Account and Special Accounts for the revised budget for JFY 2020, refer to the tables on pages S-35 and S-36.

(c)	Inter-Account Transactions include transfers between the General Account and the Special Accounts, transfers between the Special Accounts, and transfers between sub- accounts of the Special Accounts.

Source: Budget, Ministry of Finance.

General Account

	JFY 2014	JFY 2015	JFY 2016	JFY 2017	JFY 2018	JFY 2019 Revised Budget(a)	JFY 2020 Revised Budget(b)
	(yen amount in billions)
REVENUES
Tax and Stamp Revenues	¥53,971	¥56,285	¥55,468	¥58,787	¥60,356	¥60,180	¥63,513
Carried-over Surplus	5,836	5,866	3,945	5,232	5,528	1,119	527
Government Bond Issues	38,493	34,918	38,035	33,555	34,395	37,082	90,159
Income from Operations	45	45	47	50	51	48	50
Gains from Deposition of Assets	1,479	349	384	278	268	188	235
Miscellaneous Receipts	4,856	4,712	4,895	5,741	5,098	6,035	5,776

Total Revenues	¥104,679	¥102,175	¥102,774	¥103,644	¥105,697	¥104,652	¥160,261

EXPENDITURES
Local Allocation Tax Grants, etc.	¥17,096	¥16,801	¥15,339	¥15,567	¥16,026	¥16,032	¥15,834
National Debt Service	22,186	22,464	22,086	22,521	22,529	22,506	24,017
Social Security	30,190	31,401	32,208	32,521	32,569	34,062	40,527
Public Works	7,321	6,378	6,710	6,912	6,913	8,475	6,857
Education and Science	5,846	5,571	5,598	5,703	5,748	6,318	6,000
National Defense	5,063	5,130	5,150	5,274	5,475	5,675	5,332
Former Military Personnel Pensions	444	387	335	286	241	209	175
Economic Assistance	655	661	743	651	642	630	649
Food Supply	1,074	1,276	1,140	1,181	1,122	1,202	1,285
Energy	1,303	968	973	969	973	1,050	958
Promotion of SMEs	417	340	430	319	525	621	22,397
Miscellaneous	7,218	6,854	6,830	6,211	6,212	7,371	24,230
Contingencies	—	—	—	—	—	500	500
Carryback of settlement deficit compensation for JFY 2008	—	—	—	—	—	—	—
Contingency funds for COVID-19	—	—	—	—	—	—	11,500

Total Expenditures	¥98,813	¥98,230	¥97,542	¥98,116	¥98,975	¥104,652	¥160,261

Surplus of Revenues over Expenditures	¥5,866	¥3,945	¥5,232	¥5,528	¥6,723	—	—

(a)	As revised to reflect the supplementary budget approved by the Diet on January 30, 2020.

(b)	As revised to reflect the supplementary budgets approved by the Diet on April 30, 2020 and June 12, 2020.

Special Accounts

	JFY 2014		JFY 2015		JFY 2016		JFY 2017		JFY 2018		JFY 2019 Revised Budget(a)		JFY 2020 Revised Budget(b)
	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.
	(yen amount in billions)
Fiscal Investment and Loan Program	¥36,114	¥35,052	¥33,360	¥32,503	¥42,124	¥41,166	¥28,207	¥27,409	¥26,070	¥25,175	¥28,120	¥28,043	¥67,691	¥67,578
Government Bonds Consolidation Fund	207,469	204,398	201,927	198,309	198,994	195,911	191,227	188,134	186,158	183,082	189,236	189,236	193,780	193,780
Foreign Exchange Fund	3,492	78	3,163	46	2,948	70	2,808	70	3,101	85	3,147	1,047	3,154	984
Local Allocation and Local Transfer Tax	55,959	53,903	55,638	53,398	53,577	52,590	52,517	51,780	52,483	51,596	51,948	51,320	51,807	51,612
Measure for Energy	8,542	7,650	8,993	8,363	9,608	9,082	10,191	9,742	10,613	10,158	14,654	14,654	14,346	14,346
Pensions	80,362	77,311	85,293	81,705	90,142	85,786	90,158	87,413	91,700	89,464	93,347	93,347	95,286	95,286
Stable Supply of Foodstuff	1,187	978	1,095	975	940	820	979	842	970	814	1,298	1,294	1,273	1,268
Debt Management of National Forest and Field Service	312	312	321	321	329	329	342	342	349	349	356	356	365	365
Trade Reinsurance(c)	81	3	59	21	37	12	—	—	—	—	—	—	—	—
Automobile Safety	544	394	567	403	606	426	625	431	672	451	561	485	799	718
Labor Insurance	6,863	6,209	6,880	6,330	6,296	5,941	6,040	5,656	6,073	5,735	6,536	6,419	9,253	9,116
Reconstruction from the Great East Japan Earthquake	5,357	3,792	5,134	3,710	4,105	2,961	2,924	2,188	2,532	1,868	2,158	2,158	2,074	2,074
Others	455	123	452	131	456	267	469	143	456	158	450	365	340	289

Total Revenues and Expenditures(d)	¥406,736	¥390,202	¥402,884	¥386,214	¥410,162	¥395,361	¥386,487	¥374,150	¥381,177	¥368,936	¥391,811	¥388,724	¥440,169	¥437,416

(a)	As revised to reflect the supplementary budget approved by the Diet on January 30, 2020.

(b)	As revised to reflect the supplementary budgets approved by the Diet on April 30, 2020 and June 12, 2020.

(c)	Account abolished as of March 31, 2017.

(d)	Without adjustment for inter-account transactions. Total Revenues and Expenditures may differ from the actual totals of the listed accounts due to rounding.

Source: Budget, Ministry of Finance.

Government Affiliated Agencies

	JFY 2014		JFY 2015		JFY 2016		JFY 2017		JFY 2018		JFY 2019 Revised Budget(a)		JFY 2020 Revised Budget(b)
	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.
	(yen amount in billions)
Total, Government Affiliated Agencies	¥1,129	¥1,000	¥1,092	¥920	¥1,065	¥906	¥1,130	¥962	¥1,231	¥1,064	¥1,757	¥1,817	¥2,432	¥2,537

(a)	There were no revisions to the relevant information for Government Affiliated Agencies in the supplementary budget for JFY 2019 approved by the Diet on January 30, 2020.

(b)	As revised to reflect the supplementary budgets approved by the Diet on April 30, 2020 and June 12, 2020.

Source: Budget, Ministry of Finance.

Tax Structure

The central government derives tax revenues (including stamp revenues) through taxes on income, consumption and property, etc. The taxes on income, consumption and property (including stamp revenues, etc.) account for 52.1%, 42.9% and 5.0%, respectively, of the total central government taxes and stamp revenues in the JFY 2020 initial budget (which does not reflect the supplementary budget approved on April 30, 2020).

Comprehensive Reform of Social Security and Tax. Japan’s fiscal conditions face challenges, with its General Account tax revenues covering about 61% of its General Account expenditures for JFY 2018, and with the ratio of long-term debt outstanding of central and local governments to gross domestic product reaching 199% at the end of JFY 2018. The ratio of long-term debt outstanding of central and local governments to gross domestic product may increase in subsequent fiscal years due to the negative impact of COVID-19 on gross domestic product and additional government debt issued in connection with stimulus measures implemented in response to COVID-19. See “General—Recent Public Health Developments” above and “Japan’s Public Debt” below. The Government of Japan has sought to tackle these fiscal challenges through the “comprehensive reform of social security and tax”, which was approved by the Diet in August 2012, and thereby maintain the market’s and the international community’s confidence in Japan and build the foundation for stable economic growth. In the reform, the government planned to set aside consumption tax revenues for social security payments, and, on the condition that the economic situation improves, gradually increase the consumption tax rate to 8% in April 2014 and to 10% in October 2015. In accordance with the plan, consumption tax rate was increased to 8% in April 2014. However, the government decided to postpone the implementation date of further consumption tax hike to 10% from October 1, 2015 to April 1, 2017, as a result of taking comprehensive account of the economic condition and other factors, and on June 1, 2016, Japan Prime Minister ABE Shinzo announced a plan to further postpone the consumption tax hike to 10% from April 1, 2017, to October  1, 2019. Consumption tax rate has been increased to 10% since October 1, 2019.

Fiscal Investment and Loan Program

The Fiscal Investment and Loan Program (the “FILP”) plan is formulated at the same pace as the General Account budget. The FILP plan details the allocation of public funds to various special accounts, government affiliated agencies, local governments, public corporations and other public institutions.

Under the FILP plan, funds are supplied to government-related entities such as public corporations, government affiliated agencies, special accounts and local governments. The total amount of the initial plan for JFY 2020 was ¥13,220 billion. The sources of funds for the initial plan in JFY 2020 were Fiscal Loan* (¥11,186 billion), Industrial Investment (¥451 billion), Government-Guaranteed domestic bonds (¥413 billion) and Government-Guaranteed foreign bonds (¥1,109 billion) and Government-Guaranteed long-term borrowings in foreign currencies (¥60 billion). On May 27, 2020, the total amount of the FILP plan for JFY 2020 was revised to ¥62,833 billion. The sources of funds for the revised plan in JFY 2020 are Fiscal Loan* (¥54,000 billion), Industrial Investment (¥651 billion) and Government-Guaranteed debt (¥8,182 billion). The FILP plan for JFY2020 was approved by the Diet on June 12, 2020.

* Fiscal Loan utilizes the Fiscal Loan Fund consisting of funds procured through the issuance of FILP bonds and reserves or surplus funds deposited from government special accounts to provide long-term, fixed and low-interest loans to such entities as special government accounts, local governments, government-affiliated agencies, incorporated administrative agencies, etc.

The following table (the “FILP Classification Table by Purpose”) shows the uses of funds allocated under the initial plan for the periods indicated.

(Note)

The FILP Classification Table by Purpose has been published to specify fields where FILP contributes to the national economy or livelihood. Classification of the table had been almost the same from JFY 1961 to JFY 2014. However, the classification became to be inappropriate for reflecting realities of recent FILP-target projects, it was revised in JFY 2015 by sorting out the classification or putting some classifications together.

Old classification	JFY 2011	JFY 2012	JFY 2013	JFY 2014
	(in billions)
Housing	¥578	¥923	¥929	¥942
Living environment	2,725	2,713	2,805	2,306
Social welfare	550	743	703	920
Education	1,176	1,232	1,522	1,278
Small and medium enterprises	3,627	4,323	4,197	3,861
Agriculture, forestry and fisheries	345	373	407	476
National land conservation/disaster recovery	180	645	348	477
Road construction	2,248	2,813	2,939	2,270
Transportation/communications	408	384	519	629
Regional development	467	447	372	259
Industry/technology	625	2,015	2,005	1,448
Trade/economic cooperation	1,978	1,039	1,644	1,313

Total	¥14,906	¥17,648	¥18,390	¥16,180

New classification	JFY 2014	JFY 2015	JFY 2016	JFY 2017	JFY 2018	JFY 2019	JFY 2020
	(in billions)
SMEs and micro enterprises	¥3,750	¥3,448	¥3,182	¥2,969	¥2,912	¥2,997	¥2,903
Agriculture, forestry and fisheries	318	280	322	339	573	604	590
Education	1,134	1,038	1,055	932	943	930	898
Welfare/medical care	772	773	811	670	627	541	477
Environment	50	61	61	64	61	33	54
Industry/innovation	834	939	864	822	919	1,019	1,166
Housing	849	742	621	541	461	546	521
Social capital	4,467	3,999	3,087	5,093	4,761	3,745	3,752
Overseas investment and loans	1,547	1,378	2,000	2,455	2,003	1,857	2,039
Others	2,460	1,964	1,477	1,243	1,204	849	821

Total	¥16,180	¥14,622	¥13,481	¥15,128	¥14,463	¥13,119	¥13,220

JAPAN’S PUBLIC DEBT

The outstanding government bonds are expected to reach ¥925 trillion at the end of JFY 2019. The outstanding government bonds are expected to reach ¥961 trillion at the end of JFY 2020 based on the revised budget for JFY 2020 (reflecting the first supplementary budget approved on April 30, 2020). This estimated amount of outstanding government bonds for JFY 2020 does not include additional government bond issuances under the second supplementary budget for JFY 2020 approved on June 12, 2020. The amount of public bonds issued by the Japanese government as a percentage of its general account total revenues was 35.4% under the revised budget for JFY 2019 and 56.3% under the revised budget for JFY 2020 (reflecting both the first and second supplementary budgets approved on April 30, 2020 and June 12, 2020, respectively). The amount of the government bond issuances in the JFY 2020 revised budget (reflecting both the first and second supplementary budgets approved on April 30, 2020 and June 12, 2020, respectively) is ¥90,159 billion and exceeds the JFY 2019 revised budget level of ¥37,082 billion.

The following table summarizes, as of the dates indicated, the outstanding direct internal and external funded and floating debt of Japan.

Summary of Japan’s Public Debt

	Funded		Floating Internal
At the end of JFY	Internal	External
	(in billions)	(in thousands)	(in billions)
2015	¥880,335	—	¥169,031
2016	908,093	—	163,467
2017	934,321	—	153,492
2018	954,863	—	148,491
2019	965,926	—	148,614

SUMMARY FINANCIAL INFORMATION

JAPAN BANK FOR INTERNATIONAL COOPERATION

SUMMARY UNAUDITED JAPANESE GAAP FINANCIAL INFORMATION AS OF AND FOR THE FISCAL YEAR ENDED MARCH 31, 2020

The tables below set forth the summary unaudited financial information of JBIC on a consolidated basis as of and for the fiscal year ended March 31, 2020, prepared in accordance with Japanese GAAP.

Consolidated Balance Sheet (unaudited)

March 31, 2020
(In millions of yen)
Assets:
Cash and due from banks	¥1,544,838
Securities	358,748
Loans and bills discounted	13,133,980
Other assets	434,040
Property, plant and equipment	28,146
Buildings	3,051
Land	24,311
Construction in progress	0
Other	782
Intangible assets	5,227
Software	5,227
Customers’ liabilities for acceptances and guarantees	2,118,383
Allowance for loan losses	(285,855)

Total assets	¥17,337,510

March 31, 2020
(In millions of yen)
Liabilities:
Borrowed money	¥6,786,499
Bonds payable	4,886,646
Other liabilities	424,572
Provision for bonuses	586
Provision for directors’ bonuses	10
Net defined benefit liability	6,715
Provision for directors’ retirement benefits	44
Acceptances and guarantees	2,118,383

Total liabilities	¥14,223,458

Net Assets:
Capital stock(a)	¥1,883,800
Retained earnings	995,688
Total shareholders’ equity	2,879,488
Valuation difference on available-for-sale securities	(3,486)
Deferred gains or losses on hedges	231,303
Foreign currency translation adjustment	6,475
Total accumulated other comprehensive income (loss)	234,291
Non-controlling interests	271
Total net assets	3,114,051

Total liabilities and net assets	¥17,337,510

(a)	The capital stock of JBIC is composed of one class which is entirely held by the Government of Japan.

Consolidated Statement of Operations (unaudited)

March 31, 2020
(In millions of yen)
Ordinary income	¥485,856
Interest income	417,832
Interest on loans and discounts	399,375
Interest and dividends on securities	1,536
Interest on deposits with banks	16,860
Other interest income	60
Fees and commissions	25,595
Other ordinary income	—
Other income	42,428
Reversal of allowance for doubtful receivables	7,215
Recoveries of written-off claims	29,308
Other	5,905
Ordinary expenses	369,071
Interest expense	329,800
Interest on borrowed money and rediscounts	126,812
Interest on bonds	118,280
Interest on interest swaps	84,686
Other interest expense	19
Fees and commissions payments	3,253
Other ordinary expenses	8,924
General and administrative expenses	21,365
Other expenses	5,728
Provision of allowance for loan losses	—
Other	5,728

Ordinary profit	116,784

Extraordinary income	16
Gain on disposal of noncurrent assets	16
Extraordinary loss	0
Loss on disposal of noncurrent assets	0

Net income before income taxes	116,801

Income taxes-current	25

Total income taxes	25

Net income	¥116,775

Loss attributable to non-controlling interests	35

Net income attributable to owners of parent	116,740

Our ordinary income for the fiscal year ended March 31, 2020 was ¥485,856 million. Interest income, which amounted to ¥417,832 million, accounted for most of this income.

Our ordinary expenses for the fiscal year ended March 31, 2020 were ¥369,071 million. Interest expense, which amounted to ¥329,800 million, accounted for a significant majority of these expenses.

For the fiscal year ended March 31, 2020, we recorded net income of ¥116,775 million.

Consolidated Statement of Comprehensive Income (unaudited)

March 31, 2020
(In millions of yen)
Net income	¥116,775
Other comprehensive income (loss)	238,637
Valuation difference on available-for-sale securities	(2,929)
Deferred gains or losses on hedges	242,351
Foreign currency translation adjustment	1,391
Share of other comprehensive income of equity method investments	(2,176)

Comprehensive income (loss)	¥355,413

(Comprehensive income (loss) attributable to)
Owners of parent	355,377
Non-controlling interests	35

Consolidated Statement of Cash Flows (unaudited)

March 31, 2020
(In millions of yen)
Cash flows from operating activities
Net income before income taxes	¥116,801
Depreciation and amortization	2,740
Losses (profits) of equity method investments	2,828
Increase (decrease) in allowance for loan losses	(7,270)
Increase (decrease) in provision for bonuses	20
Increase (decrease) in provision for directors’ bonuses	0
Increase (decrease) in net defined benefit liability	(273)
Increase (decrease) in provision for directors’ retirement benefits	13
Interest income	(417,832)
Interest expense	329,800
Loss (gain) related to securities	(5,639)
Foreign exchange losses (gains)	(1,589)
Loss (gain) on disposal of noncurrent assets	(16)
Net decrease (increase) in loans and bills discounted	442,581
Net increase (decrease) in borrowed money	(788,214)
Net decrease (increase) in deposit (excluding deposit paid to Bank of Japan)	(48,062)
Increase (decrease) in straight bonds-issuance and redemption	300,887
Interest received	449,048
Interest paid	(338,465)
Other	188,455

Subtotal	225,814

Income taxes paid	(6)

Net cash provided by (used in) operating activities	225,807

Cash flows from investing activities
Purchase of securities	(32,310)
Proceeds from sales of securities	17,727
Proceeds from redemption of securities	23,500
Purchase of property, plant and equipment	(773)
Proceeds from sales of property, plant and equipment	22
Purchase of intangible assets	(653)

Net cash provided by (used in) investing activities	7,512

Cash flows from financing activities
Proceeds from issuance of new shares	98,500
Payment to national treasury	(26,525)

Net cash provided by (used in) financing activities	(71,974)

Effect of exchange rate change on cash and cash equivalents	—

Net increase (decrease) in cash and cash equivalents	305,294

Cash and cash equivalents at beginning of period	734,292

Cash and cash equivalents at end of period	¥1,039,586

USE OF PROCEEDS

We will use the net proceeds of the issue of the bonds, which we estimate will be approximately $2,493,546,459, for our Ordinary Operations.

DESCRIPTION OF THE BONDS AND GUARANTEE

The following terms of the bonds and the guarantee of Japan supplement the description of the general terms of our debt securities under “Description of the Debt Securities and Guarantee” in the SEC Base Prospectus. For more information, you should refer to the fiscal agency agreement relating to the bonds, a copy of the form of which is to be filed as an exhibit to an amendment to the JBIC 18-K 2019, on July 9, 2020.

General

The bonds will be issued pursuant to a fiscal agency agreement, dated as of July 8, 2020 (New York City time)/July 9, 2020 (Tokyo time), among us, Japan, MUFG Bank, Ltd., London Branch, as fiscal agent, registrar, principal paying agent and transfer agent and MUFG Union Bank, N.A., as U.S. representative of the fiscal agent, registrar, principal paying agent and transfer agent. The aggregate principal amount of the bonds will be $2,500,000,000. The bonds will mature at par on July 15, 2025.

The bonds will bear interest at 0.625% per annum, payable in equal semi-annual installments, accruing from July 15, 2020. The interest payment dates are January 15 and July 15, commencing January 15, 2021.

Interest will be payable to the person in whose name the bond is registered at 6:00 p.m., New York City time on the fifteenth day before the interest payment occurs. Whenever it is necessary to compute any amount of interest in respect of the bonds, that interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

If a date for payment of principal or interest on the bonds falls on a day that is not a business day, the related payment of principal, premium, if any, or interest may be made on the next succeeding business day as if made on the date the payment was due and no interest will accrue in respect of such delay.

For purposes of the bonds, “business day” means any day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in: (a) the relevant place of payment and (b) The City of New York, London and Tokyo.

Other than as described below under “—Redemption”, we may not redeem the bonds prior to maturity. The bonds will not be subject to a sinking fund.

Japan unconditionally and irrevocably guarantees the payment of principal of, interest on, and any additional amounts of, the bonds.

The bonds will be our direct, unsecured debt securities obligations and rank pari passu and be payable without any preference among themselves and at least equally with all of our other unsecured debt securities obligations from time to time outstanding, which rank senior to our unsecured general obligations not represented by debt securities, provided, however, that certain obligations in respect of national and local taxes and certain preferential rights granted by, among others, the Japanese Civil Code to certain specified types of creditors, such as preferential rights of employees to wages, will have preference.

Additional terms of the bonds and the guarantee of Japan are described in the SEC Base Prospectus under “Description of the Debt Securities and Guarantee”.

MUFG Bank, Ltd., London Branch has its principal corporate office at Ropemaker Place, 25 Ropemaker Street, London EC2Y 9AN. Under the fiscal agency agreement, the fiscal agent will act in part through its U.S. representative, MUFG Union Bank, N.A., which has an office at 1251 Avenue of the Americas, 19th Floor, New York, N.Y. 10020. In acting as the fiscal agent for the bonds, MUFG Bank, Ltd., London Branch (or its

U.S. representative, as applicable), is the agent of JBIC and Japan, is not a trustee or agent for the holders of the bonds and does not have the same responsibilities or duties to act for such holders as would a trustee or agent. We may maintain deposit accounts and conduct other banking transactions in the ordinary course of business with the fiscal agent.

Acceleration of Maturity

This section supersedes the description in the SEC Base Prospectus under the heading “Description of the Debt Securities and Guarantee—Acceleration of Maturity”.

In case of the following types of default, the principal amount of a bond will become due and payable at the option of the registered holder of such bond upon the registered holder’s written notice to the fiscal agent, unless all defaults shall have been cured prior to the receipt of such notice by the fiscal agent:

•	default in any payment, when due, of principal or interest on any of the bonds, and continuance of such default for a period of 30 days; or

•

default in the performance by us of any other covenant contained in the bonds, and the continuance of such default for a period of 90 days after written notice thereof to us from the registered holder of the bond is received by the fiscal agent.

The fiscal agency agreement does not require us to furnish to the fiscal agent periodic evidence as to the absence of default.

Additional Amounts

We will pay all amounts that we are required to pay on the bonds without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any taxing authority in Japan (“Taxes”), unless the withholding or deduction of such Taxes is required by law. In that event, we will pay such additional amounts that are necessary so that the net amounts received by any holder of the bonds after such withholding or deduction will equal the amounts that would have been receivable in the absence of such withholding or deduction.

We will not, however, be obligated to pay any additional amounts:

•

to, or to a third party on behalf of, any holder or beneficial owner of a bond that is an individual non-resident of Japan or a non-Japanese corporation and is liable for such Taxes in respect of this bond by reason of its (a) having some connection with Japan other than the mere holding of, receipt of interest on, or the enforcement of its rights under, this bond or (b) being a Specially-Related Party of JBIC; or

•

to, or to a third party on behalf of, any holder or beneficial owner of a bond that would otherwise be exempt from any such withholding or deduction but that fails to comply with any applicable requirement to provide interest recipient information or to submit a written application for tax exemption to the relevant fiscal agent, or whose interest recipient information is not duly communicated through the Participant (as defined below) and the relevant international clearing organization to such fiscal agent; or

•	to, or to a third party on behalf of, any holder or beneficial owner of a bond that is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation, except for

•	a “designated financial institution” that complies with the requirement to provide the interest recipient information or to submit a written application for tax exemption and,

•

an individual resident of Japan or a Japanese corporation that duly notifies the fiscal agent of its status as not being subject to Taxes to be withheld or deducted by reason of such individual resident of Japan or Japanese corporation receiving interest on the bond through a payment handling agent in Japan appointed by it; or

•

where the bonds are presented for payment (where such presentation is required) more than 30 days after the Relevant Date, except to the extent that any holder of a bond would have been entitled to additional amounts for payment at the expiration of such 30-day period; or

•

to a holder that is a fiduciary, partnership or person other than the sole beneficial owner of any payment to the extent that such payment would be treated as income, for Japanese tax purposes, of a beneficiary or settlor with respect to such fiduciary or a partner of such partnership or other beneficial owner, in each case, who would not have been entitled to such additional amounts had that beneficiary, settlor, partner or other beneficial owner been the holder of such bond; or

•	in any case that is a combination of any of the above.

By “Relevant Date” we mean the date on which such payment first becomes due, except that, if the amount of the moneys payable has not been received by the fiscal agent on or prior to that due date, “Relevant Date” means the date, after the full amount of such moneys are received, on which notice is duly published as described below under “—Redemption”.

Where a bond is held through a participant of an international clearing organization or a financial intermediary, each of which we refer to as a “Participant”, in order to receive payments free of withholding or deduction for, or on account of, any Taxes, if the beneficial owner of the bond is

•	an individual non-resident of Japan or a non-Japanese corporation (other than a Specially-Related Party of JBIC); or

•

a Japanese financial institution falling under certain categories prescribed by the Act on Special Measures Concerning Taxation of Japan, and the cabinet order (Cabinet Order No. 43 of 31st March, 1957, as amended) (“Cabinet Order”), which we refer to as a “designated financial institution”, that beneficial owner must, at the time it entrusts a Participant with the custody of the bond, provide certain “interest recipient information” prescribed by the Act on Special Measures Concerning Taxation of Japan to enable the Participant to establish that the beneficial owner is exempted from the requirement for Taxes to be withheld or deducted, and advise the Participant if that beneficial owner ceases to be so exempted (including the case where the beneficial owner who is an individual non-resident of Japan or a non-Japanese corporation became a Specially-Related Party of JBIC).

Where a bond is not held by a Participant, in order to receive payments free of withholding or deduction for, or on account of, any Taxes, if the beneficial owner is

•	an individual non-resident of Japan or a non-Japanese corporation (other than a Specially-Related Party of JBIC); or

•	a designated financial institution,

that beneficial owner must, prior to each time it receives interest, submit to the fiscal agent a written application for tax exemption (Hikazei Tekiyo Shinkokusho) in the form obtainable from the fiscal agent. The written application for tax exemption must state, among other things,

•	the name and address (and, if applicable, the Japanese individual or corporation ID number) of the beneficial owner,

•	the title of the bond,

•	the relevant interest payment date,

•	the amount of interest and,

•	the fact that the beneficial owner is qualified to submit the written application for tax exemption, together with the documentary evidence regarding its identity and residence.

Redemption

We may redeem all, but not less than all, of the bonds if (i):

•

there is any change in or amendment to the laws or treaties, or any regulations or rulings promulgated under the laws or treaties, of Japan or any political subdivision or taxing authority of Japan; or

•

there is any change in official position regarding the application or interpretation of these laws, treaties, regulations or rulings, including a holding, judgment or order by a court of competent jurisdiction, which change, amendment, application or interpretation becomes effective on or after the date we issued the bonds and causes us to pay any additional amounts, as described above under “—Additional Amounts”, and (ii) we cannot avoid the obligation to make such payments by taking reasonable measures available to us.

Before we can redeem the bonds, we must:

•	give the holders of the bonds at least thirty (30) days’ notice and not more than sixty (60) days’ notice in the manner described in “—Notices” below and,

•	deliver to the fiscal agent a legal opinion of our counsel or an opinion of a tax consultant confirming that the conditions that must be satisfied for redemption have occurred.

The redemption price for each bond will be equal to 100% of the principal amount of the bond plus accrued interest to the date of redemption and any additional amounts we are required to pay, as described above under “—Additional Amounts”, and will be payable to the person in whose name the bond is registered at 6:00 p.m., New York City time on the fifteenth day before the redemption occurs.

Form, Denominations and Registration

All bonds will be in registered form, without interest coupons attached. Bonds held outside the United States, referred to as the international bonds, will be represented by beneficial interests in the international global bond, in fully registered permanent global form without interest coupons attached, which will be registered in the name of the nominee of the common depositary for, and in respect of interests held through, Euroclear and Clearstream. A beneficial interest in the international global bond may at all times be held only through Euroclear and Clearstream.

Bonds held within the United States, referred to as the DTC bonds, will be represented by beneficial interests in one or more DTC global bonds, in fully registered permanent global form without interest coupons attached, which will be registered in the name of Cede & Co., as nominee for DTC, and which will be deposited on or about July 15, 2020 with MUFG Union Bank, N.A., as custodian for DTC. In the event there is more than one DTC global bond, they shall collectively be referred to as the DTC global bond.

The international global bond has been assigned a Common Code of 220015335 and an ISIN of XS2200153356. The DTC global bond has been assigned a Common Code of 220059391, an ISIN of US471048CJ53 and a CUSIP number of 471048 CJ5.

Beneficial interests in the global bonds will be represented, and transfers will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC, Euroclear or Clearstream. Such beneficial interests will be in denominations of $200,000 and integral multiples of $2,000 in excess thereof. You may hold bonds directly through DTC, Euroclear or Clearstream, if you are a participant in these systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream hold securities on behalf of their participants through customers’ securities accounts in their respective names on the books at their respective depositaries, which in turn can hold such securities in customers’ securities accounts in the depositaries’ names on the books of DTC.

Persons who are not DTC, Euroclear, or Clearstream participants may beneficially own bonds held by DTC and the nominee of the common depositary for Euroclear and Clearstream only through direct or indirect participants in DTC, Euroclear, or Clearstream. So long as Cede & Co., as the nominee of DTC, and the nominee of the common depositary for Euroclear and Clearstream are the registered owners of the global bonds, Cede & Co. and the nominee of the common depositary for Euroclear and Clearstream for all purposes will be considered the sole holders of the bonds under the fiscal agency agreement and the bonds. Except as provided below, owners of beneficial interests in the global bonds will not be entitled to have bonds registered in their names, will not receive or be entitled to receive physical delivery of bonds in definitive form and will not be considered the holders thereof under the fiscal agency agreement or the bonds. Once we and the fiscal agent make payments to the registered holder, we and the fiscal agent will no longer be liable on the bonds for the amount so paid. Accordingly, any person owning a beneficial interest in the global bonds must rely on the procedures of DTC, Euroclear or Clearstream, and, if such person is not a participant in DTC, Euroclear, or Clearstream, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder of bonds. We understand that, under existing industry practice, in the event that any owner of a beneficial interest in the DTC global bonds desires to take any action that Cede & Co., as the holder of the global bonds, is entitled to take, Cede & Co. would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC may grant proxies or authorize its DTC participants, or persons holding beneficial interests in the bonds through such DTC participants, to exercise any rights of a holder or take any actions that a holder is entitled to take under the fiscal agency agreement or the U.S. dollar-denominated bonds.

The fiscal agent will not charge you any fees for the bonds, other than reasonable fees and indemnity satisfactory to the fiscal agent for the replacement of lost, stolen, mutilated or destroyed bonds. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

Payment

Owners of beneficial interests in the global bonds will receive all payment in U.S. dollars.

Payment of principal and interest on the global bonds will be made to DTC and the common depositary for Euroclear and Clearstream, or the nominee thereof, as the case may be, as the registered owner of the global bonds.

Upon receipt of any payment of principal of or interest on the global bonds, DTC will credit its participants’ accounts with payment in amounts proportionate to their respective beneficial interests in the principal amount of the global bonds as shown on the records of DTC. Payments by DTC participants to owners of beneficial interests in the global bonds held through such participants will be the responsibility of such participants, as is now the case with securities held for the accounts of customers registered in “street name”.

Distributions with respect to bonds held through Euroclear or Clearstream will be credited to the cash accounts of Euroclear participants or Clearstream participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. None of us, the fiscal agent or the registrar will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global bond or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

If a date for payment of principal or interest on the bonds falls on a day that is not a business day, then the related payment of principal, premium, if any, or interest may be made on the next succeeding business day as if made on the date the payment was due and no interest will accrue in respect of such delay. For purposes of this paragraph, “business day” means any day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in: (a) the relevant place of payment and (b) The City of New York, London and Tokyo.

The record date for purposes of payments of principal and interest will be, in respect of each such payment, the 15th calendar day prior to the relevant payment date.

Further Issues

We may from time to time, without notice to or the consent of the registered holders of the bonds, create and issue further bonds ranking pari passu with the bonds in all respects, or in all respects except for

•	the payment of interest accruing prior to the issue date of any further bonds; or

•	the first payment of interest following the issue date of any further bonds,

so that those further bonds would be consolidated and form a single series with the bonds and would have the same terms as to status, redemption or otherwise as the bonds. Any further bonds will be issued subject to a supplement to the fiscal agency agreement.

Prescription

Bonds will become void unless surrendered for payment within a period of ten years from the date on which the payment in respect thereof first becomes due or, if the full amount of the money has not been received by the fiscal agent on or prior to such due date, the date on which the full amount of such money having been so received, notice to that effect shall have been given to the holders.

Meeting of Bondholders

The fiscal agency agreement does not contain provisions for convening meetings of holders of the bonds.

Exchange of Interests in Global Bonds for Bond Certificates

Except in the limited circumstances described below, owners of beneficial interests in the global bonds will not be entitled to have bonds registered in their names, will not receive or be entitled to receive physical delivery of bond certificates in definitive registered form and will not be considered owners or holders thereof under the fiscal agency agreement.

Registration of title to DTC bonds initially represented by the DTC global bond in a name other than DTC or successor depositary or one of their respective nominees will not be permitted unless such depositary notifies us that it is no longer willing or able to discharge properly its responsibilities as depositary with respect to the DTC global bond or ceases to be a “clearing agency” registered under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), or is at any time no longer eligible to act as such, and we are unable to locate a qualified successor within 90 days of receiving notice of such ineligibility on the part of such depositary, in which case notice will be given as described below in “—Notices”.

Registration of title to international bonds initially represented by the international global bond in a name other than the common depositary for Euroclear and Clearstream will not be accepted unless Euroclear or Clearstream is closed for business for a continuous period of fourteen (14) days (other than by reason of legal holidays) or announces an intention permanently to cease business, in which case notice will be given as described below in “—Notices”.

We may also at any time and in our sole discretion determine not to have any of the bonds represented by the global bonds. In such event, we will issue or cause to be issued bonds in definitive registered form in exchange for the bonds represented by the global bonds. Such bonds issued in definitive registered form will be issued only in fully registered form, without coupons, in denominations of $200,000 and integral multiples of $2,000 in excess thereof. Any bonds so issued will be registered in such names, and in such denominations, as

DTC, Euroclear or Clearstream, as the case may be, shall request. Such bonds may be presented for registration of transfer or exchange at the office of the fiscal agent or one of its agents in The City of New York or London, and principal thereof and interest thereon will be payable at such office of the fiscal agent, provided that interest thereon may be paid to the registered holders of the definitive registered bonds as described below. Exchange of the global bonds for definitive registered bonds will be made free of charge for the bondholders.

Distribution of principal of and interest on any definitive registered bonds will be made by the fiscal agent directly to registered holders of the definitive registered bonds in accordance with the procedures described in this Supplement and in the fiscal agency agreement. Interest payments and any principal payments on each payment date will be made to holders of the definitive registered bonds in whose names the definitive registered bonds were registered at the close of business on the related record date. Distributions will be made by wire transfer or by check mailed to the addresses of such holders as they appear on the register maintained by the registrar. The final payment on any definitive registered bond, however, will be made only upon presentation and surrender of such definitive registered bond at the office of the fiscal agent on a payment date that is a business day in the place of presentation. The fiscal agent will provide notice to registered holders mailed not later than fifteen (15) days before such final distribution.

Definitive registered bonds will be transferable and exchangeable at the offices of the fiscal agent or at the offices of our other agents in the City of New York or London. No service charge will be imposed for any registration of transfer or exchange, but the fiscal agent may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange. None of the fiscal agent, the registrar or any transfer agent will be required to (a) exchange or register the transfer of any definitive registered bonds selected for redemption, or (b) exchange or register the transfer of definitive registered bonds for the period from the record date preceding the due date for any payment to the payment date with respect to such definitive registered bonds.

Notices

All notices will be published in a daily newspaper in English of general circulation in London (expected to be the Financial Times) and in New York City (expected to be The Wall Street Journal), provided that for so long as any bonds are represented by the global bond, notices may be given by delivery of the relevant notice to DTC, Euroclear and Clearstream, for communication by them to their respective participants in substitution for publication in any such newspaper. If at any time publication in any such newspaper is not practicable, notices will be valid if published in an English language newspaper selected by us with general circulation in the respective market regions. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made.

In addition, so long as the bonds are listed on the official list of the Luxembourg Stock Exchange and admitted to trading on the Euro MTF Market and it is required by the rules of such exchange, all notices to holders of bonds will be published in English:

(1)	in a leading newspaper having a general circulation in Luxembourg (which currently is expected to be Luxemburger Wort); or

(2)	on the website of the Luxembourg Stock Exchange at www.bourse.lu.

Governing Law

Bonds shall be governed by, and interpreted in accordance with, the laws of the State of New York except with respect to its authorization and execution by us and any other matters required to be governed by the laws of Japan.

GLOBAL CLEARANCE AND SETTLEMENT

Although DTC, Euroclear and Clearstream have agreed to the procedures provided below in order to facilitate transfers of bonds among their participants, they are under no obligation to perform these procedures and they may modify or discontinue these procedures at any time. None of JBIC, Japan, the fiscal agent, the registrar, any paying agent, any underwriter or any affiliate of any of the above, or any person by whom any of the above is controlled for the purposes of the United States Securities Act of 1933, as amended (the “Securities Act”), will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective direct or indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations or for the sufficiency for any purpose of the agreements described below.

DTC, Euroclear and Clearstream have advised as follows:

The Clearing Systems

DTC

DTC is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. DTC participants include:

•	Euroclear and Clearstream;

•	securities brokers and dealers;

•	banks;

•	trust companies; and

•	clearing corporations.

DTC participants also may include certain other organizations such as the underwriters. Indirect access to the DTC system also is available to indirect DTC participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

Because DTC can act only on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of an owner of a beneficial interest in the global bonds to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be limited by the lack of a definitive certificate for such interest. The laws of some jurisdictions require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in the global bonds to such persons may be limited. In addition, beneficial owners of bonds through the DTC system will receive distributions of principal and interest on the bonds only through DTC participants.

Euroclear and Clearstream

Euroclear and Clearstream hold securities for participating organizations and facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in accounts of such participants. Euroclear and Clearstream provide to their participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream interface with domestic securities markets. Euroclear and Clearstream participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations and include certain of the underwriters. Indirect access to Euroclear or Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Euroclear or Clearstream participant, either directly or indirectly.

Initial Settlement

Investors electing to hold their bonds through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. The securities custody accounts of investors will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their bonds through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Bonds will be credited to the securities custody accounts of Euroclear holders and of Clearstream holders against payment in same-day funds on the settlement date.

Secondary Market Trading

Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any bonds where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC participants

Secondary market sales of book-entry interests in the DTC bonds between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled using the procedures applicable to United States corporate debt obligations if payment is effected in U.S. dollars, or free of payment if payment is not effected in U.S. dollars. Where payment is not effected in U.S. dollars, separate payment arrangements outside DTC are required to be made between the DTC participants.

Trading between Euroclear and/or Clearstream participants

Secondary market sales of book-entry interests in the bonds held through Euroclear or Clearstream to purchasers of book-entry interests in the international bonds through Euroclear or Clearstream will be conducted in accordance with the normal rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds in registered form.

Trading between DTC seller and Euroclear or Clearstream purchaser

When book-entry interests in bonds are to be transferred from the account of a DTC participant holding a beneficial interest in a DTC global bond to the account of a Euroclear or Clearstream accountholder wishing to purchase a beneficial interest in an international global bond, the DTC participant will deliver instructions for delivery to the relevant Euroclear or Clearstream accountholder to DTC by 12:00 noon, New York City time, on the settlement date. Separate payment arrangements are required to be made between the DTC participant and the relevant Euroclear or Clearstream accountholder. On the settlement date, the custodian, MUFG Union Bank, N.A., will instruct the fiscal agent and the registrar to:

•	decrease the amount of bonds registered in the name of Cede & Co. and evidenced by the DTC global bonds; and

•

increase the amount of bonds registered in the name of the nominee of the common depositary for Euroclear and Clearstream, and evidenced by the international global bond. Book-entry interests will be delivered free of payment to Euroclear or Clearstream as the case may be, for credit to the relevant accountholder on the first business day following the settlement date.

Trading between Euroclear or Clearstream seller and DTC purchaser

When book-entry interests in the bonds are to be transferred from the account of a Euroclear or Clearstream accountholder to the account of a DTC participant wishing to purchase a beneficial interest in the DTC global bond, the Euroclear or Clearstream participant must send to Euroclear or Clearstream delivery free of payment instructions by 7:45 p.m., Luxembourg time, one business day prior to the settlement date. Euroclear or Clearstream, as the case may be, will in turn transmit appropriate instructions to the common depositary for Euroclear and Clearstream and the fiscal agent to arrange delivery to the DTC participant on the settlement date. Separate payment arrangements are required to be made between the DTC participant and the relevant Euroclear or Clearstream accountholder, as the case may be. On the settlement date, the common depositary for Euroclear and Clearstream will:

•

transmit appropriate instructions to the custodian, MUFG Union Bank, N.A., who will in turn deliver such book-entry interests in the bonds free of payment to the relevant account of the DTC participants; and

•	instruct the fiscal agent and the registrar to:

•	decrease the amount of bonds registered in the name of the nominee of the common depositary for Euroclear and Clearstream, and evidenced by the international global bond; and

•	increase the amount of bonds registered in the name of Cede & Co. and evidenced by the DTC global bond.

So long as the international global bond is held on behalf of Euroclear and Clearstream or on behalf of any other clearing system, referred to as an alternative clearing system, notices to holders of bonds represented by a beneficial interest in the international global bond may be given by delivery of the relevant notice to Euroclear, Clearstream or the alternative clearing system, as the case may be, and so long as the DTC global bond is held on behalf of DTC, or an alternative clearing system, notices to holders of bonds represented by a beneficial interest in the DTC global bond may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be.

TAXATION

Additional Japanese Taxation Considerations

Please consult your own tax advisor concerning the consequences of owning these bonds in your particular circumstances under the tax laws and regulations in Japan.

The statements below are based on current tax laws and regulations in Japan and current income tax treaties executed by Japan all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). Neither such statements nor any other statements in this document are to be regarded as advice on the tax position of any holder of the Debt Securities or any person purchasing, selling or otherwise dealing in the Debt Securities or any tax implication arising from the purchase, sale or other dealings in respect of the Debt Securities.

Debt Securities. This section applies only to Debt Securities other than those falling under (i) so-called “discounted bonds” as defined in Article 41-12-2, Paragraph (6) of the Act on Special Measures Concerning Taxation of Japan or (ii) so-called “taxable linked bonds” as defined in Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation of Japan, i.e., bonds of which the amount of interest is to be calculated by reference to certain indexes (as prescribed by the Cabinet Order under Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation of Japan) relating to JBIC or a Specially-Related Party of JBIC (as defined below).

Representation by Investors upon Initial Distribution. By subscribing to the Debt Securities, an investor will be deemed to have represented that it is a beneficial owner that is, (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a Specially-Related Party of JBIC, or (ii) a Designated Financial Institution (as defined below) . Among other restrictions, the Debt Securities are not, as part of the distribution at any time, to be directly or indirectly offered or sold to, or for the benefit of, any person other than a beneficial owner that is described in (i) or (ii) above.

Interest Payments on Debt Securities and Redemption Gain

The following description of Japanese taxation (limited to national taxes) (subject to the relevant tax treaty between Japan and the relevant country) applies exclusively to (i) interest on the Debt Securities and (ii) the redemption gain (meaning any difference between the acquisition price of the interest-bearing Debt Securities of the holder and the issue price of such interest-bearing Debt Securities (the “Redemption Gain”)) and the issue differential (meaning any difference between the issue price of the interest-bearing Debt Securities and the amount which the holder receives upon redemption of such interest-bearing Debt Securities (the “Issue Differential”)), where such Debt Securities are issued outside Japan and payable outside Japan. In addition, the following description assumes that the Debt Securities will only be evidenced by Global Certificates, and no Debt Securities evidenced by Definitive Certificates that are independently traded are issued, in which case different tax consequences may apply. It is not intended to be exhaustive and prospective purchasers are recommended to consult their tax advisers as to their exact tax position.

Tax Withholding Rules for Non-resident Investors.

1.	Interest

If the recipient of interest on the Debt Securities or of the Redemption Gain is an individual non-resident of Japan or a non-Japanese corporation for Japanese tax purposes, as described below, the Japanese tax consequences on such individual non-resident of Japan or non-Japanese corporation are significantly different depending upon whether such individual non-resident of Japan or non-Japanese corporation is a Specially-Related Party of JBIC. Most importantly, if such individual non-resident of Japan or non-Japanese corporation is a Specially-Related Party of JBIC, income tax at the rate of 15.315% of the amount of such interest will be withheld by JBIC under Japanese tax law:

•	If the recipient of interest on any Debt Securities is:

•	an individual non-resident of Japan having no permanent establishment within Japan;

•	a non-Japanese corporation having no permanent establishment within Japan; or

•

an individual non-resident of Japan or non-Japanese corporation having a permanent establishment within Japan, but where the receipt of interest on the relevant Debt Securities is not attributable to such permanent establishment of such individual non-resident of Japan or non-Japanese corporation, then, no Japanese income tax or corporate tax is payable with respect to such interest whether by way of withholding or otherwise, if certain requirements are complied with. Such requirements include:

•

if the relevant Debt Securities are held through certain participants in an international clearing organization such as Euroclear Bank SA/NV, Clearstream Banking S.A. and The Depository Trust Company, or a certain financial intermediary prescribed by the Act on Special Measures Concerning Taxation of Japan and the relevant cabinet order thereunder (the Act on Special Measures Concerning Taxation of Japan, cabinet order thereunder and the related ministerial regulation are called the “Act”) (each, a “Participant”), the requirement that such recipient provides, at the time of entrusting a Participant with the custody of the relevant Debt Securities, certain information prescribed by the Act to enable the Participant to establish that the recipient is exempt from the requirement for Japanese tax to be withheld or deducted (the “Interest Recipient Information”), and advise the Participant if such individual non-resident of Japan or non-Japanese corporation ceases to be so exempted (including the case where it becomes a Specially-Related Party of JBIC), and that JBIC prepare and file a certain confirmation prescribed by the Act (the “Interest Recipient Confirmation”) with the competent local tax office in a timely manner based upon the Interest Recipient Information communicated through the Participant and the relevant international clearing organization; and

•

if the relevant Debt Securities are not held by a Participant, the requirement that such recipient submit to the fiscal agent (or a separate paying agent, if one is appointed) a written application for tax exemption (hikazei tekiyo shinkokusho) (the “Written Application for Tax Exemption”), together with certain documentary evidence, and that JBIC file the Written Application for Tax Exemption so received with the competent local tax office in a timely manner.

Failure to comply with the requirements described above (including the case where the Interest Recipient Information is not duly communicated as required under the Act) will result in the withholding by JBIC of income tax at the rate of 15.315% of the amount of such interest.

•	If the recipient of interest on any Debt Securities is:

•	an individual non-resident of Japan having a permanent establishment within Japan; or

•	a non-Japanese corporation having a permanent establishment within Japan,

and the receipt of interest is attributable to such permanent establishment of such individual non-resident of Japan or non-Japanese corporation, then such interest will not be subject to the withholding by JBIC of income tax at the rate of 15.315% if the requirements concerning the Interest Recipient Information and the Interest Recipient Confirmation or the Written Application for Tax Exemption as set out above are complied with. Failure to do so will result in the withholding by JBIC of income tax at the rate of 15.315% of the amount of such interest. The amount of such interest will, however, be subject to regular income tax or corporate tax, as appropriate.

•

Notwithstanding the foregoing, if an individual non-resident of Japan or a non-Japanese corporation mentioned above is a person who has a special relationship with JBIC (that is, in general terms, a person who directly or indirectly controls or is directly or indirectly controlled by, or is under direct or indirect common control with, JBIC) within the meaning prescribed by the Cabinet Order under Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation of Japan (such person is referred to in this section as a “Specially-Related Party of JBIC”) as of the beginning of the fiscal year of JBIC in which the relevant Interest Payment Date falls, the exemption from Japanese withholding tax on interest mentioned above will not apply, and income tax at the rate of 15.315% of the amount of such interest will be withheld by JBIC. If such individual non-resident of Japan or a non-Japanese corporation has a permanent establishment within Japan, regular income tax or corporate tax, as appropriate, collected otherwise than by way of withholding, could apply to such interest under Japanese tax law.

If an individual non-resident of Japan or a non-Japanese corporation (regardless of whether it is a Specially-Related Party of JBIC) is subject to Japanese withholding tax with respect to interest on the Debt Securities under Japanese tax law, a reduced rate of withholding tax or exemption therefrom may be available under the relevant income tax treaty between Japan and the country of tax residence of such individual non-resident of Japan or non-Japanese corporation. Individual non-residents of Japan or non-Japanese corporations that are entitled under any applicable income tax treaty to a reduced rate of Japanese withholding tax or exemption from Japanese withholding tax on payment of interest by JBIC are required to submit an “Application Form for Income Tax Convention regarding Relief from Japanese Income Tax and Special Income Tax for Reconstruction on Interest” and any other required forms and documents in advance through JBIC to the relevant tax authority before payment of interest.

Under the Act, (a) if an individual non-resident of Japan or a non-Japanese corporation that is a beneficial owner of the Debt Securities becomes a Specially-Related Party of JBIC, or an individual non-resident of Japan or a non-Japanese corporation that is a Specially-Related Party of JBIC becomes a beneficial owner of the Debt Securities, and (b) if such Debt Securities are held through a Participant, then such individual non-resident of Japan or non-Japanese corporation would be obligated to notify the Participant of such change in status by the immediately following Interest Payment Date of the Debt Securities. As described above, as the status of such individual non-resident of Japan or non-Japanese corporation as a Specially-Related Party of JBIC for Japanese withholding tax purposes is determined based on the status as of the beginning of the fiscal year of JBIC in which the relevant Interest Payment Date falls, such individual non-resident of Japan or non-Japanese corporation should, by such notification, identify and advise the Participant of the specific Interest Payment Date on which Japanese withholding tax starts to apply with respect to such individual non-resident of Japan or non-Japanese corporation as being a Specially-Related Party of JBIC.

2.	Redemption Gain and Issue Differential

•

If the recipient of the Redemption Gain and the Issue Differential is an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan or having a permanent establishment within Japan but where the receipt of such Redemption Gain and Issue Differential is not attributable to such permanent establishment of such individual non-resident of Japan or non-Japanese corporation, no income tax or corporate tax is payable with respect to such Redemption Gain and Issue Differential.

•

If the recipient of the Redemption Gain and the Issue Differential with respect to the Debt Securities is an individual non-resident of Japan or a non-Japanese corporation having a permanent establishment within Japan and the receipt of such Redemption Gain and Issue Differential is attributable to such permanent establishment of such individual non-resident of Japan or non-Japanese corporation, such Redemption Gain and Issue Differential will not be subject to any withholding tax but will be subject to regular income tax or corporate tax, as appropriate.

•

Notwithstanding paragraphs above, if an individual non-resident of Japan or a non-Japanese corporation mentioned above is a Specially-Related Party of JBIC as at the beginning of the fiscal year of JBIC in which such individual non-resident of Japan or non-Japanese corporation acquired such Debt Securities, the Redemption Gain and the Issue Differential will not be subject to withholding tax but the Redemption Gain will be subject to regular income tax or corporate tax, as appropriate, under Japanese tax law, regardless of whether such individual non-resident of Japan or non-Japanese corporation has a permanent establishment within Japan; provided that exemption may be available under the relevant income tax treaty.

Tax Withholding Rules for Resident Investors.

1.	Interest

If the recipient of interest on the Debt Securities is an individual resident of Japan or a Japanese corporation for Japanese tax purposes, as described below, regardless of whether such recipient is a Specially-Related Party of JBIC, in addition to any applicable local tax, income tax will be withheld at the rate of 15.315% of the amount of such interest, if such interest is paid to an individual resident of Japan or a Japanese corporation (except for (i) a Designated Financial Institution (as defined below) which complies with the requirement for tax exemption under Article 6, Paragraph (9) of the Act on Special Measures Concerning Taxation of Japan, or (ii) a Public Corporation, etc. (as defined below) or a Specified Financial Institution (as defined below) to which such interest is paid through the Japanese Custodian (as defined below) in compliance with the requirement for tax exemption under Article 3-3, Paragraph (6) of the Act on Special Measures Concerning Taxation of Japan, as amended.):

In addition to the withholding tax consequences upon resident investors as explained in this section, resident investors should consult their own tax advisors regarding income tax or corporate tax consequences other than by way of withholding, bearing in mind, especially for individual residents of Japan, the change to the taxation regime of bonds which took effect on January 1, 2016.

•

If the recipient of interest on any Debt Securities is an individual resident of Japan or a Japanese corporation other than any of the following institutions that complies with the requirement described below:

•	Japanese banks;

•	Japanese insurance companies;

•	Japanese “financial instruments business operators” (as such term is defined by the Financial Instruments and Exchange Act of Japan);

•

other Japanese financial institutions that fall under certain categories prescribed by the relevant cabinet order under Article 3-3, Paragraph (6) and Article 8, Paragraph (1) and (2) of the Act on Special Measures Concerning Taxation of Japan (such institutions, together with Japanese banks, insurance companies and financial instruments business operators, are called “Specified Financial Institutions”); or

•	Japanese public corporations or Japanese public-interest corporations designated by the relevant law (Koukyo hojin tou) (“Public Corporations, etc.”),

and such recipient receives payment of interest through certain payment handling agents in Japan (“Japanese Payment Handling Agents”), such agents will withhold income tax at the rate of 15.315% of the amount of such interest. As JBIC is not in a position to know in advance the recipient’s status, the recipient of interest falling under this category should inform JBIC through the paying agent of its status in a timely manner. Failure to do so may result in double withholding.

•	If the recipient of interest on any Debt Securities is:

•

a Public Corporation, etc. that keeps such Debt Securities deposited with, and receives the interest on such Debt Securities through, a Japanese Payment Handling Agent with custody of the Debt Securities (the “Japanese Custodian”); or

•	a Specified Financial Institution that keeps such Debt Securities deposited with, and receives the interest on such Debt Securities through, the Japanese Custodian,

and such recipient submits through the Japanese Custodian, to the competent tax authority, the report prescribed by the Act, no withholding tax is levied on such interest. However, since JBIC is not in a position to know in advance the recipient’s withholding tax exemption status, the recipient of interest falling under this category should inform JBIC through the paying agent of its status in a timely manner. Failure to so notify JBIC may result in the withholding by JBIC of a 15.315% income tax.

•

If the recipient of interest on any Debt Securities is an individual resident of Japan or a Japanese corporation (except for a Designated Financial Institution which complies with the requirements described below), and receives interest not through a Japanese Payment Handling Agent, income tax at the rate of 15.315% of the amount of such interest will be withheld by JBIC.

•	If the recipient of interest on any Debt Securities is:

•	a Japanese bank;

•	a Japanese insurance company;

•	a Japanese financial instruments business operator; or

•

any other Japanese financial institution that falls under one of certain categories prescribed by the relevant cabinet order under Article 6, Paragraph (9) of the Act on Special Measures Concerning Taxation of Japan (each a “Designated Financial Institution”), and such recipient receives interest not through a Japanese Payment Handling Agent and the requirements concerning the Interest Recipient Information and the Interest Recipient Confirmation or the Written Application for Tax Exemption as referred to above are complied with, no withholding tax will be imposed.

2.	Redemption Gain and Issue Differential

•

If the recipient of the Redemption Gain and the Issue Differential is an individual resident of Japan or a Japanese corporation, such Redemption Gain and Issue Differential will not be subject to any withholding tax.

Special Additional Tax for Reconstruction from the Great East Japan Earthquake. Due to the imposition of a special additional withholding tax of 0.315% (or 2.1% of 15%) to secure funds for reconstruction from the Great East Japan Earthquake, the withholding tax rate has been effectively increased from 15% to 15.315% during the period beginning on January 1, 2013 and ending on December 31, 2037. On or after January 1, 2038, all references to the tax rate of 15.315% in the foregoing descriptions will read 15%. There is also certain special additional tax imposed upon regular income tax for a certain period.

Capital Gains, Inheritance Tax and Gift Tax. Gains derived from the sale outside Japan of Debt Securities by an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment in Japan are generally not subject to Japanese income or corporate tax. An individual, regardless of his or her residency, who has acquired Debt Securities as legatee, heir or donee from another individual may be required to pay Japanese inheritance tax or gift tax at progressive rates.

Additional United States Taxation Considerations

This section supplements and to the extent inconsistent, supersedes the description in the SEC Base Prospectus under “Description of the Debt Securities and Guarantee—United States Taxation” of the material United States federal income tax consequences of owning the bonds we are offering, and is subject to the limitations and exceptions set forth therein.

Please consult your own tax advisor concerning the consequences of owning these bonds in your particular circumstances under the U.S. Internal Revenue Code and the laws of any other taxing jurisdiction.

Foreign Account Tax Compliance Act (“FATCA”)

We do not expect the provisions of the U.S. Internal Revenue Code, U.S. Treasury regulations thereunder and any intergovernmental agreements between the United States and an applicable foreign country pertaining to FATCA to apply to the bonds we are offering.

Backup Withholding and Information Reporting

If you are a noncorporate United States holder, information reporting requirements, on Internal

Revenue Service Form 1099, generally will apply to:

•

payments of principal and interest on a Debt Security within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and

•	the payment of proceeds from the sale of a Debt Security effected at a United States office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

•	fails to provide an accurate taxpayer identification number,

•	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

•	in certain circumstances, fails to comply with applicable certification requirements.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement which we entered into on July 8, 2020 (New York City time)/July 9, 2020 (Tokyo time), we have agreed to sell to each of the underwriters named below, and each of the underwriters, for whom Citigroup Global Markets Limited, Daiwa Capital Markets Europe Limited, Goldman Sachs International and J.P. Morgan Securities plc are acting as representatives, has severally agreed to purchase, the principal amount of bonds set forth opposite its name below:

Underwriter	Principal Amount
Goldman Sachs International	$875,000,000
Barclays Bank PLC	575,000,000
Morgan Stanley & Co. International plc	375,000,000
Nomura International plc	675,000,000

Total	$2,500,000,000

The underwriters are obligated to purchase all of the bonds if they purchase any of the bonds.

The underwriters are offering the bonds, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the bonds, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters propose to offer the bonds directly to the public at the price set forth on the cover page of this Supplement. After the bonds are released for sale to the public, the offering price and other selling terms may from time to time be varied by the representatives.

We are offering the bonds for sale only in those jurisdictions in the United States, Europe and Asia other than Japan (subject to certain exceptions) where it is legal to make such offers.

Certain of the underwriters have agreed to act through their respective U.S. affiliate or other U.S. broker-dealer when offering the bonds for sale in the United States.

The bonds have not been and will not be registered under the Financial Instruments and Exchange Act of Japan and are subject to the Act on Special Measures Concerning Taxation of Japan. Each underwriter has represented and agreed that, (I) it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any bonds in Japan, or to any person resident in Japan for Japanese securities law purposes (including any corporation or entity organized under the laws of Japan), except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act of Japan and any other applicable laws, regulations and ministerial guidelines of Japan; and, (II) it has not offered or sold, and will not offer or sell as part of its distribution under the underwriting agreement at any time, any of the bonds to, or for the benefit of, any person other than a beneficial owner that is, (i) for Japanese tax purposes, neither (a) an individual resident of Japan or a Japanese corporation, nor (b) an individual non-resident of Japan or a non-Japanese corporation that in either case is a Specially-Related Party of JBIC as described in Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation of Japan or (ii) a Japanese financial institution, designated in Article 6, Paragraph (9) of the Act on Special Measures Concerning Taxation of Japan.

Each of the underwriters has represented and agreed that the bonds subscribed by it will be subscribed by it as principal.

Each of the underwriters has agreed that it will not offer, sell or deliver any of the bonds, directly or indirectly, or distribute this Supplement or the SEC Base Prospectus or any other offering material relating to the bonds, in or from any jurisdiction outside the United States except under the circumstances that will to the best knowledge and belief of such underwriter result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on JBIC or Japan except as set forth in the underwriting agreement.

Each underwriter has represented, warranted and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any bonds in circumstances in which section 21(1) of the FSMA does not apply to JBIC or Japan; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the bonds in, from or otherwise involving the United Kingdom.

The bonds may not be offered, sold or otherwise made available to and, will not be offered, sold or otherwise made available to any retail investor in the EEA or in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of the IDD, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently no key information document required by the PRIIPs Regulation for offering or selling the bonds or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the bonds or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPs Regulation.

The bonds are a new issue of securities with no established trading market. We have been advised by the representatives of the underwriters that the representatives intend to make a market in the bonds but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the bonds. If an active public trading market for the bonds does not develop, the market price and liquidity of the bonds may be adversely affected.

In connection with the offering, the Stabilizing Manager may purchase the bonds in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the Stabilizing Manager of a greater principal amount of bonds than it is required to purchase in the offering. The Stabilizing Manager may close out any short position by purchasing bonds in the open market. A short position is more likely to be created if the Stabilizing Manager is concerned that there may be downward pressure on the price of the bonds in the open market prior to the completion of the offering. The Stabilizing Manager may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the Stabilizing Manager has repurchased bonds sold by or for the account of such underwriter in stabilizing or short covering transactions. Purchases to cover a short position and stabilizing transactions may have the effect of preventing or slowing a decline in the market price of the bonds. Additionally, these purchases, along with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the bonds. As a result, the price of the bonds may be higher than the price that might otherwise exist in the open market. These transactions may be effected in the over-the-counter market or otherwise.

Our expenses, other than underwriting discounts and commissions, in connection with this offering are estimated to be approximately $378,541, which include our reimbursement of certain of the underwriters’ expenses in connection with this offering, which are estimated to be approximately $225,000.

We and Japan have agreed severally to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of certain liabilities.

Certain of the underwriters from time to time have performed various investment and commercial banking services for us in the ordinary course of their business. We may engage in a hedging transaction directly or indirectly with one or more of the representatives in connection with the bonds offered hereby.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If the underwriters or their affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the bonds offered hereby. Any such short positions could adversely affect future trading prices of the bonds offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Delivery of the bonds will be made on or about July 15, 2020, which is the 5th business day following the date of this Supplement (this settlement cycle being referred to as (“T+5”)). Under Rule 15c6-1 of the Commission under the Exchange Act, trades in the secondary market generally are required to settle in two (2) business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade bonds prior to the settlement date may be required, by virtue of the fact that the bonds initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

VALIDITY OF SECURITIES

The validity of the bonds and of the guarantee is being passed upon on behalf of us and Japan by Mori Hamada & Matsumoto as to Japanese law. The validity of the bonds and of the guarantee is being passed upon on behalf of the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP as to New York law.

AUTHORIZED AGENTS IN THE UNITED STATES

As of the date of this Supplement, our authorized agent in the United States, for the purpose of the Securities Act, is MASUDA Yusuke whose address is: Representative Office in New York (Regional Headquarters for the Americas), Japan Bank for International Cooperation, 712 Fifth Avenue, 26th Floor, New York, New York 10019. The authorized agents for Japan are FUJIYAMA Tomohiro located at: Ministry of Finance, Consulate General of Japan in New York, 299 Park Avenue, 18th Floor, New York, NY 10171 and YAMAMOTO Yosuke located at: Embassy of Japan, 2520 Massachusetts Avenue, N.W., Washington D.C. 20008.

GENERAL INFORMATION

Application has been made for the bonds to be listed on the official list of the Luxembourg Stock Exchange and to be traded on the Euro MTF Market.

We expect, but are not obligated to holders of the bonds, to maintain listing of the bonds on the official list of the Luxembourg Stock Exchange and admission of the bonds to trading on the Euro MTF Market. Changed circumstances, including changes in listing requirements, could result in suspension or removal of the listing of the bonds on the Euro MTF Market, or cause us to conclude that continued listing of the bonds on the Euro MTF Market is impossible, impracticable or unduly burdensome, in which case, we may take steps to procure the delisting of the bonds from the official list of the Luxembourg Stock Exchange and withdrawal of admission to the Euro MTF Market. In such event, we may, but are not required to, seek an alternative admission to listing, trading and/or quotation for the bonds by another listing authority, exchange and/or system within or outside the European Union, as we may decide. An alternative admission may not be available to us or may, in our opinion, be unduly burdensome.

Notice of any delisting and/or alternative listing will be given as described in “Description of the Bonds and Guarantee—Notices”, and a copy of the notice will be provided to the Luxembourg Stock Exchange. Although there is no assurance as to the liquidity of the bonds on the Luxembourg Stock Exchange, delisting of the bonds may have a material effect on the ability of a bondholder to continue to hold the bonds and/or to resell the bonds held by it in the secondary market.

Except as disclosed in “Summary Financial Information” on pages S-37 to S-41 of this Supplement, there has been no significant change in our financial position since March 31, 2019, the date of the most recent published English language financial statements of Japan Bank for International Cooperation.

Except as disclosed in “Recent Developments” on pages S-12 to S-36 of this Supplement, there has been no significant change in Japan’s public finance and trade data since March 31, 2019.

On July 9, 2020 (Tokyo time), the Minister of Finance of Japan or the Minister of Finance ad interim is expected to provide consent to give Japan’s guarantee with respect to the bonds, upon our application dated July 9, 2020. The bonds are issued pursuant to a decision of the Board of Directors of JBIC on April 24, 2020.

The bonds have been accepted for clearance through DTC, Euroclear and Clearstream (Common Code for international global bond: 220015335; Common Code for DTC global bond: 220059391; CUSIP: 471048 CJ5; ISIN for international global bond: XS2200153356; ISIN for DTC global bond: US471048CJ53). The address of DTC is 55 Water Street, New York, N.Y., 10041. The address of Euroclear is 1 Boulevard du Roi Albert II, B-1210 Brussels, Belgium. The address of Clearstream is 42 Avenue JF Kennedy, L-1855 Luxembourg.

We are not and have not been involved in any governmental, legal, or arbitration proceedings (including any such proceedings which are pending or threatened, of which we are aware) during the 12 months preceding the date of this Supplement which may have, or have had in the recent past, significant effects on JBIC’s financial position.

Japan is not and has not been involved in any governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened of which Japan is aware) during the 12 months preceding the date of this Supplement which may have, or have had in the recent past, significant effects on Japan’s financial position.

The contact address and telephone number for JBIC for the purposes of this Supplement is Capital Markets and Funding Division, Treasury Department, Treasury and Systems Group, JBIC, 4-1, Otemachi 1-chome, Chiyoda-ku, Tokyo 100-8144, Japan, telephone: 81-3-5218-3304.

The contact address and telephone number for Japan for the purposes of this Supplement is Market Finance Division, Financial Bureau, Ministry of Finance, 3-1-1 Kasumigaseki, Chiyoda-ku, Tokyo 100-8940, Japan, telephone: 81-3-3581-4111.

The Commission maintains an Internet site (http://www.sec.gov) that contains reports and other information regarding issuers that file electronically with the Commission. Our Internet site is http://www.jbic.go.jp. The information on the website is not incorporated by reference into this Supplement or the SEC Base Prospectus.

The names of JBIC’s directors and corporate auditors are as follows:

Governor
MAEDA Tadashi

Deputy Governor
HAYASHI Nobumitsu

Executive Managing Director
AMAKAWA Kazuhiko

Senior Managing Directors
OYA Toshio TANAKA Kazuhiko
KUROISHI Kuninori

Managing Directors
KOIZUMI Shinichi
KAWAMURA Yoshinori

Corporate Auditors
SUMIYA Koji
TSUCHIYA Mitsuaki
TAMAI Yuko

All of the officers are engaged by JBIC on a full-time basis except KOIZUMI Shinichi, KAWAMURA Yoshinori, TSUCHIYA Mitsuaki and TAMAI Yuko.

Where information in this Supplement has been sourced from third parties, this information has been accurately reproduced and as far as we are aware and able to ascertain from information published by such third parties, no facts have been omitted which would render the reproduced information inaccurate or misleading. The source of third party information is identified where used. We take responsibility for the correct reproduction and extraction of such third party information.

So long as the bonds are listed on the official list of the Luxembourg Stock Exchange and admitted to trading on the Euro MTF Market and the rules of the Luxembourg Stock Exchange shall so require, copies of the following documents will be available in hard copy form on any weekday, Saturdays and public holidays excepted, during normal business hours, and you may obtain copies of the annual reports and audited financial statements referred to in (ii) and (v) below, at the office of the paying agent in London:

(i)	a direct and accurate English translation of the JBIC Act (in case of inaccuracies the Japanese language version prevails);

(ii)

a copy of this Supplement and the SEC Base Prospectus (and all documents incorporated herein by reference, including the JBIC 18-K 2019 containing, as exhibits, the audited financial statements of JBIC for the fiscal years ended March 31, 2018 and 2019);

(iii)	the fiscal agency agreement (or, pending execution of the fiscal agency agreement, a draft subject to modification);

(iv)	the executed guarantee; and

(v)	the Japan 18-K 2019 containing Japan’s financial information for the fiscal years ended March 31, 2018 and 2019 and Japan’s Budget for the fiscal year ended March 31, 2020.

In addition, the LSE Approved Prospectus is also available for viewing at the website of the Luxembourg Stock Exchange (www.bourse.lu).

Copies of the final form of the fiscal agency agreement and the guarantee will be available, so long as any bonds are outstanding, for inspection at the specified offices of the fiscal agent in London.

The bonds will bear the following legends:

Interest payments on this security will generally be subject to Japanese withholding tax unless it is established that the security is held by or for the account of a beneficial owner that is (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with JBIC as described in Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation of Japan (a “Specially-Related Party of JBIC”), (ii) a designated Japanese financial institution described in Article 6, Paragraph (9) of the Act on Special Measures Concerning Taxation of Japan which complies with the requirement for tax exemption under that paragraph, or (iii) a Japanese public corporation, financial institution or financial instruments business operator, etc. described in Article 3-3, Paragraph (6) of the Act on Special Measures Concerning Taxation of Japan which complies with the requirement for tax exemption under that paragraph.

Interest payments on this security to an individual resident of Japan, to a Japanese corporation (except as described in the preceding paragraph), or to an individual non-resident of Japan or a non-Japanese corporation that in either case is a Specially-Related Party of JBIC will be subject to deduction in respect of Japanese income tax at a rate of currently 15.315 per centum (15 per centum on or after January 1, 2038) of the amount of such interest.

P R O S P E C T U S

Japan Bank for International Cooperation

(Issuer)

Japan

(Guarantor)

$11,128,625,000

Debt Securities

Japan Bank for International Cooperation (“JBIC”) may offer any combination of debt securities from time to time in one or more offerings. JBIC will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to make offers or sales of securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 5, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that JBIC and Japan filed with the Securities and Exchange Commission (the “Commission”) under a “shelf” registration process. Under this shelf process, JBIC may, from time to time, sell debt securities (“Debt Securities”) described in this prospectus in one or more offerings up to a total dollar amount of $11,128,625,000. This prospectus provides you with a general description of the Debt Securities JBIC may offer. Each time JBIC sells securities under this shelf process, JBIC will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest, you should read both this prospectus and the relevant prospectus supplement together with additional information under the heading “Where You Can Find More Information”.

Issuance of any guarantee by Japan of any Debt Securities will be subject to limits imposed by annual budgetary authorizations set by the Japanese Diet. In addition, each particular issue of Debt Securities will require authorization by Japan of any guarantee of such Debt Securities on a case-by-case basis.

None of JBIC, Japan or the underwriters of the Debt Securities to which any particular prospectus supplement relates has authorized any dealer, salesman or other person to give any information or to make any representation not contained in this prospectus or such a prospectus supplement. If any such dealer, salesman or other person has given or made such information or representation, you must not rely upon such information or representation as having been authorized by JBIC, Japan or such underwriters. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the Debt Securities in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

ii

WHERE YOU CAN FIND MORE INFORMATION

JBIC and Japan file and have filed annual reports, amendments to annual reports and other information with the Commission. These reports and amendments include certain financial, statistical and other information about JBIC and Japan, and may be accompanied by exhibits. You may read and copy any document JBIC and Japan file and have filed with the Commission at the Commission’s public reference room at 100 F Street, N.E., Washington, DC 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. In addition, the Commission maintains an Internet site (www.sec.gov) that contains reports and other information regarding issuers that file electronically with the Commission.

The Commission allows JBIC and Japan to “incorporate by reference” the information JBIC and Japan file and have filed with the Commission, which means that JBIC and Japan can disclose important information to you by referring you to those documents. Information that is incorporated by reference is an important part of this prospectus. JBIC and Japan incorporate by reference the documents listed below and any future filings made with the Commission to the extent such filings indicate that they are intended to be incorporated by reference:

•

JBIC’s Annual Report on Form 18-K (File No. 333-182490) for the year ended March 31, 2016, filed on September  6, 2016, and the amendments thereto filed on October  28, 2016, on February 15, 2017 and on May 25, 2017; and

•	Japan’s Annual Report on Form 18-K (File No. 033-23423-01) for the year ended March 31, 2016, filed on August 12, 2016.

Each time JBIC or Japan files a document with the Commission that is incorporated by reference, the information in that document automatically updates the information contained in previously filed documents.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. JBIC and Japan have not authorized anyone else to provide you with different or additional information. JBIC and Japan are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the dates set forth on the respective cover pages of these documents.

You may request a copy of the annual reports, amendments to annual reports and other information mentioned above by writing or calling JBIC. Written requests for such documents should be directed to JBIC, 4-1 Otemachi 1-chome, Chiyoda-ku, Tokyo 100-8144, Japan, Attention: Capital Markets and Funding Division, Treasury Department, Corporate Group, JBIC. JBIC’s telephone number is 81-3-5218-3304. The Internet site of JBIC is http://www.jbic.go.jp/en. The information on the website is not incorporated by reference into this prospectus.

In this document all amounts are expressed in Japanese Yen (“¥” or “yen”), except as otherwise specified. The spot buying rate quoted on the Tokyo Foreign Exchange Market on June 28, 2017 as reported by the Bank of Japan at 5:00 p.m., Tokyo time, was ¥112.15 = $1.00, and the noon buying rate on June 23, 2017 for cable transfers in New York City payable in yen, as reported by the Federal Reserve Bank of New York, was ¥111.26 = $1.00.

References herein to Japanese fiscal years (“JFYs”) are to 12-month periods commencing in each case on April 1 of the year indicated and ending on March 31 of the following year.

JAPAN BANK FOR INTERNATIONAL COOPERATION

The following information updates information in JBIC’s annual report on Form 18-K. The following section has been updated to reflect current information and has not been revised in its entirety. In the following section, information pertaining to previous years is provided solely for your convenience.

JBIC is a joint stock corporation organized under the laws of Japan and established on April 1, 2012. The Japan Bank for International Cooperation Act (the “JBIC Act”) was passed into law on April 28, 2011 to spin off the Japan Bank for International Cooperation Operations (“JBIC Operations”), together with the Financial Operations for Facilitating Realignment of United States Forces in Japan, from the domestic financial operations of JBIC’s predecessor, Japan Finance Corporation (the “Predecessor”). Pursuant to the JBIC Act, on April 1, 2012, all of the assets and liabilities relating to the JBIC Operations and the Financial Operations for Facilitating Realignment of United States Forces in Japan were assumed by JBIC. The Financial Operations for Facilitating Realignment of United States Forces in Japan were discontinued at the end of September 2012.

As part of Japanese government’s initiative of “Partnership for Quality Infrastructure” in May 2015, the Act for Partial Amendment of the Japan Bank for International Cooperation Act (the “Act for Partial Amendment of the JBIC Act”) was enacted on May 11, 2016 to further support the overseas business expansion of Japanese companies by strengthening JBIC’s functions. Consequently, in October 2016, a new account for financing overseas infrastructure projects (“Special Operations”) was established separately from the account for JBIC’s existing operations (“Ordinary Operations”).

Purpose and Authority

Under the JBIC Act, the purposes and operations of JBIC remain substantially unchanged from the former purposes and operations of JBIC Operations, but includes the Special Operation newly added in accordance with the Act for Partial Amendment of the JBIC Act which was approved and enacted in May 2016 and certain new guarantee and securitization operations that are extensions of the JBIC Operations, as described below under the caption “Operations”.

Government Control and Supervision

Under the JBIC Act, JBIC’s shares are wholly owned by the Japanese government, and JBIC is under the Japanese government’s control. JBIC’s operations, including appointment of directors, business plans and issuance of new debt securities, are supervised by the Minister of Finance. JBIC’s budgets are subject to approval of the Japanese Diet, and the annual financial statements of JBIC are required to be submitted to the Diet.

Operations

JBIC Operations

Pursuant to the JBIC Act, JBIC conducts the JBIC Operations to fulfill the following four missions in order to contribute to the sound development of Japan and the international economy and society: (a) promoting the overseas development and securement of resources which are important for Japan, (b) maintaining and improving the international competitiveness of Japanese industries, (c) promoting the overseas businesses having the purpose of preserving the global environment, such as preventing global warming, and (d) preventing disruptions to international financial order or taking appropriate measures with respect to damages caused by such disruption.

In order to execute the above missions, JBIC conducts the following seven principal operations by way of financing instruments such as loans, guarantees, acquisition and securitization of public/corporate bonds, assignment and securitization of loan assets and equity participations.

•	Export Loans. For the purpose of promoting exports of Japanese plants and for the purpose of securing equally competitive conditions in terms of financing when Japanese exporters compete with other developed countries, export finance provides loans and guarantees of funds to support exports of plants and technologies by Japanese companies, such as power generation facilities, communication equipment, and marine vessels.

•

Import Loans.    For the purpose of securing a stable supply of resources for Japan, import finance provides loans and guarantees of funds to support imports of oil, LNG, iron ore and other strategically important materials to Japan. Apart from resources, the guarantee facility supports imports of goods and services for which there are crucial domestic needs, such as aircrafts.

•

Overseas Investment Loans.    For the purpose of promoting Japan’s overseas business activities, overseas investment finance provides loans and guarantees of long-term business funds to support overseas investment projects undertaken by Japanese companies for local manufacturing, resource development and other business ventures.

•

Untied Loans.    Untied loans provide loans and guarantees of funds to support improvements in the overseas business environment to facilitate Japanese trade, investments and other overseas business activities by foreign governments and foreign government agencies. Untied loans also support projects that have a strong impact on preserving the environment.

•

Bridge Loans.    Bridge loans provide short-term financing for developing country governments facing balance-of-payments difficulties or other emergencies until international agencies can provide economic support funds.

•

Equity Participations.    Equity participations are equity investments in overseas joint ventures involving Japanese companies and equity investments in funds in which Japanese companies or international institutions participate.

•	Research and Studies. JBIC conducts research and studies to support its operations.

Special Operations

The JBIC Act (Act No. 39 of 2011), which regulates JBIC’s financial operations, was amended as of May 18, 2016 with the object, inter alia, of enhancing JBIC’s capacity to finance overseas infrastructure projects through the newly established “Special Operations”. The amendment came into force from October 1, 2016 together with relevant implementing decrees. JBIC is thereafter required to maintain separate accounts for the Ordinary Operations and the Special Operations to ensure transparency of both operations. In line with the Japanese government’s initiative to promote development of quality infrastructure, JBIC intends to leverage every tool at its disposal, including the Special Operations, to further mobilize the requisite funds to support private sector investment in infrastructure projects worldwide.

Both the account for Ordinary Operations and the account for Special Operations are required to conduct sound and efficient operations based on the principle that expenditures should not exceed revenues (“sufficient revenues to cover expenditures”) according to the JBIC Act. The account for Ordinary Operations is additionally subject to the principle that repayment from the loans and the performance of the obligations under the guarantees should be ascertained (“certainty of repayment”).

Organizational Structure

Management

JBIC’s board of directors has the ultimate responsibility for the administration of its affairs. JBIC’s articles of incorporation provide for a board of directors of not more than five directors and three corporate auditors. All directors and corporate auditors are elected by the Japanese government as JBIC’s sole shareholder at the shareholder’s general meetings, but the election of each director and corporate auditor is subject to approval of the Minister of Finance in accordance with the JBIC Act. The normal term of office for directors is two years, and the normal term of office for corporate auditors is four years, but directors and corporate auditors may serve any number of consecutive terms. The board of directors may elect from among its members a Governor, a CEO, an Executive Managing Director, several COOs, and several Senior Managing Directors. The Governor acts as the chairperson at the shareholder’s general meeting. The board of directors may also elect one or more representative directors from among its members, but such election is subject to the approval of the Minister of Finance. Each of the Governor, CEO, Executive Managing Director, COOs and Senior Managing Directors shall represent JBIC in the conduct of its affairs, and in addition, several directors may be appointed to have the authority to represent JBIC in the conduct of its affairs.

The corporate auditors form the board of corporate auditors. The board of corporate auditors has a statutory duty to prepare and submit an audit report to the board of directors each year based on the audit reports issued by the individual corporate auditors in that year. A corporate auditor may note his or her opinion in the audit report issued by the board of corporate auditors if his or her opinion expressed in the individual audit report is different from the opinion expressed in the audit report issued by the board of corporate auditors. The board of corporate auditors is empowered to establish audit principles, the method of examination by the corporate auditors of JBIC’s affairs and financial position and any other matters relating to the performance of the corporate auditors’ duties.

JBIC is required to appoint, and has appointed, independent auditors, who have the statutory duties of examining the financial statements, prepared on a basis consistent with accounting principles generally accepted in Japan (“Japanese GAAP”), to be submitted to the shareholders by a representative director, and preparing their audit report thereon. JBIC has selected its independent auditors to audit the financial statements for the fiscal years ended March 31, 2015, 2016 and 2017.

JBIC’s current directors and corporate auditors as of June 22, 2017, are as follows:

Name	Title
Akira Kondoh	Governor

Tadashi Maeda	CEO, Executive Managing Director

Nobumitsu Hayashi	COO, Senior Managing Director

Yasushi Hasegawa	Senior Managing Director

Kenichiro Hayashi	Senior Managing Director

Tatsuhiko Takesada	Senior Managing Director

Shinichi Koizumi	Managing Director (Outside Director)

Yasuo Ota	Corporate Auditor (Full-time Corporate Auditor)

Mitsuaki Tsuchiya	Corporate Auditor (Outside Corporate Auditor)

Yuko Tamai	Corporate Auditor (Outside Corporate Auditor)

Akira Kondoh
1967	Joined the Sumitomo Bank, Limited (currently the Sumitomo-Mitsui Banking Corporation)
1992	Director, the Sumitomo Bank, Limited, and President, Sumitomo Bank Capital Markets, Inc., New York (stationing in New York)
1997	Managing Director, the Sumitomo Bank, Limited, and Head of the Americas and Europe (stationing in New York)
1999	Deputy President, Daiwa Securities SB Capital Markets Co., Ltd.
2000	Corporate Senior Executive Vice President and Deputy Chief Financial Officer, Sony Corporation
2004	Vice Chairman Finance and Investment, AIG East Asia Holdings Management Inc.
2009	President and CEO, Fuji Fire and Marine Insurance Company Limited
2010	Chairman and CEO, Fuji Fire and Marine Insurance Company Limited; Board of Director, Fuji Life Insurance Company
2011	Board of Director, Fuji Fire and Marine Insurance Company; Vice Chairman, Chartis Far East Holdings KK.(currently AIG Japan Holdings KK)
2012	Managing Director, JBIC
2014	Audit and Supervisory Board Member, CALBEE, Inc.
2016	Governor, JBIC

Tadashi Maeda
1982	Joined the Export-Import Bank of Japan (currently JBIC)
2008	Head, Energy and Natural Resources Finance Department, JBIC
2009	Head, Corporate Planning Department, JBIC
2012

Director General, Corporate Planning Department, JBIC; Director General, Finance Department for Facilitating Realignment of U.S. Forces Japan, JBIC;

Managing Executive Officer, Global Head of Infrastructure Finance Group, JBIC

2013	Representative Director, Senior Managing Director, Global Head of Infrastructure Finance Group, JBIC
2016	Representative Director, CEO, Executive Managing Director, JBIC

Nobumitsu Hayashi
1980	Joined the Ministry of Finance
2013	Director-General, Financial Bureau, Ministry of Finance
2014	Commissioner, National Tax Agency
2016	COO, Senior Managing Director, JBIC

Yasushi Hasegawa
1984	Joined the Ministry of Finance
2010	Director of the Supervisory Coordination Division, Supervisory Bureau, Financial Services Agency
2012	Director of the Planning Division, Planning and Coordination Bureau, Financial Services Agency
2015	Deputy Director-General of the Planning and Coordination Bureau, Financial Services Agency
2016	Director-General of the Tokai Local Finance Bureau
2017	Senior Managing Director, JBIC

Kenichiro Hayashi
1983	Joined the Export-Import Bank of Japan (currently JBIC)
2008	Director General, International Finance Department for the Americas, JBIC
2011	Nuclear Damage Compensation Facilitation Corporation
2012	Director General, Treasury Department, JBIC
2013	Executive Officer, JBIC
2015	Managing Executive Officer, Global Head of Energy and Natural Resources Finance Group, JBIC
2016	Managing Executive Officer, Global Head of Corporate Group, JBIC
2017	Senior Managing Director, JBIC

Tatsuhiko Takesada
1984	Joined Mitsubishi Heavy Industries, Ltd.
1995	Joined the Export-Import Bank of Japan (currently JBIC)
2010	Head, Corporate Finance Department, JBIC
2011	Head, Global Manufacturing Finance Department, JBIC
2012	Director General, Corporate Finance Department, JBIC
2013	Executive Officer for Asia and Pacific, JBIC
2014	Joined Japan Overseas Infrastructure Investment Corporation for Transport & Urban Development (JOIN); Managing Executive Officer, Managing Director for Project
2017	Senior Managing Director, JBIC

Shinichi Koizumi
1971	Joined Toray Industries, Inc.
2008

Executive Vice President and Representative Member of the Board, Corporate Strategic Planning, International Operations, TORAYCA & Advanced Composites Division,

Corporate Marketing Planning, Toray Industries, Inc.

2013	Senior Advisor, Toray Industries, Inc. Chairman of the Board, Toray Corporate Business Research, Inc.
2015	Senior Advisor, Toray Industries, Inc. (current position) Senior Advisor, Toray Corporate Business Research, Inc. Member of the Board, Obayashi Corporation (current position)
2016	Managing Director, JBIC

Yasuo Ota
1983	Joined the Export-Import Bank of Japan (currently JBIC)
2013	Executive Officer for the Americas, JBIC
2016	Corporate Auditor, JBIC

Mitsuaki Tsuchiya
1977	Joined The Industrial Bank of Japan, Ltd.
2002	General Manager of Secretariat, Mizuho Corporate Bank, Ltd.
2004	Executive Officer & General Manager of Secretariat, Mizuho Corporate Bank, Ltd.
2006	Managing Executive Officer, Mizuho Corporate Bank, Ltd.
2008	Deputy President & Executive Officer, Mizuho Trust & Banking, Ltd. Deputy President (Representative Director), Mizuho Trust & Banking, Ltd.
2011	Deputy President & Executive Officer, Mizuho Financial Group, Inc. Director, Deputy President & Executive Officer, Mizuho Financial Group, Inc.
2012	President & CEO, Mizuho Research Institute, Ltd.
2017	Corporate Auditor, JBIC

Yuko Tamai
1994	Joined Nagashima & Ohno (currently Nagashima Ohno & Tsunematsu)
2000	Worked as a lawyer-from-abroad at Covington & Burling LLP, Washington, D.C.
2003	Partner, Nagashima Ohno & Tsunematsu
2015	Corporate Auditor, JBIC

Summary Financial Information

The table below sets forth the summary financial information of JBIC, as of and for the fiscal years ended March 31, 2015 and 2016, prepared in accordance with Japanese GAAP, derived from the audited financial statements of JBIC for the fiscal years ended March 31, 2015 and 2016.

BALANCE SHEETS

	March 31, 2015	March 31, 2016	March 31, 2016
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Assets:
Cash and due from banks	¥850,496	¥1,220,187	$10,829
Cash	0	0	0
Due from banks	850,496	1,220,187	10,829
Securities	261,786	236,602	2,100
Other securities	261,786	236,602	2,100
Loans and bills discounted	14,432,949	13,540,661	120,169
Loans on deeds(a)	14,432,949	13,540,661	120,169
Other assets	430,297	256,188	2,274
Prepaid expenses	520	521	5
Accrued income	45,331	49,807	442
Derivatives other than for trading-assets	18,913	43,357	385
Cash collateral paid for financial instruments	365,250	162,230	1,440
Other	282	273	2
Property, plant and equipment	28,295	27,804	247
Buildings	3,040	2,882	26
Land	24,664	24,427	217
Lease assets	22	13	0
Construction in progress	—	34	0
Other	567	446	4
Intangible assets	3,154	2,737	24
Software	3,154	2,737	24
Customers’ liabilities for acceptances and guarantees	2,572,328	2,464,703	21,873
Allowance for loan losses	(115,492)	(168,262)	(1,493)

Total assets	¥18,463,816	¥17,580,622	$156,023

(a)

Loans on deeds are loans that require the borrower to conclude an agreement with JBIC which specifies terms and conditions of a loan, such as the amount, interest rate, maturity date, collateral and repayment method.

	March 31, 2015	March 31, 2016	March 31, 2016
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Liabilities:
Borrowed money	¥9,425,316	¥9,438,450	$83,763
Borrowings	9,425,316	9,438,450	83,763
Bonds payable	3,049,490	2,668,558	23,683
Other liabilities	949,227	528,890	4,694
Accrued expenses	27,645	31,815	282
Unearned revenue(a)	63,934	57,888	514
Derivatives other than for trading-assets	833,744	375,363	3,331
Cash collateral received for financial instruments	12,750	63,380	562
Lease obligations	31	16	0
Other	11,121	426	5
Provision for bonuses	500	516	5
Provision for directors’ bonuses	6	6	0
Provision for retirement benefits	6,395	7,090	63
Provision for directors’ retirement benefits	30	39	0
Acceptances and guarantees	2,572,328	2,464,703	21,873

Total liabilities	¥16,003,296	¥15,108,255	$134,081

Net Assets:
Capital Stock	¥1,391,000	¥1,391,000	$12,345
Retained earnings	993,053	972,140	8,628
Legal retained earnings	865,683	929,368	8,248
Other retained earnings	127,369	42,772	380
Retained earnings brought forward	127,369	42,772	380

Total shareholders’ equity	2,384,053	2,363,140	20,973

Valuation difference on available-for-sale securities(b)	12,786	4,303	38
Deferred gains or losses on hedges	63,681	104,923	931

Total valuation and translation adjustments	76,467	109,226	969

Total net assets	¥2,460,520	¥2,472,367	$21,942

Total liabilities and net assets	¥18,463,816	¥17,580,622	$156,023

(a)	Unearned revenue is fees and commissions received in advance of providing products or services.
(b)	Valuation difference on available-for-sale securities represents the difference between the fair value and the carrying amount of securities.

STATEMENTS OF OPERATIONS

	March 31, 2015	March 31, 2016	March 31, 2016
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Ordinary income:	¥257,252	¥240,005	$2,130
Interest income	192,973	213,806	1,897
Interest on loans and discounts	166,130	196,859	1,747
Interest and dividends on securities	2,030	2,682	24
Interest on receivables under resale agreements	59	7	0
Interest on deposits with banks	1,479	2,787	25
Interest on interest swaps	23,116	11,250	100
Other interest income	156	219	1
Fees and Commissions	35,901	22,091	196
Other fees and commissions	35,901	22,091	196
Other ordinary income	4,100	141	1
Gain on foreign exchange transactions	3,856	117	1
Other	244	23	0
Other income	24,276	3,965	36
Reversal of allowance for loan losses	13,392	—	—
Recoveries of written-off claims	101	0	0
Gain on sales of stocks and other securities	0	1,890	17
Gain on investments in partnerships	10,633	1,914	17
Other	148	160	2
Ordinary expenses:	136,755	197,276	1,751
Interest expenses	116,076	123,779	1,099
Interest on borrowings and rediscounts	50,488	57,339	509
Interest on bonds	65,567	66,429	590
Other interest expenses	20	10	0
Fees and commissions payments	2,088	1,653	15
Other fees and commissions	2,088	1,653	15
Other ordinary expenses	1,585	1,310	12
Amortization of bond issuance cost	659	729	6
Expenses on derivatives other than for trading or hedging	520	145	1
Other	405	434	5
General and administrative expenses	17,004	17,631	156
Other expenses	—	52,901	469
Provision of allowance for loan losses	—	52,770	468
Loss on sales of stocks and other securities	—	130	1
Ordinary profit	120,496	42,728	379
Extraordinary income	5,707	43	1
Gain on disposal of noncurrent assets	9	43	1
Gain on transfer of benefit obligation relating to welfare pension fund	5,698	—	—
Extraordinary loss	16	—	—
Loss on disposal of noncurrent assets	16	—	—
Net income	¥126,187	¥42,772	$380

The ordinary income for the fiscal year ended March 31, 2015 was ¥257.3 billion. This was attributable primarily to interest income which amounted to ¥193.0 billion, reflecting assistance provided in promotion of overseas development and acquisition of strategically important natural resources, overseas M&A transactions by Japanese corporations, and the overseas business deployment of Japanese companies.

The ordinary expenses for the fiscal year ended March 31, 2015 were ¥136.8 billion. This was attributable primarily to interest expenses, amounting to ¥116.1 billion, which mostly reflected interest expenses for our borrowings and outstanding debt securities.

For the fiscal year ended March 31, 2015, JBIC recorded ordinary profit of ¥120.5 billion and net income of ¥126.2 billion.

The ordinary income for the fiscal year ended March 31, 2016 was ¥240.0 billion. This was attributable primarily to interest income which amounted to ¥213.8 billion, reflecting assistance provided in promotion of overseas development and acquisition of strategically important natural resources, overseas M&A transactions by Japanese corporations, and the overseas business deployment of Japanese companies.

The ordinary expenses for the fiscal year ended March 31, 2016 were ¥197.3 billion. This was attributable primarily to interest expenses, amounting to ¥123.8 billion, which mostly reflected interest expenses for our borrowings and outstanding debt securities.

For the fiscal year ended March 31, 2016, JBIC recorded ordinary profit of ¥42.7 billion and net income of ¥42.8 billion.

STATEMENTS OF CASH FLOWS

	March 31, 2015	March 31, 2016	March 31, 2016
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Cash flow from operating activities
Net income	¥126,187	¥42,772	$380
Depreciation and amortization	1,356	1,302	12
Increase (decrease) in allowance for loan losses	(13,392)	52,770	468
Increase (decrease) in provision for bonuses	17	15	0
Increase (decrease) in provision for directors’ bonuses	0	0	0
Increase (decrease) in provision for retirement benefits	(6,673)	695	6
Increase (decrease) in provision for directors’ retirement benefits	9	8	0
Gain on fund management	(192,973)	(213,806)	(1,897)
Financing expenses	116,076	123,779	1,099
Loss (gain) related to securities	(10,633)	(3,674)	(33)
Loss (gain) on disposal of noncurrent assets	7	(43)	(0)
Net decrease (increase) in loans and bills discounted	(1,777,548)	892,288	7,919
Net increase (decrease) in borrowed money	1,017,608	13,134	117
Net decrease (increase) in deposit (excluding deposit paid to Bank of Japan)	(129,022)	305,251	2,709
Net decrease (increase) in receivables under resale agreements	202,733	—	—
Increase (decrease) in straight bonds-issuance and redemption	336,800	(382,533)	(3,395)
Proceeds from fund management	186,808	206,938	1,837
Payments for finance	(116,172)	(118,022)	(1,047)
Other	291,148	(204,123)	(1,814)

Subtotal	32,337	716,752	6,361

Net cash provided by (used in) operating activities(a)	32,337	716,752	6,361

Cash flow from investing activities
Purchase of securities	(30,927)	(55,554)	(493)
Proceeds from sales of securities	12,472	67,401	598
Proceeds from redemption of securities	1,816	10,409	92
Purchase of property, plant and equipment	(244)	(183)	(2)
Proceeds from sales of property, plant and equipment	51	332	3
Purchase of intangible assets	(2,525)	(516)	(4)

Net cash provided by (used in) investing activities	(19,356)	21,888	194

Cash flow from financing activities
Proceeds from issuance of common stock	31,000	—	—
Repayments of lease obligations	(12)	(13)	(0)
Payment to national treasury	(45,683)	(63,684)	(565)

Net cash provided by (used in) financing activities	(14,695)	(63,698)	(565)

Effect of exchange rate change on cash and cash equivalents	—	—	—

Net increase (decrease) in cash and cash equivalents	(1,715)	674,942	5,990

Cash and cash equivalents at beginning of period	42,367	40,651	361

Cash and cash equivalents at end of period	¥40,651	¥715,594	$6,351

(a)

An increase in “Net cash provided by (used in) operating activities” from ¥32,337 million for the fiscal year ended March 31, 2015 to ¥716,752 million for the fiscal year ended March 31, 2016 was mainly due to the change in “Net decrease (increase) in deposit (excluding deposit paid to Bank of Japan)” from a net increase of ¥129,022 million for the fiscal year ended March 31, 2015 to a net decrease of ¥305,251 million for the fiscal year ended March 31, 2016. The change in “Net decrease (increase) in deposit (excluding deposit paid to Bank of Japan)” from a net increase to a net decrease was mainly attributable to the transfer of yen-denominated surplus funds from saving accounts at private financial institutions, to which the negative interest rate policy is applied, to current accounts at the Bank of Japan, to which the negative interest rate policy is not applied, that JBIC made in response to the negative JPY interest rate policy introduced by the Bank of Japan in February 2016 so as to avoid having to make interest payments on such deposits if deposited at private financial institutions.

Outstanding Credit

The following table sets forth, as of the dates indicated, the total amounts of loans outstanding provided by JBIC, by type of credit and geographical distribution:

	JBIC Operations		JBIC Operations
	As of March 31,		As of March 31,
	2015		2016
	(In millions of yen except for the percentage)		(In millions of yen except for the percentage)
EXPORT LOANS
Asia	¥329,852	2.2%	¥320,187	2.3%
The Pacific	—	—	—	—
Europe	118,386	0.8%	122,734	0.9%
The Middle East	163,058	1.1%	169,703	1.2%
Africa	108,712	0.7%	126,146	0.9%
North America	—	—	—	—
Latin America	83,987	0.6%	100,292	0.7%
International Organizations, etc(a).	8,492	0.1%	5,683	0.0%

Total	¥812,487	5.5%	844,746	6.1%

IMPORT LOANS
Asia	12,376	0.1%	10,451	0.1%
The Pacific	63,891	0.4%	67,527	0.5%
Europe	10,515	0.1%	9,203	0.1%
The Middle East	265,492	1.8%	146,974	1.1%
Africa	1,637	0.0%	1,152	0.0%
North America	14,448	0.1%	10,412	0.1%
Latin America	19,425	0.1%	28,994	0.2%
International Organizations, etc(a).	273,857	1.9%	250,999	1.8%

Total	661,641	4.5%	525,711	3.8%

OVERSEAS INVESTMENT LOANS
Asia	1,698,423	11.6%	1,651,083	11.9%
The Pacific	2,030,621	13.8%	2,028,120	14.6%
Europe	1,687,389	11.5%	1,912,066	13.8%
The Middle East	1,408,285	9.6%	1,354,314	9.8%
Africa	174,970	1.2%	160,033	1.2%
North America	2,159,962	14.7%	2,312,861	16.7%
Latin America	2,254,172	15.3%	1,921,876	13.9%
International Organizations, etc(a).	556,720	3.8%	1,747	0.0%

Total	11,970,542	81.5%	11,342,099	81.9%

UNTIED LOANS(b)
Asia	335,316	2.3%	280,985	2.0%
The Pacific	—	—	—	—
Europe	2,520	0.0%	1,909	0.0%
The Middle East	62,383	0.4%	49,882	0.4%
Africa	40,395	0.3%	33,315	0.2%
North America	—	—	—	—
Latin America	333,395	2.3%	351,288	2.5%
International Organizations, etc(a).	214,813	1.5%	184,458	1.3%

Total	988,822	6.7%	901,837	6.5%

	JBIC Operations		JBIC Operations
	As of March 31,		As of March 31,
	2015		2016
	(In millions of yen except for the percentage)		(In millions of yen except for the percentage)
GOVERNMENTAL LOANS
Asia	15,864	0.1%	15,864	0.1%
The Pacific	—	—	—	—
Europe	1,970	0.0%	1,970	0.0%
The Middle East	14,518	0.1%	13,401	0.1%
Africa	441	0.0%	305	0.0%
North America	—	—	—	—
Latin America	4,356	0.0%	3,094	0.0%
International Organizations, etc(a).	—	—	—	—

Total	37,150	0.3%	34,635	0.3%

INVESTMENTS
Asia	20,881	0.1%	21,305	0.2%
The Pacific	17,464	0.1%	22,026	0.2%
Europe	13,032	0.1%	15,324	0.1%
The Middle East	—	—	—	—
Africa	—	—	—	—
North America	60,000	0.4%	5,630	0.0%
Latin America	18	0.0%	20	0.0%
International Organizations, etc(a).	110,998	0.8%	130,600	0.9%

Total	222,393	1.5%	194,905	1.4%

Total credit outstanding	¥14,693,035	100.0%	¥13,843,933	100.0%

(a)

International Organizations, etc. include International Monetary Fund (IMF), International Bank for Reconstruction and Development (IBRD), International Finance Corporation (IFC), Asian Development Bank (ADB), Inter-American Development Bank (IDB), African Development Bank (AfDB), European Bank for Reconstruction and Development (EBRD), Banco Centroamericano de Integración Económica (BCIE), Corporación Andina de Fomento (CAF), East African Development Bank (EADB), Eastern and Southern African Trade and Development Bank (PTA Bank), African Export-Import Bank (Afreximbank), Islamic Development Bank (IsDB), European Investment Bank (EIB), Caribbean Development Bank (CDB), etc.

(b)

Untied loans are loans that are not conditional on investments or procurement of equipment and materials from Japan. Untied loans are intended to finance projects and the import of goods by developing countries, or for such countries to achieve equilibrium in their international balance of payments, or to stabilize their currencies.

Credit Commitments

The following table sets forth, for the periods indicated, the total credit commitments made by JBIC, by type of credit and geographical distribution in accordance with JBIC’s system of classification.

	JBIC Operations		JBIC Operations
	As of March 31,		As of March 31,
	2015		2016
	(In millions of yen except for the percentage)		(In millions of yen except for the percentage)
EXPORT LOANS
Asia	¥342,204	11.7%	¥89,324	3.9%
The Pacific	—	—	—	—
Europe	3,712	0.1%	15,622	0.7%
The Middle East	32,941	1.1%	6,044	0.3%
Africa	22,417	0.8%	14,940	0.7%
North America	—	—	—	—
Latin America	5,154	0.2%	15,153	0.7%
International Organizations, etc(a).	—	—	—	—

Total	406,427	13.8%	141,084	6.2%

IMPORT LOANS
Asia	—	—	—	—
The Pacific	—	—	—	—
Europe	—	—	—	—
The Middle East	—	—	252,315	11.0%
Africa	—	—	—	—
North America	—	—	—	—
Latin America	—	—	—	—
International Organizations, etc(a).	—	—	—	—

Total	—	—	252,315	11.0%

OVERSEAS INVESTMENT LOANS
Asia	234,828	8.0%	166,787	7.3%
The Pacific	173,826	5.9%	6,907	0.3%
Europe	225,092	7.7%	582,756	25.4%
The Middle East	326,848	11.1%	169,254	7.4%
Africa	95,041	3.2%	—	—
North America	1,291,035	44.0%	455,357	19.9%
Latin America	104,411	3.6%	469,962	20.5%
International Organizations, etc(a).	—	—	7,137	0.3%

Total	2,451,080	83.5%	1,858,162	81.1%

UNTIED LOANS(b)
Asia	—	—	13,100	0.6%
The Pacific	—	—	—	—
Europe	—	—	—	—
The Middle East	17,837	0.6%	—	—
Africa	14,864	0.5%	—	—
North America	—	—	—	—
Latin America	14,016	0.5%	11,720	0.5%
International Organizations, etc(a).	—	—	—	—

Total	46,717	1.6%	24,820	1.1%

	JBIC Operations		JBIC Operations
	As of March 31,		As of March 31,
	2015		2016
	(In millions of yen except for the percentage)		(In millions of yen except for the percentage)
GOVERNMENTAL LOANS
Asia	—	—	—	—
The Pacific	—	—	—	—
Europe	—	—	—	—
The Middle East	—	—	—	—
Africa	—	—	—	—
North America	—	—	—	—
Latin America	—	—	—	—
International Organizations, etc(a).	—	—	—	—

Total	—	—	—	—

INVESTMENTS
Asia	1,824	0.1%	5,975	0.3%
The Pacific	—	—	—	—
Europe	—	—	—	—
The Middle East	—	—	—	—
Africa	—	—	—	—
North America	9,778	0.3%	—	—
Latin America	—	—	—	—
International Organizations, etc(a).	21,270	0.7%	8,398	0.4%

Total	32,873	1.1%	14,373	0.6%

Total credit commitments	¥2,937,097	100.0%	¥2,290,753	100.0%

(a)

International Organizations, etc. include International Monetary Fund (IMF), International Bank for Reconstruction and Development (IBRD), International Finance Corporation (IFC), Asian Development Bank (ADB), Inter-American Development Bank (IDB), African Development Bank (AfDB), European Bank for Reconstruction and Development (EBRD), Banco Centroamericano de Integración Económica (BCIE), Corporación Andina de Fomento (CAF), East African Development Bank (EADB), Eastern and Southern African Trade and Development Bank (PTA Bank), African Export-Import Bank (Afreximbank), Islamic Development Bank (IsDB), European Investment Bank (EIB), Caribbean Development Bank (CDB), etc.

(b)

Untied loans are loans that are not conditional on investments or procurement of equipment and materials from Japan. Untied loans are intended to finance projects and the import of goods by developing countries, or for such countries to achieve equilibrium in their international balance of payments, or to stabilize their currencies.

The table below sets forth the summary unaudited financial information of JBIC, as of and for the six months ended September 30, 2016, prepared in accordance with Japanese GAAP.

SEMI-ANNUAL BALANCE SHEET AS OF THE SIX MONTHS ENDED SEPTEMBER 30, 2016 (unaudited)

September 30, 2016
(in millions of yen)
Assets:
Cash and due from banks	¥1,530,128
Securities	250,918
Loans and bills discounted	13,169,596
Other assets	238,426
Property, plant and equipment	27,556
Intangible assets	2,464
Customers’ liabilities for acceptances and guarantees	2,389,460
Allowance for loan losses	(138,534)

Total Assets	¥17,470,016

September 30, 2016
(in millions of yen)
Liabilities:
Borrowed money	¥9,665,672
Bonds payable	2,566,785
Other liabilities	347,980
Provision for bonuses	490
Provision for directors’ bonuses	7
Provision for retirement benefits	6,983
Provision for directors’ retirement benefits	11
Acceptances and guarantees	2,389,460

Total liabilities	14,977,391

Net assets:
Capital stock	1,391,000
Retained earnings	1,016,966
Total valuation and translation adjustments	84,658

Total net assets	2,492,625

Total liabilities and net assets	¥17,470,016

SEMI-ANNUAL STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2016 (unaudited)

September 30, 2016
(in millions of yen)
Ordinary income:	¥156,881
Interest income	113,509
Fees and Commissions	13,552
Other income	29,820
Ordinary expenses:	90,744
Interest expenses	72,822
Fees and commissions payments	611
Other ordinary expenses	4,725
General and administrative expenses	8,102
Other expenses	4,481
Ordinary profit	66,137
Extraordinary income	74
Extraordinary loss	—
Net income	¥66,212

The ordinary income for the six months ended September 30, 2016 was ¥156,881 million. Interest income, which amounted to ¥113,509 million and reflected assistance provided in promotion of overseas development and acquisition of strategically important natural resources, overseas M&A transactions by Japanese corporations, and the overseas business deployment of Japanese companies, accounted for most of this income.

The ordinary expenses for the six months ended September 30, 2016 were ¥90,744 million. Interest expenses, which amounted to ¥72,822 million and mostly reflected interest expenses for our borrowings and outstanding debt securities, accounted for most of these expenses.

For the six months ended September 30, 2016, JBIC recorded ordinary profit of ¥66,137 million and net income of ¥66,212 million.

SEMI-ANNUAL STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2016 (unaudited)

September 30, 2016
(In millions of yen)
Cash flow from operating activities
Net income	¥66,212
Depreciation and amortization	575
Increase (decrease) in allowance for loan losses	(29,728)
Increase (decrease) in provision for bonuses	(26)
Increase (decrease) in provision for directors’ bonuses	0
Increase (decrease) in provision for retirement benefits	(106)
Increase (decrease) in provision for directors’ retirement benefits	(27)
Gain on fund management	(113,509)
Financing expenses	72,822
Loss (gain) related to securities	4,478
Loss (gain) on disposal of noncurrent assets	(74)
Net decrease (increase) in loans and bills discounted	371,064
Net increase (decrease) in borrowed money	227,222
Net decrease (increase) in deposit (excluding deposit paid to Bank of Japan)	32,756
Increase (decrease) in straight bonds-issuance and redemption	(102,539)
Proceeds from fund management	110,111
Payments for finance	(68,702)
Other	(176,069)

Subtotal	394,459

Net cash provided by (used in) operating activities	394,459

Cash flow from investing activities
Purchase of securities	(34,840)
Proceeds from sales of securities	2,980
Proceeds from redemption of securities	1,389
Purchase of property, plant and equipment	(52)
Proceeds from sales of property, plant and equipment	212
Purchase of intangible assets	(60)

Net cash provided by (used in) investing activities	(30,370)

Cash flow from financing activities
Repayments of lease obligations	(5)
Payment to national treasury	(21,386)

Net cash provided by (used in) financing activities	(21,392)

Effect of exchange rate change on cash and cash equivalents	—

Net increase (decrease) in cash and cash equivalents	342,697

Cash and cash equivalents at beginning of period	715,594

Cash and cash equivalents at end of period	¥1,058,291

Non-Performing Loans

Our asset quality self-assessment is based on our financial statements prepared in accordance with Japanese GAAP.

The table below sets forth the results of our assessment of our loans as of September 30, 2016, classified in all material respects according to the standards under the Banking Act (Act No. 59 of 1981, as amended) (the “Banking Act”):

As of September 30, 2016
(in millions of yen)
Bankrupt loans(a)	¥—
Non-accrual loans(b)	14,934
Loans with interest or principal repayments three months or more in arrears(c)	44,655
Restructured loans(d)	174,511
Total	¥234,101

(a)

“Bankrupt loans” are loans, defined in Article 96, Paragraph 1, Item (iii), a. through e. and Item (iv) of the corporate Tax Law Enforcement Ordinance (Government Ordinance No. 97, 1965), on which accrued interest income is not recognized as there is substantial uncertainty over the ultimate collectability of either principal or interest because they have been in arrears for a considerable period of time or for other reasons.

(b)

“Non-accrual loans” are loans on which accrued interest income is not recognized, although this excludes Bankrupt loans and the loans on which interest payments are deferred in order to support the borrowers’ recovery from financial difficulties.

(c)

“Loans with interest or principal repayments three months or more in arrears” are loans whose principal or interest payment is three months or more in arrears, and which do not fall under the category of “Bankrupt loans” and “Non-accrual loans.”

(d)

“Restructured loans” are loans whose repayment terms and conditions have been amended in favor of the borrowers (e.g. reduction of or exemption from the stated interest rate, the deferral of interest payments, the extension of principal repayments or renunciation of claims) in order to support the borrowers’ recovery from financial difficulties, and which do not fall under the category of “Bankrupt loans,” “Non-accrual loans,” or “Loans with interest or principal repayments three months or more in arrears.”

The table below sets forth the results of our assessment of our loan portfolio as of September 30, 2016, classified in all material respects according to the standards under the Act on Emergency Measures for the Revitalization of the Functions of the Financial System of 1998, as amended (the “Financial Revitalization Act”):

As of September 30, 2016
(in millions of yen)
Bankrupt and quasi-bankrupt assets(a)	¥—
Doubtful assets(b)	14,941
Substandard loans(c)	219,167
Total	¥234,108

(a)

“Bankrupt and quasi-bankrupt assets” are loans to and other credits to debtors which have begun proceedings under the Bankruptcy Law, the Corporate Reorganization Law, the Financial Revitalization Law or other similar laws of Japan and have financially failed, as well as similar loans as so designated.

(b)

“Doubtful assets” are loans to and other credits to debtors whose financial and operational conditions have been deteriorated and which are unlikely to make payment of principal and/or interest on a contractual basis.

(c)

“Substandard loans” are (1) “Loans with interest or principal repayments three months or more in arrears” for which principal and/or interest is past due three months or more from their date scheduled payment dates excluding “Bankrupt and quasi-bankrupt assets” and “Doubtful assets”, and (2) restructured loans on which we granted concessions to borrowers in financial difficulty to assist them in their financial recovery and enable them to eventually pay their creditors, but exclude “Bankrupt and quasi-bankrupt assets,” “Doubtful assets” and “Loans with interest or principal repayments three months or more in arrears.”

The tables below set forth the summary unaudited financial information of JBIC, as of and for the fiscal year ended March 31, 2017, prepared in accordance with Japanese GAAP.

BALANCE SHEET (unaudited)

March 31, 2017
(In millions of yen)
Assets:
Cash and due from banks	¥1,526,209
Cash	0
Due from banks	1,526,208
Securities	281,249
Other securities	281,249
Loans and bills discounted	14,309,138
Loans on deeds(a)	14,309,138
Other assets	261,790
Prepaid expenses	653
Accrued income	68,861
Derivatives other than for trading-assets	1,972
Cash collateral paid for financial instruments	189,920
Other	382
Property, plant and equipment	27,613
Buildings	2,916
Land	24,311
Lease assets	5
Other	380
Intangible assets	2,711
Software	2,711
Customers’ liabilities for acceptances and guarantees	2,384,997
Allowance for loan losses	(222,036)

Total assets	¥18,571,673

(a)

Loans on deeds are loans that require the borrower to conclude an agreement with JBIC which specifies terms and conditions of a loan, such as the amount, interest rate, maturity date, collateral and repayment method.

March 31, 2017
(In millions of yen)
Liabilities:
Borrowed money	¥9,908,705
Borrowings	9,908,705
Bonds payable	3,301,565
Other liabilities	461,442
Accrued expenses	43,592
Unearned revenue(a)	65,572
Derivatives other than for trading-assets	332,906
Cash collateral received for financial instruments	18,880
Lease obligations	3
Other	487
Provision for bonuses	519
Provision for directors’ bonuses	6
Provision for retirement benefits	6,807
Provision for directors’ retirement benefits	16
Acceptances and guarantees	2,384,997

Total liabilities	¥16,064,061

Net Assets:
Capital Stock	¥1,683,000
Retained earnings	842,366
Legal retained earnings	800,754
Other retained earnings	41,612
Retained earnings brought forward	41,612

Total shareholders’ equity	2,525,366

Valuation difference on available-for-sale securities(b)	2,468
Deferred gains or losses on hedges	(20,223)

Total valuation and translation adjustments	(17,755)

Total net assets	¥2,507,611

Total liabilities and net assets	¥18,571,673

(a)	Unearned revenue is fees and commissions received in advance of providing products or services.
(b)	Valuation difference on available-for-sale securities represents the difference between the fair value and the carrying amount of securities.

STATEMENT OF OPERATIONS (unaudited)

March 31, 2017
(In millions of yen)
Ordinary income:	¥294,656
Interest income	259,250
Interest on loans and discounts	253,672
Interest and dividends on securities	755
Interest on deposits with banks	4,822
Other interest income	0
Fees and Commissions	26,836
Other fees and commissions	26,836
Other income	8,570
Recoveries of written-off claims	0
Gain on investments in partnerships	8,421
Other	148
Ordinary expenses:	253,118
Interest expenses	177,433
Interest on borrowings and rediscounts	91,175
Interest on bonds	59,420
Interest on interest swaps	26,836
Fees and commissions payments	1,919
Other fees and commissions	1,919
Other ordinary expenses	3,136
Loss on foreign exchange transactions	482
Amortization of bond issuance cost	1,662
Expenses on derivatives other than for trading or hedging	422
Other	569
General and administrative expenses	16,726
Other expenses	53,902
Provision of allowance for loan losses	53,855
Other	46
Ordinary profit	41,537
Extraordinary income	75
Gain on disposal of noncurrent assets	75
Extraordinary loss	—
Net income	¥41,612

The ordinary income for the fiscal year ended March 31, 2017 was ¥294,656 million. Interest income, which amounted to ¥259,250 million, accounted for most of this income.

The ordinary expenses for the fiscal year ended March 31, 2017 were ¥253,118 million. Interest expenses, which amounted to ¥177,433 million, accounted for a significant majority of these expenses.

For the fiscal year ended March 31, 2017, we recorded net income of ¥41,612 million.

STATEMENTS OF CASH FLOWS (unaudited)

March 31, 2017
(In millions of yen)
Cash flow from operating activities
Net income	¥41,612
Depreciation and amortization	1,209
Increase (decrease) in allowance for loan losses	53,773
Increase (decrease) in provision for bonuses	2
Increase (decrease) in provision for directors’ bonuses	0
Increase (decrease) in provision for retirement benefits	(282)
Increase (decrease) in provision for directors’ retirement benefits	(22)
Gain on fund management	(259,250)
Financing expenses	177,433
Loss (gain) related to securities	(8,421)
Loss (gain) on disposal of noncurrent assets	(75)
Net decrease (increase) in loans and bills discounted	(768,476)
Net increase (decrease) in borrowed money	470,255
Net decrease (increase) in deposit (excluding deposit paid to Bank of Japan)	(137,099)
Increase (decrease) in straight bonds-issuance and redemption	631,331
Proceeds from fund management	240,302
Payments for finance	(163,993)
Other	(191,419)

Subtotal	86,879

Net cash provided by (used in) operating activities(a)	86,879

Cash flow from investing activities
Purchase of securities	(43,828)
Proceeds from sales of securities	4,796
Proceeds from redemption of securities	1,389
Purchase of property, plant and equipment	(288)
Proceeds from sales of property, plant and equipment	212
Purchase of intangible assets	(841)

Net cash provided by (used in) investing activities	(38,559)

Cash flow from financing activities
Proceeds from issuance of common stock	142,000
Repayments of lease obligations	(12)
Payment to national treasury	(21,386)

Net cash provided by (used in) financing activities	120,601

Effect of exchange rate change on cash and cash equivalents	—

Net increase (decrease) in cash and cash equivalents	168,921

Cash and cash equivalents at beginning of period	715,594

Cash and cash equivalents at end of period	¥884,516

JAPAN

The following information updates information in Japan’s annual report on Form 18-K for the year ended March 31, 2016 and should be read in conjunction with any future periodic reports and amendments filed by Japan with the Commission. The following section has been updated to reflect current information and has not been revised in its entirety. In the following section, information pertaining to previous years is provided solely for your convenience.

General

Japan is a mountainous island country in the western Pacific, with a population of approximately 127 million. Japan has a parliamentary form of government.

Area and Population

Japan, an archipelago in the western Pacific, consists of four main islands (Hokkaido, Honshu, Kyushu and Shikoku) which are mostly mountainous located in the same approximate range of latitude as the east coast of the United States north of Florida. The total area of Japan is approximately 146,000 square miles, which is slightly less than that of California and about 4% of the United States. It is bordered by the Sea of Japan to the west and north, and by the Pacific Ocean to the east and south.

Japan has a total population of approximately 126.8 million (estimated as of April 1, 2017). It has one of the highest population densities in the world and approximately 23.6% of its people (estimated as of October 1, 2016) are concentrated in three metropolitan areas (Tokyo, Osaka and Nagoya). Japan’s average annual rate of population decrease during the years 2012-2016 showed a decline rate of 0.5%. Japan’s population decreased 0.1% during the 12 months ended October 1, 2016.

Government

The legislative power in Japan is vested in the Diet, which currently consists of a House of Representatives having 475 members and a House of Councillors having 242 members. Members of both houses are elected by direct universal suffrage, except that some members of each house are elected by proportional representation. The power of the House of Representatives is superior to that of the House of Councillors in respect of approving certain matters including the national budget and electing the Prime Minister.

The executive power is vested in the Cabinet consisting of a Prime Minister, elected by the Diet from among its members, and other Ministers appointed by the Prime Minister, a majority of whom must be members of the Diet. The judicial power is vested in the Supreme Court and such lower courts as are established by law.

Japan’s 47 prefectures, and its cities, towns and villages, have a certain degree of local autonomy through popularly elected legislative bodies and chief executives. The central government exercises its influence on local governments indirectly through financial aid and prescribing standards of local administration.

Political Parties

Members of the House of Representatives are elected for four-year terms unless the House of Representatives is dissolved prior to expiration of their terms. The House of Representatives was dissolved on November 21, 2014 and an election was held on December 14, 2014. 295 members were elected from single-member districts and 180 members were elected through a proportional representation process from 11 regional districts. The House of Councillors currently consists of 242 members who are elected for six-year terms with one-half of the membership being elected every three years. In an election in July 2016, 121 members were elected, of which 48 members were elected through a proportional representation system and 73 members were elected from 45 districts that correspond to the 47 prefectures of Japan. Currently, the House of Councillors consists of 121 members whose term expires in July 2019 and 121 members whose term expires in July 2022.

The following tables set forth the membership by political party of the House of Representatives as of April 21, 2017 and the House of Councillors as of May 29, 2017.

House of Representatives
Liberal Democratic Party	292
The Democratic Party and Club of Independents	95
Komeito	35
Japanese Communist Party	21
Nippon Ishin (Japan Innovation Party)	15
Liberal Party	2
Social Democratic Party	2
Independents	12
Vacancies	1

Total	475

Source: House of Representatives.

House of Councillors
Liberal Democratic Party and The Party for Japanese Kokoro	126
The Democratic Party and The Shin-Ryokufukai	50
Komeito	25
Japanese Communist Party	14
Nippon Ishin (Japan Innovation Party)	12
Hope Coalition (Kibou)	6
Independents Club	4
Okinawa Whirlwind	2
Independents	3
Vacancies	0

Total	242

Source: House of Councillors.

Leadership

Japan’s current Prime Minister is Shinzo Abe, a member of the Liberal Democratic Party of Japan and member of the House of Representatives in the Diet. As the Liberal Democratic Party of Japan took its position as the ruling party as a result of the House of Representatives election, Mr. Abe was formally appointed as Japan’s 96th Prime Minister by the Emperor on December 26, 2012 and succeeded the former Prime Minister Yoshihiko Noda, who is a member of the Democratic Party of Japan. After the Democratic Party of Japan became the ruling party in September 2009, Mr. Noda served as the last Prime Minister of the Democratic Party of Japan from September 2, 2011.

International Organizations

Japan is a member of the United Nations and other international organizations, including the International Monetary Fund, International Bank for Reconstruction and Development, International Development Association, International Finance Corporation, International Fund for Agricultural Development, Multilateral Investment Fund, Multilateral Investment Guarantee Agency, Asian Development Bank, African Development Bank, African Development Fund, European Bank for Reconstruction and Development, Inter-American Development Bank and Inter-American Investment Corporation. See “Subscriptions to International Financial Organizations”.

International Trade Agreements

Japan announced its intent to join the Trans-Pacific Partnership, or TPP, in March 2013, and following negotiations with 11 other countries, signed the TPP Agreement on February 4, 2016. Upon the ratification of the TPP, Japan and the other participating countries planned to aim to not only eliminate tariffs on products but also liberalize services and investment, and establish rules in a wide range of fields, including intellectual property, e-commerce and the environment. Although Japan ratified the TPP on January 20, 2017, the United States announced its formal withdrawal from the TPP on January 23, 2017. Thus, it is currently unclear whether some or all of the 12 countries that negotiated the TPP Agreement will take any additional steps towards the implementation of the TPP, either in its current form or otherwise.

Japan has also entered into Economic Partnership Agreements, or EPAs, with various countries, including Singapore, Mexico, Malaysia, Chile and Thailand. As of August 2016, Japan had entered into a total of 16 EPAs with 20 countries. Pursuant to the EPAs, Japan will collaborate comprehensively with the counterparty to, among other things, reduce or eliminate tariffs, grant most-favored-nation status in the fields of investment, services and government procurement and expedite patent review and enhance patent protection in the field of intellectual property.

Japan is also a member of international organizations which are based on international trade treaties and other agreements which seek to promote free trade in the international market, including the following: the World Trade Organization, the Organisation for Economic Co-operation and Development, the World Customs Organization and the International Trade Centre.

The following is a map of Japan, illustrating its location with respect to neighboring countries:

MAP OF JAPAN

Road
Outer limits of Japanese territory
Boundary, etc. between the land area whose attribution has not yet been determined and other nations
City
Distance from Tokyo
Map Projection :
Azimuthal equidistant projection
Standard point :
Origin of the Japanese Horizontal Control Network
(Minato City, Tokyo)
35° 39' 29" N
139° 44' 29" E
Bathymetry is taken from the GEBCO Digital Atlas.
0 100 200 300 400 500km
SEA OF OKHOTSK
SAKHALIN
KURILE ISLANDS
The most northern end of Japan
Etorofu Is.
Rebun Is.
Asahikawa
Sapporo
Kushiro
Hakodate
Aomori
Akita
Morioka
Sendai
SEA OF JAPAN
Takeshima
OKI ISLANDS
Niigata
Nagano
Utsunomiya
Kanazawa
Matsue
Kyoto
Nagoya
Tokyo
Fukuoka
Hiroshima
Osaka
Matsuyama
Kagoshima
JAPAN
Hachijojima Is.
NORTH PACIFIC OCEAN
Torishima Is.
EAST CHINA SEA
NANSEI ISLANDS
SENKAKU ISLANDS
Naha
Yonagunijima Is.
The most western end of Japan
Minami-Daitojima Is.
Oki-Daitojima Is.
Chichijima Is.
OGASAWARA ISLANDS
Iwo Is.
Minami-Iwo Is.
The most eastern end of Japan
Minami-Torishima Is.
The most southern end of Japan
Oki-no-Tori Shima Is.
PHILIPPINE SEA

This map is compiled from 1:5,000,000 Japan and Its Surroundings (2015 Revised).
"Sea of Japan" is referred to as "Japan Sea" in the "Limits of Oceans and Seas" (S-23), published by the International Hydrographic Organization.

Geospatial Information Authority of Japan
Ministry of Land, Infrastructure, Transport and Tourism
Government of Japan

THE ECONOMY

The Japanese Economy

Japan has a highly advanced and diversified economy, which has developed in response to changing conditions in Japan and the world. During the era of high economic growth in the 1960s and the early 1970s, the expansion was based on the development of heavy industries consuming large quantities of resources. During the 1980s, there was rapid growth in high value-added industries, such as electronics and precision instruments, which employ high level technology and consume relatively low quantities of resources. The service sector of the economy grew significantly during the 1980s and 1990s.

While the Japanese economy expanded during the period from 2002 to 2007, amidst that expansion, and prior to the global economic crisis of 2008, Japan continued to face several domestic economic difficulties. Among other things, domestic consumption contributed to the economic recovery to a lesser degree than was the case in prior economic growth periods. Also, despite the improving employment environment at the time, the average wage failed to grow appreciably. While those Japanese manufacturing companies with a global competitive edge achieved growth on the back of the favorable world economy, small-to-medium enterprises and the non-manufacturing sectors realized only limited productivity growth and profitability. This in turn caused imbalance in the level of economic recovery among the different regions in Japan. In the longer term, Japan faced a declining population, mass retirement of the baby boomer generation, environmental/energy conservation agenda, and fiscal deficit problem. Against this backdrop, the subprime loan crisis in the United States and increases in the prices of energy and raw materials precipitated weakness in the global economy, causing the Japanese economy to deteriorate. Throughout JFY 2008, the global economy continued to worsen, as the collapse of several major financial institutions in the United States and other factors contributed to a credit tightening, volatility in stock, currency and other markets, loss of consumer confidence and decrease in business and industrial activities on a global basis. The Japanese economy was also adversely affected by these factors, especially as Japan’s export sector was hit by the decline in global demand and appreciation of the yen against other major currencies. After February 2008, Japan had entered a recession. The Japanese economy in JFY 2010 picked up, despite a difficult situation where the unemployment rate remained at a high level.

On March 11, 2011, just as the Japanese economy was in a transition from the state of stagnation to recovery, the Great East Japan Earthquake (“Earthquake”) struck Japan. As a result, the Japanese economy posted negative growth for the first and second quarter in 2011. Unlike the cases of the Great Hanshin-Awaji Earthquake in 1995 or Hurricane Katrina in 2005, personal consumption declined on a nationwide basis, with consumer sentiment deteriorating sharply after the Earthquake. The Earthquake had a severe impact on production in Japan through the shutdown of damaged factories, disruptions of the supply chains and power supply constraints. In particular, the Earthquake affected Japan’s auto industry which depends on the Tohoku region for the supply of key parts including semiconductors and other electronic components. The supply constraints and the slower growth in corporate earnings in the aftermath of the Earthquake also put downward pressure on capital investment activities. The Earthquake was accompanied by a nuclear power plant accident, which not only caused power supply constraints but also had a chilling effect on certain business activities, such as in the tourism and leisure sectors. Following the Earthquake, the number of visitors to Japan from foreign countries dropped by approximately half from the monthly averages in the prior year. The Earthquake and its aftermath prompted the Government of Japan to compile a series of supplementary budgets to support reconstruction efforts. On May 2, 2011, a first supplementary budget of approximately ¥4 trillion was approved by the Diet to finance reconstruction relating to damages from the Earthquake and tsunami. The budget was aimed at disaster relief, including providing temporary housing, rebuilding of facilities and disaster assistance loans. On July 25, 2011, the Japanese government approved a second supplementary budget of approximately ¥2 trillion aimed at further disaster relief, including increasing the Contingency Reserve for Recovery from the Great East Japan Earthquake. On November 21, 2011, the Japanese government approved the third supplementary budget of approximately ¥12 trillion aimed at disaster relief, including provision of emergency support to people affected by the disaster and reconstruction of public utilities and facilities. On February 8,

2012, the Japanese government approved the fourth supplementary budget including the establishment of a government guaranteed ¥500 billion credit facility in response to the so-called ‘‘Overlapping Debt Problem’’, whereby the burden of existing debt makes it difficult to raise funds for victims of the Earthquake. Thereafter, the Japanese government approved budgets of approximately ¥4 trillion for JFY 2012, ¥5 trillion for JFY 2013 and ¥4 trillion for JFY 2014 to finance reconstruction efforts.

The Earthquake and the nuclear disaster in Fukushima were followed by severe flooding that occurred at the end of July 2012 in Thailand, Japan’s sixth largest trading country in export and ninth in import. The suspended operations of the local factories in Thailand suppressed Japan’s Thailand bound exports of goods including intermediary materials for cars and electronics and thereby adversely affected the Japanese economy.

Thus, JFY 2011 started in a very challenging environment, with the Earthquake seriously crippling the economy, which posted negative growth for the first quarter. Over time, the government and the people joined forces in an all-out effort to rebuild the social and economic infrastructure, facilitating a rapid recovery of the supply chains and helping the economy on a track to a gradual recovery. Since the summer of 2011, however, the rapid appreciation in yen, the reduced external demand due to the Thai flooding (as described above) and deceleration in the world economy stemming from the European sovereign debt crisis kept such recovery to a modest level.

In December 2012, the Cabinet Office of the Government of Japan announced “Abenomics” (named after the incumbent Prime Minister Shinzo Abe), an economic strategy of pursuing an expansionary monetary policy, a flexible fiscal policy and an economic growth agenda that promotes private investment, with the goal of achieving GDP growth and job creation. Pursuant to this strategy, specific measures to be implemented include accelerating reconstruction efforts in areas damaged by the Great East Japan Earthquake, increasing stimulus spending and subsidies aimed at strategically important sectors and utilizing a more flexible approach to economic and fiscal management.

Additionally, in January 2013, the Government of Japan and the Bank of Japan issued a joint statement announcing measures to overcome deflation and achieve sustainable economic growth with price stability in order to establish a sustainable fiscal structure and sound fiscal management. In March 2013, Mr. Haruhiko Kuroda, former President of the Asian Development Bank, was appointed as governor of the Bank of Japan. In April 2013, the Bank of Japan announced its new quantitative and qualitative monetary easing policy, under which the Bank of Japan is aiming to achieve a price stability target of 2% in terms of the year-on-year rate of change in the consumer price index at the earliest possible time, with a time horizon of about two years. The real GDP marked an increase of 1.3% during JFY 2015, with the nominal GDP posting a positive growth by 2.8%. As of December 2016, the Cabinet Office of the Government of Japan expected the Japanese economy to recover moderately during JFY 2016, posting real GDP growth of 1.3% and the nominal GDP growth of 1.5%. The Japanese Diet has passed comprehensive social security and tax reform, including an increase in the consumption tax rate from 5% to 8% in 2014, and from 8% to 10% in 2015, subject to certain conditions. Accordingly, the consumption tax rate was increased to 8% in April 2014. However, the planned increase in the consumption tax rate from 8% to 10% has been postponed to October 2019. In addition, the effective corporate tax rate was reduced from 34.62% to 32.11% for JFY 2015 and it was further reduced to 29.97% for JFY 2016.

In April 2016, a series of strong earthquakes struck the Kumamoto area, including the strongest earthquake to strike Japan since 2011, causing the gross regional product (GRP) of the Kyushu region to decline. The earthquakes raised concerns about the possible impact on the distribution of agricultural products and the supply of electronic parts.

The Japanese economy faces certain challenges. Challenges for the Japanese economy include, as further described herein, an increased dependence on LNG and other energy imports as a result of the nuclear accident at the Fukushima Daiichi Nuclear Plant and suspension of operations at other nuclear power plants and, over the long term, demographic challenges, such as an aging workforce and population decrease, and the high levels of public debt and associated debt servicing payments.

In addition, Japan’s economy continues to face challenges due to uncertainty about the economic prospects of China and other emerging countries, as well as the impact of the transition to a new presidential administration in the United States since January 2017. The Japanese economy is also exposed to uncertainty in geopolitical conditions, including concerns over North Korea’s nuclear weapons program and continued instability in the Middle East.

Summary of Key Economic Indicators

The following table sets forth information regarding certain of Japan’s key economic indicators for the periods indicated:

	JFY 2011	JFY 2012	JFY 2013	JFY 2014	JFY 2015	JFY 2016
	(yen amounts in billions, except percentages)
Percentage Changes of GDP(a) from Previous Year
At Nominal Prices	-1.1%	0.2%	2.6%	2.0%	2.7%	1.2%
At Real Prices(b)	0.5	0.9	2.6	-0.5	1.2	1.3
Total Revenues of Consolidated General and Special Accounts(c)	¥263,616	¥266,025	¥271,710	¥247,464	¥247,917	¥263,116
Total Expenditures of Consolidated General and Special Accounts(c)	223,615	221,853	227,684	226,756	228,749	254,256
Surplus of Consolidated Revenues over Consolidated Expenditures(c)	40,001	44,173	44,026	20,708	19,167	8,861
Public Debt	758,202	785,723	823,367	851,097	880,335	—	(d)

(a)	Percentage changes of GDP is calculated using GDP based on the revised calculation methodology for GDP adopted in December 2016.
(b)	Real prices are based on calendar year 2011.
(c)	The data for JFY 2016 is the provisional results as of December 31, 2016.
(d)	As of the date of this Prospectus, the data for JFY 2016 is not available.

Source: Economic and Social Research Institute; Cabinet Office; and Ministry of Finance.

	2011		2012	2013	2014	2015	2016
	(yen or dollar amounts in billions, except percentages and index)
Unemployment Rate	4.6	%(a)	4.3%	4.0%	3.6%	3.4%	3.1%
Consumer Price Index(b)(c)	96.3		96.2	96.6	99.2	100.0	99.9
Annual Change	-0.3%		0.0%	0.4%	2.7%	0.8%	-0.1%
Corporate Goods Price Index(d)	101.5		100.6	101.9	105.1	102.7	99.2
Annual Change	1.5%		-0.9%	1.3%	3.2%	-2.3%	-3.4
Current Account regarding Balance of Payments	¥10,401		¥4,764	¥4,457	¥3,922	¥16,235	¥20,342
Official Foreign Exchange Reserves	$1,296		$1,268	$1,267	$1,261	$1,233	$1,217

(a)	The unemployment rate for CY 2011 is based on an estimate with respect to Iwate, Miyagi and Fukushima Prefectures.
(b)	Calendar year 2015=100.
(c)	Indices are calculated using the monthly averages.
(d)	Calendar year 2010=100.

Source: Ministry of Internal Affairs and Communications “Labor Force Survey”; Consumer Price Index, Statistics Bureau, Ministry of Internal Affairs and Communications; Domestic Corporate Goods Price Index, Bank of Japan; and Ministry of Finance.

Gross Domestic Product and National Income

In December 2016, the methodology of calculating Japan’s GDP was revised to implement the System of National Accounts 2008 (2008 SNA), the latest version of the international statistics standard for the national accounts adopted by the United Nations Statistical Commission, as well as other changes including revising the benchmark year for real prices from 2005 to 2011. Revised GDP figures based on this methodology were published for prior years from JFY 1994. The GDP figures set forth in the tables below reflect this revised methodology.

The following table sets forth information pertaining to Japan’s gross domestic product for JFY 2012 through JFY 2016. As a general matter, with respect to the private sector, companies were shipping their existing inventories pursuant to conservative production plans until the beginning of calendar year 2014. However, after the increase in the consumption tax rate in April 2014, recovery in demand has been delayed, causing increases in inventory and inhibiting production. As a result, there were fluctuations in “Additions to Business Inventories—Private Sectors” during the relevant period.

Gross Domestic Product(a)

	JFY 2012	JFY 2013	JFY 2014	JFY 2015	JFY 2016	Percentage of JFY 2016 GDP
	(yen amounts in billions)
Total Consumption
Private sectors	¥291,164	¥300,002	¥298,412	¥299,843	¥300,740	55.9%
Public sectors	100,358	101,847	104,258	106,026	106,219	19.7

	391,523	401,849	402,670	405,870	406,959	75.6
Total Gross Capital Formation
Private sectors
Producers’ Durable Equipment	71,834	77,426	80,299	81,150	82,418	15.3
Residential Construction	14,915	16,627	15,518	15,930	16,915	3.1
Public sectors	24,398	26,896	27,116	26,724	25,799	4.8

	111,148	120,949	122,933	123,804	125,132	23.3
Additions to Business Inventories
Private sectors	742	(1,597)	741	2,478	760	0.1
Public sectors	19	39	77	18	14	0.0

	761	(1,558)	818	2,496	774	0.1
Net Exports of Goods and Services	(8,757)	(13,838)	(8,714)	(402)	5,122	1.0

Nominal Gross Domestic Expenditures	¥494,674	¥507,401	¥517,706	¥531,768	¥537,986	100.0%

Real Gross Domestic Expenditures(b)	¥499,634	¥512,652	¥510,254	¥516,587	¥523,463

Surplus of the Nation on Current Account
Exports of Goods and Services and Other Receipts from Abroad	19,025	24,710	28,204	30,301	27,961
Less: Imports of Goods and Services and Other Payments Abroad	(5,315)	(7,260)	(9,024)	(10,001)	(10,843)

	13,710	17,450	19,181	20,300	17,118

Gross National Income	¥508,385	¥524,851	¥536,887	¥552,068	¥555,104
Percentage Changes of GDP from Previous Year
At Nominal Prices	0.2%	2.6%	2.0%	2.7%	1.2%
At Real Prices(b)	0.9	2.6	-0.5	1.2	1.3
Deflator(c)	-0.8	-0.0	2.5	1.5	-0.2

(a)	GDP financial data are subject to change.
(b)	Real prices are based on calendar year 2011.
(c)	Deflator is a price index used to convert nominal prices into real prices. Deflator is derived by dividing nominal GDP by real GDP.

Source: Economic and Social Research Institute, Cabinet Office

The following table sets forth information pertaining to Japan’s gross domestic product, as seasonally adjusted, for each of the eight quarters ended March 31, 2017.

	Quarterly Gross Domestic Product(a)
	2015			2016				2017
	Second Quarter	Third Quarter	Fourth Quarter	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	First Quarter
	(yen amounts in billions)
Nominal Gross Domestic Expenditures(b)	¥529,604	¥531,952	¥530,504	¥535,307	¥536,613	¥536,958	¥539,180	¥539,016

Real Gross Domestic Expenditures(b)(c)	¥515,898	¥516,717	¥515,425	¥518,708	¥520,909	¥522,174	¥523,967	¥526,779

Percentage Changes of GDP from the Previous Quarter
At Nominal Prices(d)	0.3%	0.4%	-0.3%	0.9%	0.2%	0.1%	0.4%	-0.0%
At Real Prices(c)(d)	-0.1	0.2	-0.3	0.6	0.4	0.2	0.3	0.5
Deflator(d)(e)	0.4	0.3	-0.0	0.3	-0.2	-0.2	0.1	-0.6

(a)	Quarterly GDP financial data are subject to change.
(b)	Numbers are based on seasonally-adjusted GDP figures.
(c)	Real prices are based on calendar year 2011.
(d)	Percentage changes are based on seasonally-adjusted GDP figures.
(e)	Deflator is a price index used to convert nominal prices into real prices. Deflator is derived by dividing nominal GDP by real GDP.

Source: Economic and Social Research Institute, Cabinet Office.

Per Capita Gross Domestic Product

The following table indicates per capita gross domestic product for the last five years:

	Per Capita GDP
Fiscal Year	Amount (in thousands of yen)	Year-on-year change (%)
2011	3,866	(0.8)
2012	3,880	0.4
2013	3,986	2.7
2014	4,076	2.3
2015	4,191	2.8

National Income

The following table sets forth national income for calendar year 2011 through calendar year 2015.

	National Income
	2011	2012	2013	2014	2015
	(yen amounts in billions)
Domestic Factor Income	¥342,445	¥346,958	¥354,283	¥356,732	¥367,349
Net Income from Abroad	13,920	13,258	16,892	18,581	20,078

National Income at Factor Cost	¥356,365	¥360,216	¥371,175	¥375,313	¥387,427

Percentage Changes of Income at Factor Cost from Previous Year	-1.7%	1.1%	3.0%	1.1%	3.2%

Source: Economic and Social Research Institute, Cabinet Office.

Industry

The following table sets forth the proportion of gross domestic product contributed by major industrial sectors of the economy for calendar year 2011 through calendar year 2015.

GDP by Industrial Sectors (at nominal prices)

	2011	2012	2013	2014	2015
Agriculture, Forestry and Fishing	1.1%	1.1%	1.1%	1.1%	1.1%
Mining	0.1	0.1	0.1	0.1	0.1
Manufacturing	19.7	19.7	19.4	19.7	20.4
Electricity, Gas and Water Supply and Waste Management Service	2.2	2.0	2.1	2.3	2.7
Construction	4.9	4.9	5.3	5.5	5.5
Wholesale and Retail Trade	14.4	14.7	14.8	14.2	13.9
Transport and Postal Services	5.0	5.1	5.0	5.2	5.1
Accommodation and Food Service Activities	2.5	2.4	2.5	2.5	2.5
Information and Communications	5.2	5.1	5.1	5.1	5.0
Finance and Insurance	4.7	4.5	4.6	4.4	4.4
Real Estate	12.1	12.0	11.9	11.7	11.4
Professional, Scientific and Technical Activities	7.3	7.2	7.3	7.2	7.3
Public Administration	5.4	5.3	5.1	5.1	5.0
Education	3.8	3.7	3.7	3.7	3.6
Human Health and Social Work Activities	6.6	6.9	6.9	6.7	6.8
Other Service Activities	4.7	4.7	4.5	4.5	4.4

Total	99.5%	99.5%	99.4%	99.1%	99.1%

Source: Economic and Social Research Institute, Cabinet Office, Annual Report on National Accounts.

Energy

The following table sets forth the total amounts of primary energy supplied and the percentages supplied by different sources for JFY 2011 through JFY 2015.

JFY	Total Primary Energy Supplied (peta-joules)	Sources of Primary Energy Supplied(a)
		Oil	Coal	Nuclear	Natural Gas	Other
2011	22,047	42.8%	21.9%	4.1%	23.3%	7.9%
2012	21,721	44.1	23.3	0.7	24.5	7.4
2013(b)	21,980	42.7	25.1	0.4	24.2	7.6
2014(b)	21,119	41.5	25.2	0.0	25.2	8.1
2015(b)	20,934	41.0	25.9	0.4	24.3	8.5

(a)

Figures represent the proportion of each source as a share of the domestic primary energy supplied. Domestic primary energy supplied is total primary energy supplied less exports and inventory adjustments.

(b)

Standard heating value by energy source, which is used to create total primary energy supplied statistics, is revised every five years. Figures for JFY 2013 through JFY 2015 represent the revised standard heating value by energy source.

Source: Agency for Natural Resources and Energy, Ministry of Economy, Trade and Industry, Report on Energy Supply and Demand.

Since JFY 2011, largely due to the effects of the Earthquake, the import of oil and natural gas as alternatives to nuclear energy increased significantly as the demand increased for power generation at thermal power stations. In JFY 2014, nuclear power facilities were not in operation and did not contribute to electric power generation during the fiscal year. See “Foreign Trade and Balance of Payments—Foreign Trade”.

The table below sets forth information regarding crude oil imports for JFY 2012 through JFY 2016.

	JFY 2012	JFY 2013	JFY 2014	JFY 2015	JFY 2016(a)
Volume of imports (thousand kilo-liters per day)	578	587	530	546	521
Cost of imports (c.i.f. in billions of yen)	¥12,526	¥14,826	¥11,860	¥7,372	¥6,180
Average price (c.i.f. in yen kilo-liters)	¥59,357	¥69,224	¥61,279	¥37,007	¥32,514

(a)	Figures for JFY 2016 are based on provisional information released by the Customs and Tariff Bureau, Ministry of Finance on April 27, 2017 and are subject to change.

Source: Customs and Tariff Bureau, Ministry of Finance.

Japan has historically depended on oil for most of its energy requirements and almost all its oil is imported, mostly from the Middle East. Oil price movements thus have a major impact on the domestic economy. In recent years, as the demand for oil in emerging economies such as China and India has expanded and the geopolitical tension in the Middle East worsened, crude oil prices increased significantly. In 2015, oil prices decreased due to oversupply from OPEC countries and the economic downturn in China and Europe.

Japan has worked to reduce its dependence on oil by encouraging energy conservation and the use of alternative fuels. In addition, a restructuring of industry, with emphasis shifting from primary industries to processing and assembly type industries and from manufacturing industry to service industry, has also contributed to the reduction of oil consumption.

The following table sets forth information relating to total electric power generating capacity and electric power generation for JFY 2011 through JFY 2015.

	JFY 2011	JFY 2012	JFY 2013	JFY 2014	JFY 2015
	(megawatts)
Electric power generating capacity(a)
Fossil Fuel	185,309	188,904	191,258	193,356	190,805
Nuclear	48,960	46,148	44,264	44,264	42,048
Hydro-electric	48,419	48,934	48,932	49,597	50,035
Other	3,041	3,341	4,717	7,343	8,949

Total	285,729	287,327	289,171	294,560	291,836

	(gigawatt-hours)
Electric power generation:
Fossil Fuel	906,946	986,758	987,345	955,352		908,779
Nuclear	101,761	15,939	9,303	—	(b)	9,437
Hydro-electric	91,709	83,645	84,885	86,942		91,383
Other	7,412	7,607	8,949	11,423		14,580

Total	1,107,829	1,093,950	1,090,482	1,053,717		1,024,179

(a)	At the end of fiscal year—March 31
(b)	No nuclear plants in Japan were in operation during JFY 2014, therefore the amount was zero.

Source: Handbook of Electric Power Industry, Agency for Natural Resources and Energy, Ministry of Economy, Trade and Industry.

Price Indices

The table below sets forth information concerning changes in Japan’s Corporate Goods and consumer price indices for the periods indicated.

	Corporate Goods Price Index(a)		Consumer Price Index(b)
	Index(c)	Annual % Change	Index	Annual % Change
2012	100.6	-0.9	96.2	0.0
2013	101.9	1.3	96.6	0.4
2014	105.1	3.2	99.2	2.7
2015	102.7	-2.3	100.0	0.8
2016	99.2	-3.4	99.9	-0.1

(a)	All commodities. Calendar year 2010=100. Source: Domestic Corporate Goods Price Index, Bank of Japan.
(b)	General index. Calendar year 2015=100. Source: Consumer Price Index, Statistics Bureau, Ministry of Internal Affairs and Communications.
(c)	Indices are calculated using the monthly averages.

Labor

The number of employees was on an upward trend from 2004 to 2007, decreased from 2008 to 2012 and was on an upward trend from 2013 to 2016. In 2015, the average employment was estimated at 64.0 million, of which 24.1% were employed in mining, manufacturing and construction, 3.6% were employed in agriculture, forestry and fisheries, and 72.3% in services and other sectors. In 2016, the average employment was estimated at 64.7 million, of which 23.9% were employed in mining, manufacturing and construction, 3.4% were employed in agriculture, forestry and fisheries, and 72.7% were employed in services and other sectors. The unemployment rate (seasonally adjusted) in Japan gradually increased from 2008 to the middle of 2009, but has gradually decreased since the end of 2009. It ranged between 3.2% and 3.5% during 2015. (Note: Due to the impact of the Great East Japan Earthquake, it has become difficult to conduct a labor search in the following prefectures: Iwate, Miyagi and Fukushima. For this reason, the nationwide unemployment rate for the period between March 2011 and August 2011 does not account for these three prefectures.) The seasonally adjusted unemployment rate was 3.1% for November and 3.1% for December in 2016 and 3.0% for January, 2.8% for February and 2.8% for March in 2017, the most recent five months for which statistics are available.

The following table indicates unemployment statistics for Japan for each of the last five years for which data is available:

Calendar Year	Unemployment Rate (%)
2012	4.3
2013	4.0
2014	3.6
2015	3.4
2016	3.1

(Note) From the Ministry of Internal Affairs and Communications “Labor Force Survey”.

The table below sets forth information regarding wage index (total cash earnings (nominal)) and industrial production index (manufacturing and mining) for the periods indicated.

	Wage Index(a)		Industrial Production Index(b)
Calendar Year	Index(c)	Annual % Change	Index	Annual % Change
2011	99.8	-0.2	97.2	-2.8
2012	98.9	-0.9	97.8	0.6
2013	98.5	-0.4	97.0	-0.8
2014	98.9	0.4	99.0	2.1
2015	99.0	0.1	97.8	-1.2
2016	99.5	0.5	97.6	-0.2

(a)	Calendar year 2010=100. Source: Monthly Labor Survey, Ministry of Health, Labor and Welfare.
(b)	Calendar year 2010=100. Source: Ministry of Economy, Trade and Industry.
(c)	Indices are calculated using the monthly averages.

The following table shows selected employment information by industry.

	2012	2013	2014	2015	2016
	(all figures in percentages, except as indicated)
Labor Force (in thousands of persons)	62,800	63,260	63,710	64,010	64,650
Employment by Industry:
Agriculture, forestry and fisheries	3.84%	3.70%	3.63%	3.58%	3.45%
Mining, manufacturing and construction	24.51	24.41	24.38	24.12	23.87
Services and other sectors	71.66	71.89	72.00	72.30	72.68

Total	100.0%	100.0%	100.0%	100.0%	100.0%

Source: Ministry of Internal Affairs and Communications “Labor Force Survey”.

The following table shows employment rate by age and gender.

	2012	2013	2014	2015	2016
	(all figures in percentages, except as indicated)
Total	56.5%	56.9%	57.3%	57.6%	58.1%
Employment rate by age:
15 – 64 years old	70.6	71.7	72.7	73.3	74.3
15 – 24 years old	38.5	39.7	40.3	40.7	42.4
25 – 34 years old	79.4	80.2	81.0	81.2	82.5
35 – 44 years old	79.8	80.9	81.8	82.4	82.7
45 – 54 years old	82.3	82.9	83.3	83.8	84.6
55 – 64 years old	65.4	66.8	68.7	70.0	71.4
55 – 59 years old	75.4	76.8	78.1	78.7	79.9
60 – 64 years old	57.7	58.9	60.7	62.2	63.6
65 and over	19.5	20.1	20.8	21.7	22.3
65 – 69 years old	37.1	38.7	40.1	41.5	42.8
70 – 74 years old	23.0	23.3	24.0	24.9	25.0
75 and over	8.4	8.2	8.1	8.3	8.7
25 – 44 years old	79.6	80.6	81.5	81.9	82.6
Employment rate by gender:
Male	67.5	67.5	67.7	67.8	68.1
Female	46.2	47.1	47.6	48.0	48.9
Source: Ministry of Internal Affairs and Communications “Labor Force Survey”. The following table shows employment data by type of employment.
	2012	2013	2014	2015	2016
	(in thousands of persons)
Employee (except for executive of company or corporation)	51,540	52,100	52,490	52,930	53,810
Regular employee	33,400	33,020	32,870	33,130	33,640
Non-regular employee	18,130	19,060	19,620	19,800	20,160

Source: Ministry of Internal Affairs and Communications “Labor Force Survey”.

Aging Workforce and Population Decrease

One of the risks that the Japanese economy bears is the issue of the aging of the population accompanied with an overall population decrease. Aging and population decrease placed downward pressure on economic growth. The negative impact can be reduced by enhancing productivity and competitiveness through the further opening of the Japanese economy to the world. Aging and population decrease have an impact not only on the macro growth rate but also on spending patterns (such as the older generations spending more than younger generations on service consumption) and, consequently, the country’s economic structure.

The impact of the aging and shrinking population on Japan’s fiscal structure looms as a long-term risk. Social security benefit payments under the current system will increase. The ratio of pensions to national income are expected to remain at the same level, but that of welfare including medical benefits and nursing-care benefits is expected to increase. Aging and population decrease will thus modify the Japanese revenue structure. Furthermore, amid increasing capital mobility, it is imperative for Japan to foster an environment attractive to business enterprises. Under these circumstances, it has become more and more difficult to impose additional tax burdens on the income of individuals and corporations. The effects of the aging and shrinkage of the population would also be prominent in Japan’s regional economies.

The following table indicates the age distribution of Japan’s population:

Population and Percentage distribution by Age (5-Year Age Group)

Age groups	Both sex
	2005*	2013	2014	2015	2016
	Population (in thousands of persons)
Total	127,768	127,298	127,083	127,095	126,933

0 – 4 years old	5,599	5,239	5,213	5,006	4,963
5 – 9	5,950	5,361	5,307	5,319	5,303
10 – 14	6,036	5,790	5,713	5,620	5,514
15 – 19	6,593	6,047	6,005	6,054	6,040
20 – 24	7,381	6,205	6,203	6,091	6,150

25 – 29	8,314	6,869	6,678	6,532	6,393
30 – 34	9,795	7,623	7,466	7,396	7,257
35 – 39	8,772	9,060	8,670	8,417	8,117
40 – 44	8,113	9,667	9,793	9,847	9,713
45 – 49	7,755	8,406	8,608	8,766	9,282

50 – 54	8,828	7,734	7,791	8,024	7,904
55 – 59	10,294	7,731	7,654	7,601	7,546
60 – 64	8,577	9,666	8,980	8,552	8,160
65 – 69	7,460	8,699	9,154	9,759	10,275
70 – 74	6,661	7,596	7,928	7,787	7,408

75 – 79	5,280	6,302	6,269	6,354	6,526
80 – 84	3,423	4,762	4,869	5,026	5,181
85 – 89	1,855	2,926	3,063	3,156	3,275
90 – 94	843	1,216	1,305	1,363	1,479
95 – 99	212	343	352	362	383

100 and over	25	55	60	62	66

Regrouped
0 – 14 years old	17,585	16,390	16,233	15,945	15,780
15 – 64	84,422	79,010	77,850	77,282	76,562
65 and over	25,761	31,898	33,000	33,868	34,591
65 – 74 years old	14,122	16,295	17,082	17,546	17,683
75 and over	11,639	15,603	15,917	16,322	16,908

Total	100.00	100.00	100.00	100.00	100.00

0 – 4 years old	4.38	4.12	4.10	3.94	3.91
5 – 9	4.66	4.21	4.18	4.19	4.18
10 – 14	4.72	4.55	4.50	4.42	4.34
15 – 19	5.16	4.75	4.73	4.76	4.76
20 – 24	5.78	4.87	4.88	4.79	4.85

25 – 29	6.51	5.40	5.25	5.14	5.04
30 – 34	7.67	5.99	5.88	5.82	5.72
35 – 39	6.87	7.12	6.82	6.62	6.39
40 – 44	6.35	7.59	7.71	7.75	7.65
45 – 49	6.07	6.60	6.77	6.90	7.31

Age groups	Both sex
	2005*	2013	2014	2015	2016
	Population (in thousands of persons)
50 – 54	6.91	6.08	6.13	6.31	6.23
55 – 59	8.06	6.07	6.02	5.98	5.94
60 – 64	6.71	7.59	7.07	6.73	6.43
65 – 69	5.84	6.83	7.20	7.68	8.09
70 – 74	5.21	5.97	6.24	6.13	5.84

75 – 79	4.13	4.95	4.93	5.00	5.14
80 – 84	2.68	3.74	3.83	3.95	4.08
85 – 89	1.45	2.30	2.41	2.48	2.58
90 – 94	0.66	0.96	1.03	1.07	1.17
95 – 99	0.17	0.27	0.28	0.28	0.30

100 and over	0.02	0.04	0.05	0.05	0.05

Regrouped
0 – 14 years old	13.76	12.88	12.77	12.55	12.43
15 – 64	66.07	62.07	61.26	60.81	60.32
65 and over	20.16	25.06	25.97	26.65	27.25
65 – 74 years old	11.05	12.80	13.44	13.81	13.93
75 and over	9.11	12.26	12.53	12.84	13.32

(Note) * Statistics Bureau, Ministry of Internal Affairs and Communications, “Population Census”. (Unknown age population is included after being prorated to each age population.)

If the population of Japan continues to decrease, it may have a material adverse impact on Japan’s overall socioeconomics in the future, including with respect to economic scale, standard of living and sustainability of the social security system.

FOREIGN TRADE AND BALANCE OF PAYMENTS

Foreign Trade

Japan is one of the leading trading nations of the world, ranking fourth to China, United States and Germany in merchandise exports and ranking fourth to the United States, China and Germany in merchandise imports among the IMF member countries in 2015.

The trade deficit slightly increased from ¥2,565 billion in 2011 to ¥2,792 billion in 2015 despite an increase in exports for three consecutive years, meaning that Japan has had a trade deficit for five consecutive years. The primary reasons for the trade deficit include increased imports of oil and natural gas as alternatives to nuclear energy. Imports of fossil fuels increased as the demand increased for power generation at thermal power stations after the nuclear accident at the Fukushima Daiichi Nuclear Plant caused suspension of operations at other nuclear plants, resulting in reduced energy supply. Due to increased imports of fossil fuels, Japan’s trade balance in 2011 turned to a deficit for the first time in 31 years. In 2012, the trade deficit expanded and it hit a record high in 2014. In 2015, it decreased substantially again and back to the level of 2011. In 2016, the drop in total amount of imports was larger than the drop in total amount of exports, and as a result, Japan had a trade surplus of ¥3,994 billion, reversing a trend of five consecutive years of trade deficits since 2011. In 2017, total amount of exports is expected to increase 2.0% compared to 2016 in connection with mild recovery of the world economy and stabilized exchange rates, and total amount of imports is expected to increase 2.5% compared to 2016 due to recovery of internal demand and prices of resources.

The following tables set forth information relating to foreign trade for the years indicated. In these tables exports are stated on an f.o.b. basis and imports on a c.i.f. basis. Monetary figures are based on actual movements of goods as calculated by the Ministry of Finance. (This method of computation differs from that used in calculating balance of payments, in which both exports and imports are stated on an f.o.b. basis.)

Foreign Trade of Japan

	Value Index(a)		Quantum Index(a)		Unit Value(a) Index		Terms of Trade(b)
	Exports	Imports	Exports	Imports	Exports	Imports	Index
2012	94.6	116.3	91.6	105.0	103.3	110.8	93.2
2013	103.5	133.7	90.2	105.3	114.8	127.0	90.4
2014	108.4	141.4	90.7	106.0	119.6	133.4	89.7
2015	112.2	129.0	89.8	103.0	125.0	125.3	99.8
2016	103.9	108.7	90.0	102.6	115.5	105.9	109.1

(a)	Calendar year 2010=100.
(b)	Unit value index of exports divided by unit value index of imports, multiplied by 100.

Source: Japan Tariff Association, Ministry of Finance.

Composition of Japan’s Exports and Imports

	2012		2013		2014		2015		2016
	(yen amounts in billions)
JAPAN’S EXPORTS
Textile Products	¥790	1.2%	¥869	1.2%	¥928	1.3%	¥985	1.3%	¥863	1.2%
Metals and Metal Products	5,805	9.1	6,352	9.1	6,598	9.0	6,315	8.4	5,219	7.5
Machinery and Equipment:
Ships	1,716	2.7	1,452	2.1	1,299	1.8	1,334	1.8	1,325	1.9
Motor Vehicles	9,225	14.5	10,413	14.9	10,919	14.9	12,046	15.9	11,333	16.2
TV and Radio Receivers	104	0.2	111	0.2	128	0.2	142	0.2	120	0.2
Motorcycles	249	0.4	277	0.4	316	0.4	294	0.4	261	0.4
Scientific and Optical Instruments	2,085	3.3	2,223	3.2	2,436	3.3	2,376	3.1	2,046	2.9
Other(a)	28,053	44.0	29,594	42.4	31,227	42.7	32,155	42.5	30,336	43.3

Total Machinery and Equipment	41,432	65.0	44,069	63.2	46,327	63.4	48,347	63.9	45,421	64.9
Chemicals	6,365	10.0	7,507	10.8	7,818	10.7	7,759	10.3	7,123	10.2
Foods and Beverages	355	0.6	436	0.6	482	0.7	599	0.8	607	0.9
Other Exports(b)	9,001	14.1	10,540	15.1	10,941	15.0	11,609	15.4	10,802	15.4

Grand Total	¥63,748	100.0%	¥69,774	100.0%	¥73,093	100.0%	¥75,614	100.0%	¥70,036	100.0%

JAPAN’S IMPORTS
Foods and Beverages	5,852	8.3%	6,473	8.0%	6,732	7.8%	7,002	8.9%	6,363	9.6%
Raw Materials	4,768	6.7	5,358	6.6	5,590	6.5	4,853	6.2	4,012	6.1
Chemicals	5,926	8.4	6,464	8.0	6,864	8.0	7,748	9.9	7,111	10.8
Mineral Fuels:
Petroleum	12,247	17.3	14,245	17.5	13,873	16.1	8,185	10.4	5,532	8.4
Coal	2,321	3.3	2,307	2.8	2,086	2.4	1,974	2.5	1,665	2.5
Other(c)	9,520	13.5	10,892	13.4	11,734	13.7	8,059	10.3	4,855	7.4

Total Mineral Fuel	24,088	34.1	27,444	33.8	27,692	32.2	18,218	23.2	12,052	18.3
Machinery and Equipment	17,334	24.5	20,817	25.6	23,249	27.1	24,274	31.0	22,131	33.5
Other Imports(d)	12,721	18.0	14,687	18.1	15,782	18.4	16,310	20.8	14,373	21.8

Grand Total	¥70,689	100.0%	¥81,243	100.0%	¥85,909	100.0%	¥78,406	100.0%	¥66,042	100.0%

(a)	This category includes general machinery, electronic components including semiconductors and electronic equipment including electronic circuit.
(b)	This category includes raw materials, mineral fuels and vehicle parts.
(c)	This category includes liquid natural gas and petroleum products.
(d)	This category includes clothing and accessories thereof, non-ferrous metal and scientific and optical instruments.

Source: The Summary Report on Trade of Japan, Japan Tariff Association, Ministry of Finance.

Geographic Distribution of Japan’s Exports and Imports

	2012		2013		2014		2015		2016
	(yen amounts in billions)
JAPAN’S EXPORTS
Asia	34,855	54.7%	37,867	54.3%	39,518	54.1%	40,329	53.3%	37,107	53.0%
China	11,509	18.1	12,625	18.1	13,381	18.3	13,223	17.5	12,361	17.7
(Asia NIES)	13,720	21.5	15,271	21.9	15,952	21.8	16,438	21.7	15,094	21.6
(ASEAN)	10,328	16.2	10,828	15.5	11,080	15.2	11,495	15.2	10,378	14.8
Oceania	1,837	2.9	2,029	2.9	1,958	2.7	2,099	2.8	2,010	2.9
Australia	1,471	2.3	1,656	2.4	1,501	2.1	1,555	2.1	1,532	2.2
North America	12,007	18.8	13,776	19.7	14,495	19.8	16,161	21.4	15,029	21.5
U.S.A.	11,188	17.6	12,928	18.5	13,649	18.7	15,225	20.1	14,143	20.2
Canada	819	1.3	848	1.2	846	1.2	936	1.2	886	1.3
Central and South America	3,435	5.4	3,560	5.1	3,563	4.9	3,375	4.5	3,002	4.3
Western Europe	6,684	10.5	7,140	10.2	7,745	10.6	8,102	10.7	8,179	11.7
EU	6,501	10.2	7,000	10.0	7,585	10.4	7,985	10.6	7,982	11.4
Central and Eastern Europe, Russia etc.	1,635	2.6	1,810	2.6	1,720	2.4	1,346	1.8	1,286	1.8
Russia	1,005	1.6	1,069	1.5	972	1.3	618	0.8	555	0.8
Middle East	2,262	3.5	2,478	3.6	2,988	4.1	3,167	4.2	2,585	3.7
Africa	1,032	1.6	1,115	1.6	1,107	1.5	1,036	1.4	839	1.2

Grand Total	¥63,748	100.0%	¥69,774	100.0%	¥73,093	100.0%	¥75,614	100.0%	¥70,036	100.0%

JAPAN’S IMPORTS
Asia	31,306	44.3%	35,972	44.3%	38,618	45.0%	38,358	48.9%	33,199	50.3%
China	15,039	21.3	17,660	21.7	19,176	22.3	19,429	24.8	17,019	25.8
(Asia NIES)	5,975	8.5	6,692	8.2	7,109	8.3	7,245	9.2	6,241	9.4
(ASEAN)	10,306	14.6	11,486	14.1	12,252	14.3	11,843	15.1	10,047	15.2
Oceania	4,901	6.9	5,376	6.6	5,706	6.6	4,887	6.2	3,843	5.8
Australia	4,504	6.4	4,977	6.1	5,090	5.9	4,210	5.4	3,321	5.0
North America	7,103	10.0	7,993	9.8	8,741	10.2	9,178	11.7	8,331	12.6
U.S.A.	6,082	8.6	6,815	8.4	7,543	8.8	8,060	10.3	7,322	11.1
Canada	1,012	1.4	1,170	1.4	1,190	1.4	1,109	1.4	1,003	1.5
Central and South America	2,821	4.0	3,293	4.1	3,196	3.7	3,075	3.9	2,726	4.1
Western Europe	7,246	10.2	8,266	10.2	8,855	10.3	9,347	11.9	8,777	13.3
EU	6,642	9.4	7,649	9.4	8,169	9.5	8,625	11.0	8,152	12.3
Central and Eastern Europe, Russia etc.	2,074	2.9	2,811	3.5	3,183	3.7	2,593	3.3	1,868	2.8
Russia	1,660	2.3	2,308	2.8	2,619	3.0	1,905	2.4	1,227	1.9
Middle East	13,542	19.2	15,667	19.3	15,826	18.4	9,571	12.2	6,501	9.8
Africa	1,696	2.4	1,864	2.3	1,783	2.1	1,395	1.8	798	1.2

Grand Total	¥70,689	100.0%	¥81,243	100.0%	¥85,909	100.0%	¥78,406	100.0%	¥66,042	100.0%

Source: Press Release dated March 13, 2017, Ministry of Finance.

Balance of Payments

In 2011, the Current Account surplus significantly decreased to ¥10,401 billion due to a substantial decrease in the Trade Balance. In 2012, the Current Account surplus continued to significantly decrease to ¥4,764 billion due to a substantial decrease in the Trade Balance. In 2013, the trade deficit continued to expand and the Current Account surplus decreased to ¥4,457 billion. In 2014, the trade deficit hit a record high and the Current Account surplus continued to decrease to ¥3,881 billion. In 2015, the trade deficit significantly improved, and Current Account surplus increased to ¥16,413 billion.

In October 2013, Ministry of Finance and Bank of Japan announced that they will revise balance of payments statistics, to be based on IMF Balance of Payments Manual, 6th Edition, starting with transactions in January 2014. The information below reflects the updated statistics.

Balance of Payments of Japan

	2012	2013	2014	2015	2016
	(in billions of yen)
Current Account	¥4,764	¥4,457	¥3,922	¥16,235	¥20,342
Balance on Goods and Services	-8,083	-12,252	-13,499	-2,817	4,377
Trade Balance	-4,272	-8,773	-10,465	-886	5,525
Exports (f.o.b.)	61,957	67,829	74,075	75,274	68,980
Imports (f.o.b.)	66,229	76,602	84,540	76,160	63,455
Services	-3,811	-3,479	-3,034	-1,931	-1,148
Primary Income(b)	13,991	17,698	19,415	21,019	18,101
Secondary Income(c)	-1,145	-989	-1,995	-1,967	-2,136
Capital Account	-80	-744	-209	-271	-743
Financial Account	4,193	-409	6,278	21,592	28,699
Assets	8,452	8,526	2,393	33,425	10,498
Liabilities	4,260	8,935	-3,885	11,833	-18,201
Net Errors and Omissions	-491	-4,122	2,566	5,628	9,100

(a)	Positive figures (+) show increases in net assets, negative figures (-) show decreases in net assets in “Financial Account”.
(b)

Primary Income mainly shows balance of payments of interests and dividends from external financial credits and debts and includes such items as receipt and payment of dividends and interests between parent companies and their subsidiaries, receipt and payment of stock dividends and bond interests, and receipt and payment of interests related to loans, borrowings, and deposits.

(c)

Secondary Income shows balance of payments of provision of assets unaccompanied by consideration between residents and non-residents and includes such items as receipt and payment of financial support, donations, and gifts by the government or by the people.

Source: Balance of Payments, Ministry of Finance.

Official Foreign Exchange Reserves(a)

As of December 31,	Gold(b)	Foreign Exchange	IMF Reserve Position	Special Drawing Rights	Total
	(in millions of dollars)
2012	$40,939	$1,193,077	$13,697	$19,911	$1,268,125
2013	29,560	1,202,443	14,202	20,129	1,266,815
2014	29,504	1,199,651	11,993	18,895	1,260,548
2015	26,134	1,179,004	9,531	18,048	1,233,214
2016	28,516	1,157,790	12,019	18,087	1,216,903

(a)

The foreign exchange reserves, which are officially recorded in U.S. dollars by the Ministry of Finance, do not include: (i) net balance of bilateral accounts between the Bank of Japan and foreign central banks, and (ii) foreign exchange holdings of commercial banks.

(b)	Until 1999, gold was valued at SDR 35 per ounce. Since 2000, the valuation of gold has been changed to reflect marked-to-market values.

Source: International Reserves/Foreign Currency Liquidity, Ministry of Finance.

Foreign Exchange Rates

The following table sets forth the high, low and average daily interbank rate for the U.S. dollar against the yen in the Tokyo foreign exchange market for the years indicated.

	2012	2013	2014	2015	2016
Average (Central Rate)	¥79.79	¥97.71	¥105.79	¥121.09	¥108.77
High	86.63	105.41	121.86	125.66	121.49
Low	76.11	86.83	100.76	115.85	99.00

Source: Status of Transactions on Tokyo Foreign Exchange Market, Bank of Japan.

Foreign Direct Investment

The following table sets forth information regarding annual foreign direct investment in Japan and annual foreign direct investment abroad for the periods indicated.

Foreign direct investment in Japan (by industry)

	2012	2013	2014	2015	2016
	(in billions of yen)
Manufacturing (total)(a)	¥425.6	¥237.7	¥446.0	¥361.2	¥813.1
Food	10.9	-21.5	126.0	91.5	44.4
Textile	1.8	0.6	3.4	11.9	1.1
Lumber and pulp	-0.1	0.9	2.0	2.3	2.1
Chemicals and pharmaceuticals	122.4	-32.8	-32.1	133.3	-54.8
Petroleum	63.7	-4.7	-73.9	-9.3	-201.3
Rubber and leather	3.7	1.0	-10.6	0.0	0.1
Glass and ceramics	20.6	87.5	10.7	18.7	-0.2
Iron, non-ferrous, and metals	-0.4	5.1	11.0	-7.7	5.1
General machinery	11.4	12.8	65.5	53.1	146.5
Electric machinery	201.2	143.5	125.9	74.0	493.0
Transportation equipment	-11.0	21.0	138.0	-157.6	306.9
Precision machinery	3.1	-21.3	46.1	-1.2	-8.8
Non-manufacturing (total)(b)	-287.4	-12.9	828.4	39.3	425.9
Farming and forestry	-0.9	0.4	-0.3	0.7	0.7
Fishery and marine products	—	—	0.2	0.4	—
Mining	1.1	0.6	1.1	1.8	1.7
Construction	-2.7	-0.5	-1.6	5.8	10.2
Transportation	-0.4	21.0	-90.4	69.4	167.7
Communications	-6.7	-8.6	183.4	131.9	106.7
Wholesale and retail	-192.2	14.5	-259.0	-516.1	-558.3
Finance and insurance	-111.0	62.6	795.6	193.5	384.8
Real estate	23.4	24.3	23.8	-18.0	20.7
Services	-19.2	-164.9	36.8	40.6	162.0

Total	¥138.2	¥224.8	¥1,274.5	¥400.5	¥1,239.0

(a)	The total amounts for Manufacturing include other types of manufacturing not separately listed in the table and therefore are different from the sum of listed subcategories of manufacturing.

(b)	The total amounts for Non-manufacturing include other industries not separately listed in the table and therefore are different from the sum of listed subcategories of Non-manufacturing industries.

Source: Outward / Inward Direct Investment, Ministry of Finance.

Foreign direct investment in Japan (by region)

	2012	2013	2014	2015	2016
	(in billions of yen)
North America	¥-6.6	¥135.8	¥722.2	¥486.9	¥372.9
Asia	229.0	86.1	556.8	527.5	744.7
Europe	74.0	96.6	-178.9	-694.0	-36.8
Other regions	-158.2	-93.7	174.4	80.1	158.2

Total	¥138.2	¥224.8	¥1,274.5	¥400.5	¥1,239.0

Source: Outward / Inward Direct Investment, Ministry of Finance.

Foreign direct investment abroad (by industry)

	2012	2013	2014	2015	2016
	(in billions of yen)
Manufacturing (total)(a)	¥3,938.0	¥4,148.4	¥6,933.7	¥6,160.7	¥5,608.1
Food	188.8	361.1	1,992.2	443.2	480.2
Textile	74.2	46.4	130.3	47.1	168.9
Lumber and pulp	92.9	50.4	167.1	114.9	126.4
Chemicals and pharmaceuticals	518.4	564.6	692.1	1,052.5	645.9
Petroleum	39.2	79.5	53.9	-15.4	7.9
Rubber and leather	147.8	312.8	336.8	270.2	352.8
Glass and ceramics	152.9	201.1	196.5	174.5	36.0
Iron, non-ferrous, and metals	335.6	277.5	713.8	315.7	375.6
General machinery	640.3	378.3	771.1	1,035.6	860.6
Electric machinery	538.6	441.2	639.5	1,042.5	1,081.5
Transportation equipment	834.9	1,140.8	1,029.0	1,436.1	1,190.1
Precision machinery	258.0	157.3	73.5	99.6	128.9
Non-manufacturing (total)(b)	5,840.2	9,100.1	6,928.4	10,087.3	10,193.2
Farming and forestry	8.2	12.4	23.3	21.0	-15.3
Fishery and marine products	3.2	0.7	153.1	15.4	24.6
Mining	1,660.2	1,273.4	572.3	684.9	628.9
Construction	69.6	58.3	43.3	41.8	155.1
Transportation	69.7	148.2	166.8	966.8	255.3
Communications	578.3	2,316.7	820.6	1,283.7	1,501.7
Wholesale and retail	1,470.8	1,263.2	1,970.9	1,532.8	1,912.6
Finance and insurance	1,138.5	2,638.8	2,035.1	4,169.1	854.3
Real estate	197.6	305.9	161.9	452.5	555.7
Services	347.2	729.2	695.6	638.5	3,973.9

Total	¥9,778.2	¥13,248.5	¥13,862.2	¥16,248.1	¥15,801.4

(a)	The total amounts for Manufacturing include other types of manufacturing not separately listed in the table and therefore are different from the sum of listed subcategories of manufacturing.
(b)	The total amounts for Non-manufacturing include other industries not separately listed in the table and therefore are different from the sum of listed subcategories of Non-manufacturing industries.

Source: Outward / Inward Direct Investment, Ministry of Finance.

Foreign direct investment abroad (by region)

	2012	2013	2014	2015	2016
	(in billions of yen)
North America	¥2,862.9	¥4,573.0	¥5,415.4	¥5,976.7	¥5,597.5
Asia	2,677.8	3,977.5	4,492.5	4,027.4	1,175.9
Europe	2,474.8	3,159.6	2,410.2	4,024.5	5,773.0
Other regions	1,762.7	1,538.4	1,544.1	2,219.5	3,255.0

Total	¥9,778.2	¥13,248.5	¥13,862.2	¥16,248.1	¥15,801.4

Source: Outward / Inward Direct Investment, Ministry of Finance.

FINANCIAL SYSTEM

The Bank of Japan and Monetary Policy

The Bank of Japan (“BOJ”), with 55% of its capital owned by the government, is the central bank and sole issuing bank, as well as the depository and fiscal agent for the government. As of December 31, 2016, the BOJ had total assets of ¥476,498 billion.

One of the missions of the BOJ is to contribute to the sound development of the national economy, through the pursuit of price stability. In order to fulfill this mission, the BOJ controls the overall volume of money in the economy and through market operations, along with monetary policy decided at the BOJ Policy Board Meetings. From March 2001 to March 2006, in order to fight deflation and revive the Japanese economy, the BOJ implemented a quantitative easing policy by conducting money market operations to adjust the outstanding balance of the current accounts at the BOJ. And in March 2006, the BOJ announced an exit from the quantitative easing policy and a return to monetary policy that targeted policy interest rate (uncollateralized overnight call rate). At the same time, the BOJ decided to encourage the rate to remain at effectively zero percent. Then, the BOJ increased the policy interest rate to 0.25% in July 2006, and to 0.5% in February 2007. From the fall of 2008, however, when the turmoil in global financial markets intensified, the BOJ implemented various monetary policy measures including reductions in the policy interest rate. It decreased the policy interest rate to 0.3% in October 2008, and further to 0.1% in December 2008. Furthermore, in October 2010, in order to further enhance monetary easing, the BOJ implemented a comprehensive monetary easing policy, which included the establishment of an Asset Purchase Program (APP) to purchase financial assets, including risk assets, as well as to provide loans. Since the APP’s introduction, the BOJ has repeatedly and significantly increased the maximum amount outstanding of the APP, from about 35 trillion yen to about 101 trillion yen at the end of 2013. Moreover, in February 2012, the BOJ decided to pursue powerful monetary easing by conducting its virtually zero interest rate policy and by implementing the APP, with the aim of achieving the goal of 1% in terms of the year-on-year rate of change in the consumer price index (CPI). In order to state clearly the shared understanding concerning the roles of the government and the BOJ, the BOJ decided to release “Measures Aimed at Overcoming Deflation” in October 2012. In January 2013, the BOJ introduced the “price stability target” of 2% in terms of the year-on-year rate of change in the CPI. The BOJ also introduced the “open-ended asset purchasing method”, aimed at achieving this target. It released a joint statement with the government to announce that in order to overcome deflation early and achieve sustainable economic growth with price stability, the government and the BOJ would strengthen their policy coordination and work together. Furthermore, in April 2013, the BOJ introduced a policy of “quantitative and qualitative monetary easing”, aimed at achieving this target at the earliest possible time. In order to do so, under this policy, the BOJ would enter a new phase of monetary easing both in terms of quantity and quality. The BOJ would double the monetary base in two years by conducting money market operations so that the monetary base would increase at an annual pace of about 60-70 trillion yen. The BOJ would also purchase Japanese government bonds (“JGBs”) so that their amount outstanding would increase at an annual pace of about 50 trillion yen, and the average remaining maturity of the BOJ’s JGB purchases would be extended from slightly less than three years at the time to about seven years, which was equivalent to the average maturity of the amount outstanding of JGBs issued. Additionally, the BOJ would purchase exchange-traded funds (“ETFs”) and Japan real estate investment trusts (“J-REITs”) so that their amounts outstanding would increase at an annual pace of 1 trillion yen and 30 billion yen, respectively. In October 2014, the BOJ expanded its quantitative and qualitative monetary easing measures to further increase its purchases of JGBs, ETFs and J-REITs to achieve an increase in its purchases of JGBs, ETFs and J-REITs at an annual pace of about 80 trillion yen, 3 trillion yen and 90 billion yen, respectively. In order to achieve 2% “price stability target,” in January 2016, the BOJ adopted “quantitative and qualitative monetary easing with a negative interest rate,” under which (i) a negative interest rate of minus 0.1% is applied to a part of BOJ accounts held by financial institutions1 (if judged necessary by the BOJ, the rate will be lowered even further), (ii) the BOJ will

[1]

More specifically, accounts held by financial institutions are divided into three levels referred to as “basic balance” (a positive interest rate of 0.1% is applied), “macro add-on balance” (a zero interest rate is applied), and “policy-rate balance” (a negative interest rate of minus 0.1% is applied). “ Policy-rate balance” is the balance in excess of “basic balance” and “macro add-on balance.”

conduct money market operations so that the monetary base will increase at an annual pace of about 80 trillion yen, and (iii) the BOJ will purchase assets as follows: (1) purchase JGBs so that their amount outstanding will increase at an annual pace of about 80 trillion yen, (2) purchase ETFs and J-REITs so that their amounts outstanding will increase at an annual pace of about 3 trillion yen (revised to 3.3 trillion yen and to 6 trillion yen in April 2016 and July 2016, respectively) and about 90 billion yen, respectively, and (3) maintain the amounts outstanding of commercial paper and corporate bonds at about 2.2 trillion yen and about 3.2 trillion yen, respectively. In September 2016, the BOJ announced a new framework for strengthening monetary easing by adopting a program of “quantitative and qualitative monetary easing with yield curve control”, or QQE with yield curve control, under which the BOJ (i) set guidelines for market operations that specify (1) a short-term policy interest rate (set at the minus 0.1% level adopted in January 2016) and (2) a target level of a long-term interest rate (target yield of the 10-year JGB set at around 0%, to be facilitated through continued BOJ purchases of JGBs) and (ii) introduced new tools of market operations so as to control the yield curve smoothly, consisting of (1) outright purchases of JGBs with yields designated by the BOJ and (2) fixed-rate funds-supplying operations for a period of up to ten years. With regard to asset purchase except for JGB purchases, the BOJ also set the following guidelines: (i) purchase ETFs and J-REITs so that their amounts outstanding will increase at an annual pace of about 6 trillion yen and about 90 billion yen, respectively, and (ii) maintain the amounts outstanding of commercial paper and corporate bonds at about 2.2 trillion yen and 3.2 trillion yen, respectively. Finally, the BOJ announced its “inflation-overshooting commitment”, under which it will continue with QQE with yield curve control, aiming to achieve the price stability target of 2%, as long as it is necessary for maintaining the target in a stable manner, and will continue to expand the monetary base until the year-on-year rate of increase in the observed CPI (all items less fresh food) exceeds the price stability target of 2% and stays above the target in a stable manner.

In April 2016, the BOJ adopted special measures to assist financial institutions affected by the recent earthquake in Kumamoto Prefecture, such as lending a total of 300 billion yen at a zero interest rate and adding twice as much as the amount outstanding of financial institutions’ borrowing through this operation to their macro add-on balances, to which a zero interest rate is applied.

The following table sets forth the principal economic indicators relating to monetary policy from 2012 through 2016.

	Current Account Balances(a)	Monetary Base		Money Stock		Loans and Bills Discounts Domestically Licensed Banks
		Total(a)	Annual % Change	Total(a)	Annual % Change	Total(a)	Annual % Change
	(yen amounts in billions)
2012	35,913	121,380	7.0	816,530	2.5	433,824	1.9
2013	74,992	163,153	34.4	845,971	3.6	449,135	3.5
2014	142,429	233,648	43.2	874,836	3.4	461,148	2.7
2015	217,631	313,121	34.0	907,127	3.7	475,937	3.2
2016	290,611	391,421	25.0	938,622	3.5	491,573	3.3

(a)	Average amounts outstanding.

Source: Bank of Japan Statistics, Bank of Japan.

Government Financial Institutions

The activities of private institutions are supplemented by a number of financial institutions under government supervision, the appointment of whose senior officials is subject to approval by the government and whose funds are supplied principally or partially by the government. Among these are Japan Finance Corporation (“JFC”), the successor to National Life Finance Corporation (“NLFC”), Japan Finance Corporation for Small and Medium Enterprise (“JASME”), and Agriculture, Forestry and Fisheries Finance Corporation (“AFC”), whose main purposes are to contribute to the improvement of the quality of the national life. They also include Japan

Bank for International Cooperation (“JBIC”) and The Okinawa Development Finance Corporation (“ODFC”), whose purposes are to supplement private financing in their respective fields of activity, and Development Bank of Japan Inc. (“DBJ”) and The Shoko Chukin Bank (“SCB”), which will be privatized.

The central government has been steadily promoting reform of governmental financial institutions. The “Outline of Administrative Reforms” decided by the Cabinet on December 1, 2000, requires that the businesses and organizational forms of all special public institutions, which include governmental financial institutions, undergo a thorough review. Pursuant to the Act on Promotion of Administrative Reform for Realization of Small and Efficient Government (the “Administrative Reform Promotion Act”), which was enacted on May 26, 2006, (1) the former Development Bank of Japan was succeeded to by DBJ as of October 1, 2008, which is currently wholly owned by the Japanese government and will be privatized, (2) the international financial operations of JBIC, together with the functions of NLFC, JASME, AFC were transferred to JFC as of October 1, 2008, and the overseas economic cooperation operations of JBIC were transferred to the Japan International Cooperation Agency, and (3) as of October 1, 2008, Japan Finance Corporation for Municipal Enterprises was succeeded by Japan Finance Organization for Municipalities, which is funded by local governments. Each of these measures was implemented through individual laws that were enacted in 2007, pursuant to which these successor institutions were formed on October 1, 2008.

With regard to (1) above, as originally enacted, the Development Bank of Japan Inc. Act (Act No. 85 of 2007), as amended (the “DBJ Act”), contemplated full privatization of DBJ over a period of five to seven years from its establishment on October 1, 2008. During that time period, the DBJ Act (as originally enacted) provided that the Japanese government would dispose of all of the common stock of DBJ that it currently owns (the “full privatization”), and that steps would be taken to abolish the DBJ Act promptly after the full privatization. On June 26, 2009, the Japanese Diet approved the Act for Partial Amendment of the Development Bank of Japan Inc. Act (Act No. 67 of 2009) (the “2009 Amendment Act”), which, as part of the Japanese government’s response to economic and financial crises, enables the Japanese government to strengthen DBJ’s financial base through capital injections up to the end of March 2012. In addition, under the Amendment Act, the targeted timing for the full privatization of DBJ has been extended to approximately five to seven years from April 1, 2012. Further, the Amendment Act provides that the Japanese government is to review the organization of DBJ, including the way of the Japanese government’s holding of the DBJ shares, by the end of fiscal year 2011, and until such time, the Japanese government shall not be disposing of the DBJ’s shares held by it. Additionally, on May 2, 2011, in order to address the Great East Japan Earthquake of March 11, 2011, the Japanese Diet approved the Act for Extraordinary Expenditure and Assistance to Cope with the Great East Earthquake (Act No. 40 of 2011) (the “Extraordinary Expenditure Act”). The Extraordinary Expenditure Act enables to the Japanese government to strengthen DBJ’s financial base through capital injection through March 2015 so that DBJ can smoothly implement its crisis response operations. In addition, under Extraordinary Expenditure Act, the targeted timing for the full privatization of DBJ has been extended to approximately five to seven years from April 1, 2015. Further, the Extraordinary Expenditure Act provides that the Japanese government is to review the organization of DBJ, including the way of the Japanese government’s holding of the DBJ’s shares by the end of fiscal year 2014, and until such time, the Japanese government shall not dispose of the DBJ’s shares held by it. Furthermore, on May 13, 2015, the Japanese Diet approved the Act for Partial Amendment of the Development Bank of Japan Inc. Act (Act No. 23 of 2015) (the “2015 Amendment Act”), under which, in conjunction with DBJ’s full privatization, and taking into consideration the current business environment in the private financial sector, DBJ, utilizing its investment and loan functions, is to take measures necessary for implementing the its crisis response operations and supply of growth capital—that is, DBJ is to take all possible measures to supply funds to deal with large-scale disasters, economic crises and so forth, and to promote the supply of growth capital to revitalize regional economies and to reinforce the competitiveness of enterprises. In order to assure the sufficient implementation of the necessary operations, under the 2015 Amendment Act, the Japanese government shall maintain its stake in excess of one-third for DBJ’s crisis response operations, and one half or more for DBJ’s special investment operations, for as long as the government shall take such measures.

With regard to (2) above, The Japan Bank for International Cooperation Act (the “JBIC Act”) was passed into law on April 28, 2011 to spin off the Japan Bank for International Cooperation Operations from the domestic financial operations of the Japan Finance Corporation. Pursuant to the JBIC Act, Japan Bank for International Cooperation was newly established on April 1, 2012.

Private Financial Institutions

According to the Financial Services Agency, the private banking system included four city banks, 16 trust banks, and 14 other banks as of April 1, 2017, as well as 106 local banks (including the Saitama Resona Bank) as of April 1, 2017. In addition, 53 foreign banks had branches in Japan as of April 24, 2017.

There are also credit associations, credit cooperative associations, labor credit associations and the national federations of each of such associations, which are engaged mainly in making small business loans. Agricultural cooperatives, prefectural credit federations of such cooperatives and The Norinchukin Bank operate in the field of agricultural credit.

GOVERNMENT FINANCE

Revenues, Expenditures and Budgets

The responsibility for the preparation of the budget and the administration of government finances rests with the Ministry of Finance. The fiscal year commences on April 1, and the Cabinet usually submits the budget to the Diet for its decision in the preceding January. Supplementary budgets revising the original budget may be submitted to the Diet from time to time during the fiscal year. The Diet approved a first supplementary budget for JFY 2016 on May 17, 2016, a second supplementary budget for JFY 2016 on October 11, 2016 and a third supplementary budget for JFY 2016 on January 31, 2017. On January 20, 2017, the Cabinet submitted a proposed budget for JFY 2017 to the Diet. The proposed budget for JFY 2017 was approved by the Diet on March 27, 2017.

For advancing fiscal consolidation, the Cabinet approved the “Basic Framework for Fiscal Consolidation: Medium-term Fiscal Plan” on August 8, 2013. This plan provided the following targets for achieving fiscal consolidation.

•	Halving the primary deficit of the national and local governments to GDP ratio by JFY 2015 from the ratio in JFY 2010. (This target is expected to be achieved.)

•	Achieving a primary surplus of the national and local governments to GDP ratio by JFY 2020.

•	Steadily reducing the public debt to GDP ratio after achieving a primary surplus by JFY 2020.

These targets are firmly maintained in the “Basic Policies for the Economic and Fiscal Management and Reform 2015” decided by the Cabinet on June 30, 2015, including “The Plan to Advance Economic and Fiscal Consolidation” (hereafter, the fiscal consolidation plan) which is an effective and concrete plan for achieving primary surplus target by JFY2020, covering five year period (JFY2016-JFY2020). In the fiscal consolidation plan, the government will assess the progress of reforming expenditure and revenue measures by using several benchmarks. Through using these benchmarks, the government will review the progress of expenditure and revenue reform in JFY 2018 and will consider additional expenditure and/or revenue measures to achieve the fiscal consolidation target of JFY 2020 if necessary.

Though the government decided to postpone the consumption tax hike (from 8% to 10%) by two-and-a-half years to October 2019, the government remains firmly committed to its target to achieve a primary surplus by JFY 2020 under the framework of the fiscal consolidation plan, as stipulated in “the Basic Policy on Economic and Fiscal Management and Reform 2016” decided by the Cabinet on June 2016. In order to achieve the primary surplus target, the government will implement steadily the expenditure reforms on all fronts under the reform roadmap formulated in December 2015, in parallel with economic revitalization.

The fiscal and financial operations of the government and its agencies are budgeted and recorded in the following three sets of accounts:

•	General Account. The general account is used primarily to record operations in basic areas of governmental activity.

•

Special Accounts.    The accounts of the central government consist of the general account and special accounts. Special accounts can be set up to carry out specific projects, to manage specific funds, and for other purposes. Special accounts can be set up when the government (i) implements a specific program such as insurance and public works, (ii) possesses and manages special funds such as Fiscal Loan Program Funds and Foreign Exchange Funds, and (iii) uses a certain revenue to secure a special expenditure and thus needs to deal with such revenue and expenditure on a separate basis from the general revenue and expenditure such as Local Allocation and Local Transfer Tax and Government Bonds Consolidation Funds. In JFY 2016, the government has 14 special accounts, and in JFY 2017, the government will have 13 special accounts.

•	Government-Affiliated Agencies. The government-affiliated agencies are government-owned corporations which consist of three financial corporations.

The settlement of accounts for revenues and expenditures is made by the Ministry of Finance, based on reports submitted by the respective Ministers. The settlement of accounts is required by law to be audited annually in detail by the Board of Audit, an organ independent of the Cabinet, and submitted by the Cabinet to the Diet in the following fiscal year.

The following tables set forth information with respect to the General Account, the Special Accounts and the Government Affiliated Agencies for JFY 2011 through JFY 2016, and the budget for JFY 2017.

Summary of Consolidated General and Special Accounts(a)

	JFY 2011	JFY 2012	JFY 2013	JFY 2014	JFY 2015	JFY 2016 (Provisional results as of December 31, 2016)	JFY 2017 Initial Budget
	(in billions of yen)
REVENUES
Total Revenues, General Account	¥109,980	¥107,762	¥106,045	¥104,679	¥102,175	¥103,882	¥97,455
Total Revenues, Special Accounts	409,924	412,533	422,851	406,736	402,884	415,145	395,684
Less: Inter-Account Transactions(b)	256,287	254,270	257,185	263,951	257,143	255,911	252,933

Total Consolidated Revenues	¥263,616	¥266,025	¥271,710	¥247,464	¥247,917	¥263,116	¥240,205

EXPENDITURES
Total Expenditures, General Account	¥100,715	¥97,087	¥100,189	¥98,813	¥98,230	¥102,822	¥97,455
Total Expenditures, Special Accounts	376,463	377,012	382,717	390,202	386,214	405,664	393,429
Less: Inter-Account Transactions(b)	253,564	252,246	255,221	262,259	255,695	254,230	250,412

Total Consolidated Expenditures	¥223,615	¥221,853	¥227,684	¥226,756	¥228,749	¥254,256	¥240,472

Surplus of Consolidated Revenues over Consolidated Expenditures	¥40,001	¥44,173	¥44,026	¥20,708	¥19,167	¥8,861	¥(267)

(a)	Because of the manner in which the government accounts are kept, it is not practicable to show a consolidation of the Government Affiliated Agencies with the General and Special Accounts.
(b)	Inter-Account Transactions include transfers between the General Account and the Special Accounts, transfers between the Special Accounts, and transfers between sub- accounts of the Special Accounts.

Source: Budget, Ministry of Finance.

General Account

	JFY 2011	JFY 2012	JFY 2013	JFY 2014	JFY 2015	JFY 2016 Revised Budget(a)	JFY 2017 Initial Budget
	(in billions of yen)
REVENUES
Tax and Stamp Revenues	¥42,833	¥43,931	¥46,953	¥53,971	¥56,285	¥55,860	¥57,712
Carried-over Surplus	5,222	9,264	10,675	5,836	5,866	297	56
Government Bond Issues	54,048	50,049	43,455	38,493	34,918	39,035	34,370
Income from Operations	16	16	44	45	45	45	44
Gains from Deposition of Assets	289	227	328	1,479	349	318	254
Miscellaneous Receipts	7,571	4,274	4,591	4,856	4,712	4,667	5,019

Total Revenues	¥109,980	¥107,762	¥106,045	¥104,679	¥102,175	¥100,222	¥97,455

EXPENDITURES
Local Allocation Tax Grants, etc.	¥19,451	¥16,885	¥17,553	¥17,096	¥16,801	¥15,339	¥15,567
National Debt Service	19,628	21,011	21,294	22,186	22,464	22,335	23,528
Social Security	29,792	29,212	29,247	30,188	31,398	32,466	32,473
Public Works	5,915	5,776	7,975	7,321	6,378	7,548	5,976
Education and Science	6,033	5,965	6,147	5,849	5,574	5,842	5,357
National Defense	4,818	4,762	4,792	5,063	5,130	5,236	5,125
Former Military Personnel Pensions	639	570	504	444	387	342	295
Economic Assistance	620	624	651	655	661	750	511
Food Supply	1,438	1,353	1,172	1,074	1,276	1,283	1,017
Energy	942	828	963	1,303	968	971	963
Promotion of SMEs	2,191	825	504	417	340	466	181
Miscellaneous	9,249	9,277	9,387	7,218	6,854	7,071	6,110
Contingencies	—	—	—	—	—	300	350
Carryback of settlement deficit compensation for JFY 2008	—	—	—	—	—	—	—
Kumamoto earthquake recovery	—	—	—	—	—	274	—

Total Expenditures	¥100,715	¥97,087	¥100,189	¥98,813	¥98,230	¥100,222	¥97,455

Surplus of Revenues over Expenditures	¥9,264	¥10,675	¥5,856	¥5,866	¥3,945	¥—	¥—

(a)

As revised to reflect the first supplementary budget approved by the Diet on May 17, 2016, the second supplementary budget approved by the Diet on October 11, 2016 and the third supplementary budget approved by the Diet on January 31, 2017.

Source: Budget, Ministry of Finance.

Special Accounts

	JFY 2011		JFY 2012		JFY 2013		JFY 2014		JFY 2015		JFY 2016 Revised Budget(a)		JFY 2017 Initial Budget
	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.
	(in billions of yen)
Fiscal Investment and Loan Program	¥38,473	¥37,177	¥34,888	¥33,935	¥30,813	¥30,043	¥36,114	¥35,052	¥33,360	¥32,503	¥41,931	¥41,709	¥27,958	¥27,825
Government Bonds Consolidation Fund	212,630	190,955	214,608	192,159	225,010	198,623	207,469	204,398	201,927	198,309	200,077	199,090	196,642	196,642
Foreign Exchange Fund	2,925	368	2,991	138	3,327	118	3,492	78	3,163	46	2,638	1,191	2,528	915
Local Allocation and Local Transfer Tax	57,116	55,047	55,720	54,328	56,131	53,815	55,959	53,903	55,638	53,398	52,773	51,319	52,222	52,082
Measure for Energy	3,287	2,928	5,243	4,451	7,437	6,343	8,542	7,650	8,993	8,363	11,198	11,198	15,325	15,325
Seamen’s Insurances(b)	—	—	—	—	—	—	—	—	—	—	—	—	—	—
National Advanced Medical Center(c)	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Pensions	80,527	76,418	80,127	76,579	78,204	76,873	80,362	77,311	85,293	81,705	87,906	87,906	89,488	89,488
Stable Supply of Foodstuff(d)	2,073	1,860	1,895	1,675	1,650	1,434	1,187	978	1,095	975	1,385	1,371	1,267	1,255
Agricultural Mutual Aid Reinsurance(d)	95	53	95	44	95	42	—	—	—	—	—	—	—	—
National Forest Service(e)	461	461	533	470	—	—	—	—	—	—	—	—	—	—
Debt Management of National Forest and Field Service(e)	—	—	—	—	301	301	312	312	321	321	329	329	344	344
Trade Reinsurance	44	4	78	9	48	15	81	3	59	21	223	223	—	—
Automobile Safety	119	55	118	47	121	47	544	394	567	403	525	458	510	442
Infrastructure Development(f)	3,945	3,651	4,173	3,690	5,729	4,380	—	—	—	—	—	—	—	—
Labor Insurance	7,257	6,778	6,561	6,183	6,714	6,145	6,863	6,209	6,880	6,330	6,528	6,366	6,246	6,095
Reconstruction from the Great East Japan Earthquake	—	—	5,022	3,152	6,770	4,407	5,357	3,792	5,134	3,710	3,223	3,223	2,690	2,690
Others	972	708	481	151	499	132	455	123	452	131	450	298	464	327

Total Revenues and Expenditures(g)	¥409,924	¥376,463	¥412,533	¥377,012	¥422,851	¥382,717	¥406,736	¥390,202	¥402,884	¥386,214	¥409,185	¥404,682	¥395,684	¥393,429

(a)

As revised to reflect the first supplementary budget approved by the Diet on May 17, 2016, the second supplementary budget approved by the Diet on October 11, 2016 and the third supplementary budget approved by the Diet on January 31, 2017. As of the date of this Prospectus, details for the provisional results for JFY 2016 Special Accounts are not available.

(b)	Account abolished as of January 1, 2010.
(c)	Account abolished as of March 31, 2010.
(d)	The account of “Agricultural Mutual Aid Reinsurance” was integrated into the account of “Stable Supply of Foodstuff” effective JFY 2014.
(e)	The account of “National Forest Service” was abolished and a new account “Debt Management of National Forest and Field Service” was established effective JFY 2013.
(f)	The account was abolished effective JFY 2014.
(g)	Without adjustment for inter-account transactions. Total Revenues and Expenditures may differ from the actual totals of the listed accounts due to rounding.

Source: Budget, Ministry of Finance.

Government Affiliated Agencies

	JFY 2011		JFY 2012		JFY 2013		JFY 2014		JFY 2015		JFY 2016(a) Revised Budget		JFY 2017 Initial Budget
	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.
	(in billions of yen)
Total	¥1,171	¥1,274	¥1,183	¥1,216	¥1,147	¥1,133	¥1,129	¥1,000	¥1,092	¥920	¥1,777	¥2,077	¥1,604	¥1,845

(a)	As of the date of this Prospectus, details for the provisional results for JFY 2016 Government Affiliated Agencies are not available.

Source: Budget, Ministry of Finance.

Tax Structure

The central government derives tax revenues (including stamp revenues) through taxes on income, consumption and property, etc. The taxes on income, consumption and property (including stamp revenues, etc.) account for 54.3%, 40.5% and 5.2%, respectively, of the total central government taxes and stamp revenues in the JFY 2017 initial budget.

The individual national income tax is progressive, with rates currently ranging from 5% to 45% of taxable income, and the local taxes are a 10% single rate. Interest income is generally taxed at the rate of 20.315%, including both national and local taxes, separately from other types of income, and subject to certain exemptions. The corporate tax rate has been reduced from 23.9% in JFY 2015 to 23.4% for JFY 2016 (the effective corporate tax rate (national and local) was reduced from 32.11% in JFY 2015 to 29.97% in JFY 2016), except that, for small and medium corporations, the first ¥8 million of income is taxed at 15%. In addition, corporations are subject to local income taxation.

Comprehensive Reform of Social Security and Tax. Japan’s fiscal conditions face challenges, with its tax revenues covering about 60% of its expenditures, and with the ratio of long-term debt outstanding of central and local governments to gross domestic product having reached 194% at the end of JFY 2015. The ratio is expected to have increased to 199% at the end of JFY 2016. See also “Japan’s Public Debt” below. The Government of Japan seeks to tackle these fiscal challenges through the “comprehensive reform of social security and tax”, which was approved by the Diet in August 2012, and thereby maintain the market’s and the international community’s confidence in Japan and build the foundation for stable economic growth. In the reform, the government planned to set aside consumption tax revenues for social security payments, and, on the condition that the economic situation improves, gradually increase the consumption tax rate to 8% in April 2014 and to 10% in October 2015. In accordance with the plan, consumption tax rate was increased to 8% in April 2014. However, the government decided to postpone the implementation date of further consumption tax hike to 10% from October 1, 2015 to April 1, 2017, as a result of taking comprehensive account of the economic condition and other factors, and on June 1, 2016, Japan Prime Minister Shinzo Abe announced a plan to further postpone the consumption tax hike to 10% from April 1, 2017, to October 1, 2019. The Diet enacted a bill on this postponement of the consumption tax hike to 10% on November 18, 2016.

Fiscal Investment and Loan Program

The Fiscal Investment and Loan Program (the “FILP”) plan is formulated at the same pace as the General Account budget. The FILP plan details the allocation of public funds to various special accounts, government affiliated agencies, local governments, public corporations and other public institutions.

Under the FILP plan, funds are supplied to government-related entities such as public corporations, government affiliated agencies, special accounts and local governments. The total amount of the initial plan for JFY 2017 is ¥15,128 billion, based on the initial budget for JFY 2017. The sources of funds for the plan in JFY 2017 based on the initial budget for JFY 2017 are Fiscal Loan* (¥10,866 billion), Industrial Investment (¥379 billion), Government-Guaranteed domestic bonds (¥2,477 billion), Government-Guaranteed foreign bonds (¥1,366 billion) and Government-Guaranteed foreign currency borrowings (¥40 billion).

*

The Fiscal Loan utilizes the Fiscal Loan Fund consisting of funds procured through the issuance of FILP bonds and reserves or surplus funds deposited from government special accounts to provide long-term, fixed and low-interest loans to such entities as special government accounts, local governments, government-affiliated agencies, incorporated administrative agencies, etc.

The following table (the “FILP Classification Table by Purpose”) shows the uses of funds allocated under the initial plan for the periods indicated.

(Note) The FILP Classification Table by Purpose has been prepared and published to specify fields where FILP contributes to the national economy or livelihood. The table has effectively remained unchanged since 1961, though some category names changed, failing to reflect realities of recent FILP-target projects. The table was revised in JFY 2015 by introducing new categories such as “Industry/innovation” and “Overseas investment and loans.”

Old classification	JFY 2011	JFY 2012	JFY 2013	JFY 2014
	(in billions of yen)
Housing	¥578	¥923	¥929	¥942
Living environment	2,725	2,713	2,805	2,306
Social welfare	550	743	703	920
Education	1,176	1,232	1,522	1,278
Small and medium enterprises	3,627	4,323	4,197	3,861
Agriculture, forestry and fisheries	345	373	407	476
National land conservation/disaster recovery	180	645	348	477
Road construction	2,248	2,813	2,939	2,270
Transportation/communications	408	384	519	629
Regional development	467	447	372	259
Industry/technology	625	2,015	2,005	1,448
Trade/economic cooperation	1,978	1,039	1,644	1,313

Total	¥14,906	¥17,648	¥18,390	¥16,180

New classification	JFY 2014	JFY 2015	JFY 2016	JFY 2017
	(in billions of yen)
SMEs and micro enterprises	¥3,750	¥3,448	¥3,182	¥2,969
Agriculture, forestry and fisheries	318	280	322	313
Education	1,134	1,038	1,055	939
Welfare/medical care	772	773	811	670
Environment	50	61	61	62
Industry/innovation	834	939	864	822
Housing	849	742	621	541
Social capital(a)	4,467	3,999	3,087	5,115
Overseas investment and loans	1,547	1,378	2,000	2,455
Others	2,460	1,964	1,477	1,243

Total	¥16,180	¥14,622	¥13,481	¥15,128

(a)	FILP is used for large-scale projects to develop social capital such as airports and expressways.

DEBT RECORD

There has been no default in the payment of interest or principal of any internal Japanese government obligation since the establishment of the modern Japanese state in 1868 or of any external Japanese government obligation within a period of 20 years prior hereto.

JAPAN’S PUBLIC DEBT

The following table summarizes, as of the dates indicated, the outstanding direct internal and external funded and floating debt of Japan. The term “floating debt” is used herein to mean all debt with maturities of one year or less from the date of issue. All other debt is classified as “funded debt.” Detailed debt tables are presented below.

The outstanding government bonds are expected to reach 838 trillion yen at the end of JFY 2016. The amount of public bonds issued by the Japanese government as a percentage of its general account total revenues was 34.2% for JFY 2015 and 38.9% under the revised budget for JFY 2016. The amount of the government bond issuances in the JFY 2016 revised budget is ¥39,035 billion and is more than the JFY 2015 level of ¥34,918 billion.

In order to reduce the outstanding government bonds, the Government approved the “Basic Framework for Fiscal Consolidation: Medium-term Fiscal Plan” on August 8, 2013. In this plan, the Government aims to halve the primary deficit of the national and local governments to GDP ratio by JFY 2015 from the ratio in JFY 2010 (-6.6%) and to achieve a primary surplus by JFY 2020. Thereafter, the Government will seek to steadily reduce the public debt to GDP ratio. In the fiscal consolidation plan, the government will firmly maintain these fiscal consolidation targets. According to the Cabinet Office’s projections, (i) the primary balance of national and local governments in JFY 2017 is projected to decrease in deficit to -3.4 percentage points of GDP compared to -3.7 percentage points of GDP in JFY 2016; and (ii) the public debt-to-GDP ratio in JFY 2017 is projected to decrease to 188.5% compared to 189.5% in JFY 2016.

Summary of Japan’s Public Debt

	Funded		Floating Internal
At the end of JFY	Internal	External
	(in billions of yen)	(in thousands of yen)	(in billions of yen)
2011	¥758,202	—	¥201,748
2012	785,723	—	205,878
2013	823,367	—	201,590
2014	851,097	—	202,261
2015	880,335	—	169,031

As of March 31, 2016 Japan had guaranteed payment of principal and interest of various internal yen obligations in the aggregate principal amount of ¥37,603 billion and of various external obligations aggregating the equivalent of ¥4,122 billion.

The following table sets forth the aggregate annual payments of principal in respect of the direct internal funded debt of Japan outstanding as of March 31, 2016 for the periods indicated.

Principal Payments on Direct Funded Debt of Japan

JFY	Internal
(in billions of yen)
2017	¥178,133
2018	102,076
2019	74,395
2020	74,407
2021 to 2056	559,367

Total	¥988,378

INTERNAL DEBT

Direct Debt of the Japanese Government

Funded Debt

Title and Interest Rate	Year of Issue	Year of Maturity	Principal Amounts Outstanding as of March 31, 2016 (in millions of yen)
1. Bonds
Interest-Bearing Treasury Bond—40 years, 8 Series (1.4-2.4%)	2007-2016	2048-2055	¥13,133,400
Interest-Bearing Treasury Bond—30 years, 50 Series (0.8-2.9%)	1999-2016	2029-2046	80,576,974
Interest-Bearing Treasury Bond—20 years, 124 Series (0.4-3.8%)	1996-2016	2016-2036	198,718,769
Interest-Bearing Treasury Bond—15 years, 37 Series (variable rate)	2001-2008	2016-2026	28,359,500
Interest-Bearing Treasury Bond—10 years, 63 Series (0.1-2.0%)	2006-2016	2016-2026	301,008,510
Interest-Bearing Treasury Bond for Individual Investors—10 years, 62 Series (variable rate)	2006-2016	2016-2026	7,992,054
Inflation-Indexed Bonds—10 years, 13 Series (0.1-1.4%)	2006-2016	2016-2025	6,812,427
Interest-Bearing Treasury Bond—5 years, 31 Series (0.1-0.4%)	2011-2016	2016-2021	160,806,520
Interest-Bearing Treasury Bond for Individual Investors—5 years, 38 Series (0.05-0.52%)	2011-2016	2016-2021	1,817,511
Interest-Bearing Treasury Bond for Individual Investors—3 years, 36 Series (0.05-0.14%)	2013-2016	2016-2019	1,181,109
Interest-Bearing Treasury Bond—2 years, 24 Series (0.1-0.2%)	2014-2016	2016-2018	63,932,809
6% Bereaved Family Treasury Bond, 9 Series	2007-2015	2016-2024	3
6% Repatriation Treasury Bond, 5 Series	2006-2014	2016-2024	0
Non-interest Special Benefit Treasury Bond, 1 Series	2013	2023	4
Non-interest Repatriation Special Benefit Treasury Bond, 3 Series	2006-2009	2016-2019	0
Non-interest Special Benefit Treasury Bond IV, 2 Series	2006-2013	2016-2023	13
Non-interest Special Benefit Treasury Bond X, 2 Series	2006-2013	2016-2023	58
Non-interest Special Benefit Treasury Bond XIII, 1 Series	2011	2016	57
Non-interest Special Benefit Treasury Bond XVII, 5 Series	2005-2013	2015-2023	346
Non-interest Special Benefit Treasury Bond XXII, 9 Series(a)	2006-2015	2016-2025	2,219
Non-interest Special Benefit Treasury Bond XXIII, 1 Series(a)	2006	2016	1,404
Non-interest Special Benefit Treasury Bond XXV, 1 Series	2011	2016	1
Non-interest Special Benefit Treasury Bond XXVI, 1 Series	2013	2017	11

Title and Interest Rate	Year of Issue	Year of Maturity	Principal Amounts Outstanding as of March 31, 2016 (in millions of yen)
Non-interest Special Benefit Treasury Bond XXVII, 2 Series(a)	2013-2014	2023-2024	70,365
Non-interest Treasury Bond for Special Condolence X, 1 Series	2015	2020	59,732

Total Bonds			¥865,473,815

2. Borrowings
Former Temporary Military Expenditure(b)	1943-1945		¥41,422
Allotment of Local Allocation and Local Transfer Tax	2007	2037	12,261,511
Former Government-Operated Land Improvement Project	2008	2016-2029	55,681
Japan Expressway Holding and Debt Repayment Agency	2009	2022-2023	244,604
Former National Centers for Advanced and Specialized Medical Care	2010	2016-2035	62,759
Former Social Infrastructures Improvement	2014	2017	167
Special Account for Energy Policy (0.1-1.9%)	2004-2016	2017-2028	229,250
Special Account for Stable Food Supply (0.1-1.3%)	2009-2016	2022-2029	49,833
Special Account for National Forest Debt Management (0.001-1.7%)	1996-2016	2016-2033	1,249,064
Special Account for Motor Vehicle Safety (0.0-2.8%)	2014	2017-2041	657,694
Special Account for Fiscal Investment and Loan Program (0.1%)	2015	2018	9,000

Total Borrowings			¥14,860,986

Total Direct Internal Funded Debt			¥880,334,800

(a)

The amounts outstanding for Non-interest Special Benefit Treasury Bond XXII, 9 series, for the Non-interest Special Benefit Treasury Bond XXIII, 1 series and for the Non-interest Special Benefit Treasury Bond XXVII, 2 Series are higher than the amounts outstanding for the other Non-interest Special Benefit Treasury Bond series listed in this table because such bonds relate to “special benefit for the wives of the war dead, etc.” and “special benefit for the wives of the wounded and sick retired soldiers, etc.”, for which benefit payments are high compared to other special benefits.

(b)

Represents borrowings by the government from special corporations of currencies of areas under Japanese control during World War II. The maturity of such borrowings and other matters relating to such borrowings remain undetermined.

Floating Debt

Title	Interest	Year of Maturity	Principal Amounts Outstanding as of March 31, 2016 (in millions of yen)
1. Bonds
Treasury Discount Bills
Treasury Financing Bills	—	—	¥0
Food Financing Bills	Non-interest bearing	2016	115,000
Foreign Exchange Fund Financing Bills	Non-interest bearing	2016-2017	82,439,760
Petroleum Financing Bills	Non-interest bearing	2016	1,194,100
Treasury Bills, 12 Series	Non-interest bearing	2016-2017	36,194,050
Note in Substitution for Currency of the International Monetary Fund	Non-interest bearing	Payable on demand	4,461,947
Note in Substitution for Currency of the International Development Association	Non-interest bearing	Payable on demand	51,993
Note in Substitution for Currency of the Asian Development Bank	Non-interest bearing	Payable on demand	23,156
Note for Contribution to the Special Funds of the Asian Development Bank	Non-interest bearing	Payable on demand	97,115
Note in Substitution for Currency of the African Development Fund	Non-interest bearing	Payable on demand	53,930
Note in Substitution for Currency of the Multilateral Investment Fund of the Inter-American Development Bank	Non-interest bearing	Payable on demand	628
Note in Substitution for Currency of the International Fund for Agricultural Development	Non-interest bearing	Payable on demand	4,434
Note in Substitution for Currency of the Global Environment Facility Trust Fund of the International Bank for Reconstruction and Development	Non-interest bearing	Payable on demand	39,082
Note in Substitution for Currency of the Multilateral Investment Guarantee Agency	Non-interest bearing	Payable on demand	721
Note in Substitution for Currency of the Green Climate Fund	Non-interest bearing	Payable on demand	28,187
Government Bonds issued to Development Bank of Japan	Non-interest bearing	Payable on demand	1,324,665
Government Bonds issued to Nuclear Damage Liability Facilitation Fund	Non-interest bearing	Payable on demand	3,056,000

Total Bonds			¥129,084,768

Title	Interest	Year of Maturity	Principal Amounts Outstanding as of March 31, 2016 (in millions of yen)
2. Borrowings
Special Account for Local Allocation Tax	0.001-0.105%	2016	¥32,817,295
Special Account of Pension	0.1%	2016	1,479,228
Special Account for Energy Policy	0.001-0.1%	2016	5,649,996

Total Borrowings			¥39,946,520
Total Direct Internal Floating Debt			¥169,031,288

Total Direct Internal Debt			¥1,049,366,088

Debt Guaranteed by the Japanese Government

Title	Interest	Year of Issue	Year of Maturity	Principal Amounts Outstanding as of March 31, 2016 (in millions of yen)
1. Bonds Issued by Government-Affiliated Corporations
Japan Finance Corporation	0.001-1.800%	2006-2016	2016-2026	¥920,000
Deposit Insurance Corporation of Japan	0.100-0.200%	2012-2016	2016-2020	1,830,000
Banks’ Shareholdings Purchase Corporation	0.100%	2014-2016	2016-2018	750,000
Nuclear Damage Compensation and Decommissioning Facilitation Corporation	0.059-0.151%	2013-2015	2016-2018	600,000
Urban Renaissance Agency	—	—	—	0
Japan Expressway Holding and Debt Repayment Agency	0.020-2.700%	2005-2016	2016-2055	20,645,760
New Kansai International Airport Co., Ltd.	0.484-2.400%	2006-2015	2016-2028	349,770
Narita International Airport Corporation	—	—	—	0
East Nippon Expressway Co., Ltd.	1.400%	2009	2019	10,000
Metropolitan Expressway Co., Ltd.	1.300%	2010	2020	12,200
West Nippon Expressway Co., Ltd.	1.300%	2010	2020	11,400
Hanshin Expressway Co., Ltd.	1.300%	2010	2020	35,000
Development Bank of Japan	0.001-2.200%	2006-2016	2016-2026	1,660,000
Organization for Promoting Urban Development	0.020-0.699%	2013-2016	2023-2026	21,800
Central Japan International Airport Co., Ltd.	0.001-1.300%	2009-2016	2017-2026	157,300
Japan Finance Organization for Municipalities	0.020-2.200%	2005-2016	2016-2026	7,927,220

Total				¥34,898,950

2. Borrowings of Government-Affiliated Corporations
Deposit Insurance Corporation of Japan	0.067-0.100%	2015-2016	2016-2017	¥289,600
Banks’ Shareholdings Purchase Corporation	0.001-0.093%	2015-2016	2016-2017	300,000
Nuclear Damage Compensation and Decommissioning Facilitation Corporation	0.084-0.099%	2015	2016	400,000
The Corporation for Revitalizing Earthquake-Affected Business	0.043%	2015	2016	40,000
Incorporated Administrative Agency—Farmers Pension Fund	0.145-0.328%	2012-2016	2017-2021	396,000
Incorporated Administrative Agency—Agriculture, Forestry and Fisheries Credit Foundations	0.100-0.225%	2012-2015	2016-2019	4,244
Japan Railway Construction, Transport and Technology Agency	0.001-0.090%	2015-2016	2016-2017	32,971
Japan Oil, Gas and Metals National Corporation	0.005-0.099%	2015-2016	2016-2017	941,261
Environmental Restoration and Conservation Agency of Japan	—	—	—	0

Title	Interest	Year of Issue	Year of Maturity	Principal Amounts Outstanding as of March 31, 2016 (in millions of yen)
Japan Environmental Storage & Safety Corporation	0.001-0.107%	2015-2016	2017	20,000
Innovation Network Corporation of Japan	0.001-0.084%	2015-2016	2016-2017	248,800
Organization for Promoting Urban Development	0.165-0.348%	2012-2013	2016-2017	15,800

Total				¥2,703,676
Total Internal Debt Guaranteed by the Japanese Government				¥37,602,626

EXTERNAL DEBT

Debt Guaranteed by the Japanese Government

	Interest	Year of Loan	Year of Maturity	Principal Amounts Outstanding as of March 31, 2016 (in thousands)
Japan International Cooperation Agency	1.875%	2014	2019		$500,000
Japan Bank for International Cooperation	1.125-3.375%	2011-2016	2016-2026		$20,250,000
	2.625%	2014	2020		£425,000
	2.300%	2013	2018	CAD	500,000
Development Bank of Japan	1.000-5.125%	2007-2015	2016-2025		$7,455,000
	4.750%	2007	2027		€700,000
	1.050-2.300%	1998-2007	2017-2028		¥355,000,000
Japan Finance Organization for Municipalities	4.000-5.000%	2007-2011	2017-2021		$2,000,000
	5.750%	1999	2019		£150,000
	1.900-2.000%	2006-2008	2016-2018		¥195,000,000

Totals by currency					$30,205,000
					£575,000
					€700,000
				CAD	500,000
					¥550,000,000

SUBSCRIPTIONS TO INTERNATIONAL FINANCIAL ORGANIZATIONS

The following table sets forth information relating to Japan’s obligations to contribute to the capital and financing requirements of international financing organizations in which it participates as of March 31, 2015.

Organization	Subscription Amount
	(in USD millions)
International Monetary Fund	$43,683	(a)
International Bank for Reconstruction and Development	19,958	(b)
International Development Association	43,158	(c)
International Finance Corporation	163	(d)
Multilateral Investment Guarantee Agency	97	(e)
International Fund for Agricultural Development	486	(f)
Asian Development Bank	22,975	(g)
African Development Bank	4,904	(h)
African Development Fund	3,834	(i)
European Bank for Reconstruction and Development	2,787	(j)
Inter-American Development Bank	7,851	(k)
Inter-American Investment Corporation	47	(l)
Multilateral Investment Fund	570	(m)

(a)	Equivalent of SDR 30,820.5 million as of April 30, 2016.
(b)	As stated in IBRD Financial Statements as of June 30, 2015.
(c)	As stated in IDA Financial Statements as of June 30, 2015.
(d)	As stated in IFC Financial Statements as of June 30, 2015.
(e)	As stated in MIGA Financial Statements as of June 30, 2015.
(f)	As stated in IFAD Financial Statements as of December 31, 2015.
(g)	As stated in ADB Financial Statements as of December 31, 2015.
(h)	As stated in AfDB Financial Statements as of December 31, 2015. Equivalent of UA 3,539 million.
(i)	As stated in AfDF Financial Statements as of December 31, 2015. Equivalent of UA 2,767 million.
(j)	As stated in EBRD Financial Statements as of December 31, 2015. Equivalent of € 2,557 million.
(k)	As stated in IDB Financial Statements as of December 31, 2015.
(l)	As stated in IIC Financial Statements as of December 31, 2015.
(m)	As stated in MIF Financial Statements as of December 31, 2015.

USE OF PROCEEDS

JBIC will use the net proceeds from the sale of the Debt Securities for its operations.

DESCRIPTION OF THE DEBT SECURITIES AND GUARANTEE

The following is a brief summary of the terms and conditions of the Debt Securities and the Fiscal Agency Agreement or Agreements pursuant to which they will be issued (the “Fiscal Agency Agreement”). JBIC has filed or will file copies of the forms of Debt Securities and the form of Fiscal Agency Agreement as exhibits to the registration statement of which this prospectus is a part. The following summary states the material terms of the Debt Securities and guarantee of Japan. The following summary does not purport to be complete, and you should refer to the exhibits for more complete information.

General

From time to time, JBIC may authorize and issue Debt Securities in one or more series. The prospectus supplement that relates to your Debt Securities will specify the following terms:

•	The designation, aggregate principal amount, currency, any limitation on such principal amount and authorized denominations;

•	The percentage of their principal amount at which such Debt Securities will be issued;

•	The maturity date or dates;

•	The interest rate or rates, if any, which may be fixed or variable, and the dates for payment of interest, if any;

•	The paying agencies where payments of principal, premium, if any, and interest, if any, will be made;

•	Any optional or mandatory redemption terms or repurchase or sinking fund provisions; and

•	Other specific provisions.

If JBIC issues any Debt Securities at an original issue discount or payable in a currency other than the United States dollar, the prospectus supplement relating to such Debt Securities will also describe special U.S. federal income tax and other considerations applicable to such Debt Securities.

JBIC and Japan will appoint a fiscal agent (the “Fiscal Agent”) or agents in connection with the Debt Securities. The Fiscal Agency Agreement will set forth the Fiscal Agent’s duties. The Fiscal Agent will be a bank or trust company named in the applicable prospectus supplement, but JBIC and Japan may replace the Fiscal Agent and may appoint different fiscal agents for different series of Debt Securities. JBIC and Japan may maintain deposit accounts and conduct other banking and financial transactions with the Fiscal Agent. The Fiscal Agent is the agent of JBIC and Japan, is not a trustee for the holders of Debt Securities and does not have the same responsibilities or duties to act for such holders as would a trustee.

Rank of Debt Securities

The Debt Securities will be our direct, unsecured debt securities obligations and rank pari passu and be payable without any preference among themselves and at least equally with all of our other unsecured debt securities obligations from time to time outstanding, which rank senior to our unsecured general obligations not represented by debt securities, provided, however, that certain obligations in respect of national and local taxes and certain preferential rights granted by, among others, the Japanese Civil Code to certain specified types of creditors, such as preferential rights of employees to wages, will have preference.

Guarantee of Japan

Japan will unconditionally guarantee payment of principal of and premium, if any, and interest on the Debt Securities. The guarantee will be a general obligation of Japan, and Japan will pledge its full faith and credit for the performance of the guarantee. The guarantee will rank equally in right of payment with all other general obligations of Japan without any preference one above the other by reason of priority of date of issue or otherwise. Japan will agree that the guarantee may be enforced, in the event of default by JBIC, without making prior demand upon or seeking to enforce remedies against JBIC.

Issuance of any such guarantee will be subject to limits imposed by annual budgetary authorizations set by the Japanese Diet. In addition, each particular issue of Debt Securities will, on a case-by-case basis, necessitate the obtaining of authorization by Japan of any such guarantee. With respect to JBIC’s bonds to be issued in FYI 2017 and to be repaid in foreign currency, the maximum amount that the government of Japan is able to guarantee is the aggregate amount of face value of such bonds converted into Japanese yen using foreign currency conversion rate.

Additional Amounts

We will pay all amounts that we are required to pay on the bonds without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any taxing authority in Japan (“Taxes”), unless the withholding or deduction of such Taxes is required by law. In that event, we will pay such additional amounts that are necessary so that the net amounts received by any beneficial owner of the bonds after such withholding or deduction will equal the amounts that would have been receivable in the absence of such withholding or deduction, except that no such additional amounts will be payable under certain circumstances.

Redemption

If the Debt Securities of a series provide for mandatory redemption, or redemption at the election of JBIC, such redemption shall be on at least 30 days’ notice. In event of redemption in part, the Fiscal Agent will select the Debt Securities to be redeemed by lot or in any usual manner it approves. The Fiscal Agent will mail notice of such redemption to holders of registered Debt Securities of such series, to their last addresses as they appear on the register of the Debt Securities of such series.

Japanese Taxation

The following description of Japanese taxation (limited to national taxes) applies to interest on Debt Securities issued by JBIC outside Japan and payable outside Japan as well as to certain aspects of capital gains, inheritance tax and gift tax. You should note that, while the following description of Japanese taxation contains the terms of Japanese taxation material to prospective investors, it is not exhaustive and prospective investors are advised to consult their own tax advisors as to their exact tax position.

The statements below are based on current tax laws and regulations in Japan and current income tax treaties executed by Japan all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). Neither such statements nor any other statements in this document are to be regarded as advice on the tax position of any beneficial owner of the Debt Securities or any person purchasing, selling or otherwise dealing in the Debt Securities or any tax implication arising from the purchase, sale or other dealings in respect of the Debt Securities.

Debt Securities.    This section applies only to Debt Securities other than those falling under (i) so-called “discounted bonds” (of which the original issue discount will be subject to Japanese withholding tax) as prescribed by the Act on Special Measures Concerning Taxation of Japan or (ii) so-called “taxable linked bonds” as described in Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation of Japan, i.e., bonds of which the amount of interest is to be calculated by reference to certain indexes (as prescribed by the Cabinet Order under Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation of Japan) relating to JBIC or a Specially-Related Party of JBIC (as defined below).

Representation of Gross Recipient Status upon Initial Distribution.    By subscribing to the Debt Securities, an investor will be deemed to have represented it is a “Gross Recipient,” i.e., (i) a beneficial owner that is, for

Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a Specially-Related Party of JBIC, (ii) a Designated Financial Institution (as defined below) that will hold the Debt Securities for its own proprietary account or (iii) an individual resident of Japan or a Japanese corporation who will receive interest payments on the Debt Securities through a Japanese Payment Handling Agent (as defined below). Among other restrictions, the Debt Securities are not, as part of the initial distribution at any time, to be directly or indirectly offered or sold to, or for the benefit of, any person other than a Gross Recipient.

Tax Withholding Rules for Non-resident Investors.    If the recipient of interest on the Debt Securities is an individual non-resident of Japan or a non-Japanese corporation for Japanese tax purposes, as described below, the Japanese tax consequences on such individual non-resident of Japan or non-Japanese corporation are significantly different depending upon whether such individual non-resident of Japan or non-Japanese corporation is a Specially-Related Party of JBIC. Most importantly, if such individual non-resident of Japan or non-Japanese corporation is a Specially-Related Party of JBIC, income tax at the rate of 15% (for the period beginning on January 1, 2013 and ending on December 31, 2037, 15.315%) of the amount of such interest will be withheld by JBIC under Japanese tax law:

•	If the recipient of interest on any Debt Securities is:

•	an individual non-resident of Japan with no permanent establishment within Japan;

•	a non-Japanese corporation with no permanent establishment within Japan; or

•

an individual non-resident of Japan or non-Japanese corporation with a permanent establishment within Japan, but the receipt of interest on the relevant Debt Securities is not attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, then, no Japanese income or corporate tax is payable with respect to such interest by way of withholding or otherwise, if such recipient complies with certain requirements. Such requirements include:

•

if the relevant Debt Securities are held through a certain participant in an international clearing organization such as Euroclear Bank S.A./N.V., Clearstream Banking, societe anonyme and The Depository Trust Company, or a certain financial intermediary prescribed by the Act on Special Measures Concerning Taxation of Japan and the relevant cabinet order thereunder (the Act on Special Measures Concerning Taxation of Japan, cabinet order thereunder and the related ministerial regulation are called the “Act”) (each, a “Participant”), the requirement to provide, at the time of entrusting a Participant with the custody of the relevant Debt Securities, certain information prescribed by the Act to enable the Participant to establish that the recipient is exempt from the requirement for Japanese tax to be withheld or deducted (the “Interest Recipient Information”), and to advise the Participant if such individual non-resident of Japan or non-Japanese corporation ceases to be so exempted (including the case where it became a Specially-Related Party of JBIC); and

•

if the relevant Debt Securities are not held by a Participant, the requirement to submit to the Fiscal Agent (or a separate paying agent, if one is appointed) a written application for tax exemption (hikazei tekiyo shinkokusho) (the “Written Application for Tax Exemption”), together with certain documentary evidence.

Failure to comply with the requirements described above (including the case where the Interest Recipient Information is not duly communicated as required under the Act) will result in the withholding by JBIC of income tax at the rate of 15% (for the period beginning on January 1, 2013 and ending on December 31, 2037, 15.315%) of the amount of such interest.

•	If the recipient of interest on any Debt Securities is:

•	an individual non-resident of Japan with a permanent establishment within Japan; or

•	a non-Japanese corporation with a permanent establishment within Japan,

and the receipt of interest is attributable to the business carried on within Japan by the recipient through such permanent establishment, then such interest will not be subject to the withholding by JBIC of income tax at the rate of 15% (for the period beginning on January 1, 2013 and ending on December 31, 2037, 15.315%) if the recipient complies with, among others, the requirement to provide the Interest Recipient Information or to submit the Written Application for Tax Exemption, as the case may be. Failure to do so will result in the withholding by JBIC of income tax at the rate of 15% (for the period beginning on January 1, 2013 and ending on December 31, 2037, 15.315%) of the amount of such interest. The amount of such interest will, however, be included in the recipient’s Japanese source income which is subject to Japanese taxation, and will be subject to regular income tax or corporate tax, as the case may be.

•

Notwithstanding the foregoing, if an individual non-resident of Japan or a non-Japanese corporation mentioned above is a party who has a special relationship with JBIC (that is, in general terms, a person who directly or indirectly controls or is directly or indirectly controlled by, or is under direct or indirect common control with, JBIC) within the meaning prescribed by the Cabinet Order under Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation of Japan (such party is referred to in this section as a “Specially-Related Party of JBIC”) as of the beginning of the fiscal year of JBIC in which the relevant Interest Payment Date falls, the exemption from Japanese withholding tax on interest mentioned above will not apply, and income tax at the rate of 15% (for the period beginning on January 1, 2013 and ending on December 31, 2037, 15.315%) of the amount of such interest will be withheld by JBIC. If such individual non-resident of Japan or a non-Japanese corporation has a permanent establishment within Japan, regular income tax or corporate tax, as appropriate, collected otherwise by way of withholding, will apply to such interest under Japanese tax law.

•

If an individual non-resident of Japan or a non-Japanese corporation (regardless of whether it is a Specially-Related Party of JBIC) is subject to Japanese withholding tax with respect to interest on the Debt Securities under Japanese tax law, a reduced rate of withholding tax or exemption therefrom may be available under the relevant income tax treaty between Japan and the country of tax residence of such individual non-resident of Japan or non-Japanese corporation. Individual non-residents of Japan or non-Japanese corporations that are entitled to a reduced rate of Japanese withholding tax or exemption from Japanese withholding tax on payment of interest by JBIC are required to submit an “Application Form for Income Tax Convention regarding Relief from Japanese Income Tax on Interest” and any other required forms and documents in advance through JBIC to the relevant tax authority before payment of interest.

•

Under the Act, (a) if an individual non-resident of Japan or a non-Japanese corporation that is a beneficial owner of the Debt Securities becomes a Specially-Related Party of JBIC, or an individual non-resident of Japan or a non-Japanese corporation that is a Specially-Related Party of JBIC becomes a beneficial owner of the Debt Securities, and (b) if such Debt Securities are held through a Participant, then such individual non-resident of Japan or non-Japanese corporation would be obligated to notify the Participant of such change in status by the immediately following Interest Payment Date of the Debt Securities. As described above, as the status of such individual non-resident of Japan or non-Japanese corporation as a Specially-Related Party of JBIC for Japanese withholding tax purposes is determined based on the status as of the beginning of the fiscal year of JBIC in which the relevant Interest Payment Date falls, such individual non-resident of Japan or non-Japanese corporation should, by such notification, identify and advise the Participant of the specific Interest Payment Date on which Japanese withholding tax starts to apply with respect to such individual non-resident of Japan or non-Japanese corporation as being a Specially-Related Party of JBIC.

Tax Withholding Rules for Resident Investors.    If the recipient of interest on the Debt Securities is an individual resident of Japan or a Japanese corporation for Japanese tax purposes, as described below, regardless of whether such recipient is a Specially-Related Party of JBIC, income tax will be withheld at the rate of 15% (for the period beginning on January 1, 2013 and ending on December 31, 2037, 15.315%) of (i) the amount of such interest, if such interest is paid to an individual resident of Japan or a Japanese corporation (except for a Designated Financial Institution (as defined below) which complies with the requirement for tax exemption under Article 6, Paragraph (9) of the Act on Special Measures Concerning Taxation of Japan) (except as provided in item (ii) below) or (ii) the amount of such interest minus the amount provided in the Cabinet Order relating to Article 3-3, Paragraph (6) of the Act on Special Measures Concerning Taxation of Japan, if such interest is paid to a Public Corporation, etc. (as defined below) or a Specified Financial Institution (as defined below) through the Japanese Custodian (as defined below) in compliance with the requirement for tax exemption under Article 3-3, Paragraph (6) of the Act on Special Measures Concerning Taxation of Japan:

•

If the recipient of interest on any Debt Securities is an individual resident of Japan or a Japanese corporation other than any of the following institutions that complies with the requirement described below:

•	Japanese banks;

•	Japanese insurance companies;

•	Japanese “financial instruments business operators” (as such term is defined by the Financial Instruments and Exchange Act of Japan);

•

other Japanese financial institutions that fall under certain categories prescribed by the relevant cabinet order under Article 3-3, Paragraph (6) of the Act on Special Measures Concerning Taxation of Japan (such institutions, together with Japanese banks, insurance companies and financial instruments business operators, are called “Specified Financial Institutions”); or

•	Japanese public corporations or Japanese public-interest corporations designated by the relevant law (Koukyo hojin tou) (“Public Corporations, etc.”),

and such recipient receives payment of interest through certain payment handling agents in Japan (“Japanese Payment Handling Agents”), such agents will withhold income tax at the rate of 15% (for the period beginning on January 1, 2013 and ending on December 31, 2037, 15.315%) of the amount of such interest. As JBIC is not in a position to know in advance the recipient’s status, the recipient of interest falling under this category should inform JBIC through the paying agent of its status in a timely manner. Failure to do so may result in temporary double withholding. An individual recipient that receives interest through a Japanese Payment Handling Agent will be subject only to such withholding tax. In all other cases, the recipient must include the amount of interest in the recipient’s gross income and will be subject to regular income tax or corporate tax, as the case may be.

•	If the recipient of interest on any Debt Securities is:

•

a Public Corporation, etc. that keeps such Debt Securities deposited with, and receives the interest on such Debt Securities through, a Japanese Payment Handling Agent with custody of the Debt Securities (the “Japanese Custodian”); or

•	a Specified Financial Institution that keeps such Debt Securities deposited with, and receives the interest on such Debt Securities through, the Japanese Custodian,

and such recipient submits through the Japanese Custodian, to the competent tax authority, the report prescribed by the Act, no income tax will be imposed by way of withholding on such portion of interest as is prescribed by the relevant cabinet order as that corresponding to the period the Debt Securities were held by such recipient, but if the recipient is a Specified Financial Institution, the recipient will be subject to regular corporate tax with respect to such interest. Additionally, if the recipient is a Japanese public-interest corporation designated by the relevant law and the interest is derived from the recipient’s profit earning business designated by the relevant law, the recipient will be subject to regular corporate tax with respect to such interest. However, since JBIC is not in a position to know in advance the recipient’s withholding tax exemption status, the recipient of interest falling under this category should inform JBIC through the paying agent of its status in a timely manner. Failure to so notify JBIC may result in the withholding by JBIC of a 15% (for the period beginning on January 1, 2013 and ending on December 31, 2037, 15.315%) income tax. Any amount of interest received by such recipient in excess of the non-taxable portion described above will be subject to the withholding by the Japanese Custodian of income tax at the rate of 15% (for the period beginning on January 1, 2013 and ending on December 31, 2037, 15.315%) of such excess amount.

•

If the recipient of interest on any Debt Securities is an individual resident of Japan or a Japanese corporation (except for a Designated Financial Institution which complies with the requirements described below), and receives interest not through a Japanese Payment Handling Agent, income tax at the rate of 15% (for the period beginning on January 1, 2013 and ending on December 31, 2037, 15.315%) of the amount of such interest will be withheld by JBIC, and, except where the recipient is a Public Corporation, etc. (other than a Japanese public-interest corporation designated by the relevant law that derives the interest from its profit-earning business designated by the relevant law), the amount of such interest will be aggregated with the recipient’s other taxable income and will be subject to regular income tax or corporate tax, as appropriate.

•	If the recipient of interest on any Debt Securities is:

•	a Japanese bank;

•	a Japanese insurance company;

•	a Japanese financial instruments business operator; or

•

any other Japanese financial institution that falls under one of certain categories prescribed by the relevant cabinet order under Article 6, Paragraph (9) of the Act on Special Measures Concerning Taxation of Japan (each a “Designated Financial Institution”), and such recipient receives interest not through a Japanese Payment Handling Agent and complies with, among others, the requirement to provide the Interest Recipient Information or to submit the Written Application for Tax Exemption, as the case may be, no income tax will be imposed by way of withholding. The recipient will, however, be subject to regular corporate tax with respect to such interest.

Special Additional Tax for Reconstruction from the Great East Japan Earthquake.    Due to the imposition of a special additional withholding tax of 0.315% (or 2.1% of 15%) to secure funds for reconstruction from the Great East Japan Earthquake, the withholding tax rate, currently due and payable at 15%, will be effectively increased to 15.315% during the period beginning on 1st January, 2013 and ending on 31st December, 2037. There will also be certain special additional tax imposed upon regular income tax or corporate tax, as referred to in the foregoing descriptions, for a certain period.

Capital Gains, Inheritance Tax and Gift Tax.    Gains derived from the sale outside Japan of Debt Securities by an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment in Japan are generally not subject to Japanese income or corporate tax. An individual, regardless of his or her residency, who has acquired Debt Securities as legatee, heir or donee from another individual may be required to pay Japanese inheritance tax or gift tax at progressive rates.

United States Taxation

This section describes the material United States federal income tax consequences of owning the Debt Securities we are offering. It is the opinion of Sullivan & Cromwell LLP, United States counsel to JBIC. It applies to you only if you are a United States holder (as defined below) and you acquire Debt Securities in the offering at the offering price and you hold your Debt Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns Debt Securities that are a hedge or that are hedged against interest rate or currency risks,

•	a person that owns Debt Securities as part of a straddle or conversion transaction for tax purposes,

•	a person that purchases or sells Debt Securities as part of a wash sale for tax purposes, or

•	a person whose functional currency for tax purposes is not the U.S. dollar.

This section deals only with Debt Securities denominated in U.S. dollars, with no more than de minimis original issue discount, that provide for interest payments at least annually at a single fixed rate and that are due to mature 30 years or less from the date on which they are issued. An applicable prospectus supplement will discuss the United States federal income tax consequences of owning any other Debt Securities.

If a partnership holds the Debt Securities, the United States federal income tax treatment of a partner generally will depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Debt Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Debt Securities.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Please consult your own tax advisor concerning the consequences of owning the Debt Securities in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

You are a United States holder if you are a beneficial owner of a Debt Security and you are:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Payments of Interest.    You will be taxed on interest on your Debt Security as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

You must include any tax withheld from the interest payment as ordinary income even though you do not in fact receive it, and you must also include as ordinary income any additional amounts paid with respect to withholding tax on the Debt Securities, including withholding tax on payments of such additional amounts. You may be entitled to deduct or credit tax withheld, subject to applicable limits. The rules governing foreign tax credits are complex and you should consult your tax advisor regarding the availability of the foreign tax credit in your situation. Interest paid by the Company on the Debt Securities is income from sources outside the United States for purposes of the rules regarding the foreign tax credit allowable to a United States holder and, depending on your circumstances, will be either “passive” or “general” income for purposes of computing the foreign tax credit.

Purchase, Sale, and Retirement of the Debt Securities.    Your tax basis in your Debt Security generally will be its cost. You generally will recognize capital gain or loss on the sale or retirement of your Debt Security equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your tax basis in your Debt Security. Capital gain of a noncorporate United States holder generally is taxed at preferential rates where the property is held for more than one year.

Medicare Tax

A United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the United States holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A United States holder’s net investment income generally includes its interest income and its net gains from the disposition of Debt Securities, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Debt Securities.

Foreign Account Tax Compliance Withholding

Certain non-U.S. financial institutions must comply with information reporting requirements or certification requirements in respect of their direct and indirect United States shareholders and/or United States accountholders to avoid becoming subject to withholding on certain payments. JBIC and other non-U.S. financial institutions may accordingly be required to report information to the IRS regarding the holders of Debt Securities and to withhold on a portion of payments under the Debt Securities to certain holders that fail to comply with the relevant information reporting requirements (or hold Debt Securities directly or indirectly through certain non-compliant intermediaries). However, such withholding would generally not apply to payments made before January 1, 2019. Moreover, such withholding would only apply to Debt Securities issued at least six months after the date on which final regulations implementing such rule are enacted. Holders are urged to consult their own tax advisors and any banks or brokers through which they will hold Debt Securities as to the consequences (if any) of these rules to them.

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. Holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the Debt Securities.

Backup Withholding and Information Reporting

If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally would apply to payments of principal and interest on a Debt Security within the United States, and the payment of proceeds to you from the sale of a Debt Security effected at a United States office of a broker.

Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or (in the case of interest payments) are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

Payment of the proceeds from the sale of a Debt Security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

Acceleration of Maturity

With respect to any series of Debt Securities, in case of the following types of default, each Debt Security of such series will become due and payable at the option of the holder of such Debt Security upon written notice to the Fiscal Agent, unless all defaults shall have been cured prior to the receipt of such notice by the Fiscal Agent:

•

Default in any payment, when due, of principal (if due in installments) or premium, if any, or interest on any of the Debt Securities of such series, or, if such series is entitled to a sinking fund, in the deposit, when due, of any sinking fund payment, and continuance of such default for a period of 30 days;

•

Default in the performance by JBIC or by Japan of any other obligation contained in the Debt Securities of such series or in the related guarantee of Japan, and the continuance of such default for a period of 90 days following written notice thereof to JBIC or Japan, as the case may be, by the holders of 25% or more in aggregate principal amount of the then outstanding Debt Securities of such series;

•

Acceleration of the types of indebtedness of JBIC that are described below, for borrowed moneys exceeding in the aggregate $50,000,000 or its equivalent in any other currency or currencies, as a result of a default by any person or any event treated in effect as a default, and the non-occurrence of (i) any contest in good faith by JBIC against the acceleration or (ii) the rescission or annulment of the acceleration, for a period of 90 days following written notice thereof to JBIC by the holders of 25% or more in aggregate principal amount of the then outstanding Debt Securities of such series; or

•

Dissolution of JBIC unless the obligations under the Debt Securities of such series are assumed by (i) Japan or (ii) an entity whose obligations under the Debt Securities of such series are guaranteed by Japan.

The types of indebtedness covered by the third bullet paragraph above are those in the form of, or represented by, bonds, notes, debentures or other securities, which (i) are, or may, at the option of the person entitled to such securities, be or become, denominated or payable in, or by reference to, a currency or currencies other than Japanese yen, (ii) are not repayable within three years from the date of their issue, otherwise than at the option, or due to the default, of JBIC and (iii) are, or are capable of being, quoted, listed or ordinarily traded on any stock exchange or in any over-the-counter securities market.

The Fiscal Agency Agreement will not require JBIC to furnish to the Fiscal Agent periodic evidence as to the absence of default.

Governing Law

The Fiscal Agency Agreement, the Debt Securities and the guarantee of Japan will all provide that they shall be governed by, and interpreted in accordance with, the laws of the State of New York, except with respect to authorization and execution by JBIC and Japan of the Fiscal Agency Agreement and the Debt Securities and the guarantee of Japan, as the case may be, and any other matters required to be governed by the laws of Japan.

Jurisdiction and Enforceability

JBIC will effect the irrevocable appointment of the Fiscal Agent as its authorized agent upon which process may be served in any action based upon the Debt Securities (i.e., asserting rights set forth in the Debt Securities) which any holder of a Debt Security may institute in any State or Federal court in The City of New York. JBIC will accept the jurisdiction of such court in such action. JBIC will also waive irrevocably any immunity from jurisdiction (but not execution) to which it might otherwise be entitled in any action based upon the Debt Securities. The Fiscal Agent is not the agent for service for actions brought under the federal securities laws, and JBIC’s waiver of immunity does not extend to such actions. Although Japan is subject to suit based upon the guarantee of the Debt Securities before the Tokyo District Court, Japan has not consented to the jurisdiction of any court outside Japan in connection with actions brought against it for any purpose in any way relating to the Debt Securities or its guarantee of the Debt Securities, has not appointed an agent for service of process in connection with any such action and has not agreed to waive any degree of sovereign immunity to which it may be entitled in any such action.

If you bring an action against JBIC under federal securities laws or against Japan for any purpose, unless JBIC or Japan (as the case may be) waives immunity with respect to such action, you would be able to obtain a United States judgment in such action against JBIC or Japan, as the case may be, only if a court were to determine that the United States Foreign Sovereign Immunities Act of 1976, as amended, precludes the granting of sovereign immunity. Even if you could obtain a United States judgment in any such action under that Act, you may not be able to obtain a judgment in Japan based on such a United States judgment. Moreover, you may not be able to execute upon property of JBIC or Japan located in the United States to enforce a judgment obtained under that Act except under the limited circumstances specified in that Act.

PLAN OF DISTRIBUTION

JBIC may sell Debt Securities directly, to or through underwriters or through agents. Each prospectus supplement with respect to Debt Securities will set forth the terms of the offering of such Debt Securities, including the name or names of the underwriters or agents, the public offering price of such Debt Securities and the net proceeds to JBIC from such sale, any underwriting discounts or other items constituting underwriters’ or agents’ compensation, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Debt Securities may be listed.

If underwriters are used in the sale, they will acquire Debt Securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offer of Debt Securities to the public may take the form of an offer through underwriting syndicates represented by managing underwriters, or a direct offer by one or more investment banking firms or others, as designated. Unless the applicable prospectus supplement otherwise indicates, the obligations of the underwriters to purchase Debt Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all Debt Securities offered thereby if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

JBIC may, directly or through agents it designates, sell Debt Securities from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of Debt Securities and set forth any commissions payable by JBIC to such agent. Unless such prospectus supplement otherwise indicates, any such agent will be acting on a best efforts basis for the period of its appointment.

If the applicable prospectus supplement so indicates, JBIC will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Debt Securities from JBIC at the public offering price set forth in such prospectus supplement pursuant to “delayed delivery” contracts. Purchasers of Debt Securities under delayed delivery contracts will pay the public offering price plus accrued interest, if any, and will take delivery of the Debt Securities on a date or dates stated in the applicable prospectus supplement. Such contracts will be subject only to those conditions set forth in such prospectus supplement and such prospectus supplement will set forth the commission payable for solicitation of such contracts.

The applicable prospectus supplement will describe limitations on sales to certain persons of Debt Securities (including limitations imposed by relevant Japanese laws), if any.

Agents and underwriters may be entitled under agreements into which they enter with JBIC to indemnification by JBIC against certain civil liabilities, including liabilities under the United States Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect of such liabilities. Agents and underwriters may engage in transactions with or perform services for JBIC in the ordinary course of business.

AUTHORIZED AGENTS IN THE UNITED STATES

The authorized agent in the United States for JBIC, for purposes of the United States Securities Act of 1933, as amended, is Shigeki Takada, whose address is: Representative Office in New York, Japan Bank for International Cooperation, 712 Fifth Avenue, 26th Floor, New York, New York 10019. The authorized agents for Japan are Genichi Osawa, located at Ministry of Finance, Consulate General of Japan in New York, 299 Park Avenue, 18th Floor, New York, NY 10171 and Hisashi Hatomoto, located at Embassy of Japan, 2520 Massachusetts Avenue, N.W., Washington, D.C. 20008.

VALIDITY OF SECURITIES

Mori Hamada & Matsumoto, Tokyo, Japan, will pass upon the validity of each series of Debt Securities and the guarantee of such Debt Securities, and all other matters of Japanese law and procedure on behalf of JBIC and Japan. Sullivan & Cromwell LLP, New York, New York, will pass upon the validity of each series of Debt Securities and the guarantee of such Debt Securities. In giving their opinions, Sullivan & Cromwell LLP may rely as to all matters of Japanese law and procedure on the opinion of Mori Hamada & Matsumoto, and Mori Hamada & Matsumoto may rely as to matters of New York law upon the opinion of Sullivan & Cromwell LLP.

FURTHER INFORMATION

The registration statement of which this prospectus is a part, any post-effective amendment to such registration statement, and the prospectus supplement or supplements relating to any series or issue of the Debt Securities, which are on file with the Commission, contain further information concerning such series or issue.

The Governor, in his official capacity as such Governor, thereunto duly authorized, has supplied the information set forth in this prospectus under the caption “Japan Bank for International Cooperation” and the information incorporated in this prospectus by reference relating to JBIC, and such information is stated on his authority.

The Minister of Finance of Japan, in his official capacity as such Minister, thereunto duly authorized, has supplied the information set forth in this prospects under the caption “Japan” and the information incorporated in this prospectus by reference relating to Japan, and such information is stated on his authority.

REGISTERED AND HEAD OFFICE OF JBIC

4-1, Otemachi 1-chome

Chiyoda-ku

Tokyo 100-8144

Japan

FISCAL AGENT, REGISTRAR, PRINCIPAL PAYING AGENT AND TRANSFER AGENT

MUFG Bank, Ltd., London Branch

Ropemaker Place

25 Ropemaker Street

London EC2Y 9AN

also acting through

MUFG Union Bank, N.A.

1251 Avenue of the Americas, 19th Floor

New York, N.Y. 10020

Attention: Corporate Trust Department

LEGAL ADVISERS

To JBIC and Japan Mori Hamada & Matsumoto Marunouchi Park Building 6-1, Marunouchi 2-chome Chiyoda-ku, Tokyo 100-8222 Japan	To the Underwriters Skadden, Arps, Slate, Meagher & Flom LLP Izumi Garden Tower, 37th Floor 1-6-1 Roppongi Minato-ku, Tokyo 106-6037 Japan

Japan Bank for International Cooperation

U.S.$2,500,000,000 0.625% Guaranteed Bonds Due 2025

Unconditionally and Irrevocably Guaranteed

as to Payment of Principal and Interest

by

Japan

PROSPECTUS SUPPLEMENT

Goldman Sachs International

Barclays

Morgan Stanley

Nomura

July 8, 2020